Exhibit 10.2

CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

FINANCING AGREEMENT

Dated as of June 30, 2011

between

ZOGENIX, INC.

and

COWEN HEALTHCARE ROYALTY PARTNERS II, L.P.

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EXHIBITS

Exhibit A	–	Form of Assignment Agreement
Exhibit B	–	Form of Intercreditor Agreement
Exhibit C	–	Form of Security Agreement
Exhibit D	–	Legal Opinion of Latham & Watkins LLP (Transaction Opinion – U.S.)
Exhibit E	–	Legal Opinion of Bozicevic, Field & Francis LLP (IP Opinion)
Exhibit F	–	Form of Officer’s Certificate (Zogenix)
Exhibit G	–	Purchase Agreement
Exhibit H	–	Warrant
Exhibit I	–	Form of Officer’s Certificate (CHRP)
Exhibit J	–	Joint Press Release
Exhibit K	–	Pledge Agreement

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This FINANCING AGREEMENT (as amended, supplemented or otherwise modified from time to time in accordance herewith, this “Agreement”) is made and entered into as of June 30, 2011 between Zogenix, Inc., a corporation organized under the laws of the State of Delaware (“Zogenix”), and Cowen Healthcare Royalty Partners II, L.P., a limited partnership organized under the laws of the State of Delaware (“CHRP”).

WHEREAS, Zogenix is engaged in the business of researching, developing, manufacturing, selling, and out-licensing pharmaceutical products in the United States and throughout the world;

WHEREAS, Zogenix has commenced the sale of the promotional product known as Sumavel DosePro in the United States;

WHEREAS, Zogenix intends to develop and sell additional pharmaceutical products in the United States and may out-license Sumavel DosePro and such additional products outside the United States;

WHEREAS, Zogenix wishes to borrow the Revenue Investment Advance from CHRP and CHRP is willing to lend the Revenue Investment Advance to Zogenix; and

WHEREAS, Zogenix is willing to assign, convey and transfer to CHRP, and CHRP wishes to accept the assignment, conveyance, and transfer from Zogenix of the Assigned Rights (as hereinafter defined), upon and subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants, agreements representations and warranties set forth herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions.

The following terms, as used herein, shall have the following meanings:

“Affiliate” shall mean, with respect to a particular Party, any corporation or non-corporate business entity that, directly or indirectly, controls, is controlled by, or is under common control with such Party. For purposes of this definition, an entity will be regarded as in control of another entity (with correlative meanings for “controlled by” and “under common control with”) if: (a) such entity owns, directly or indirectly, at least fifty percent (50%) of the securities or capital stock with the ability to vote to elect directors (or similar controlling management) of such entity, or has other comparable ownership and voting interest with respect to any entity other than a corporation; or (b) it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the corporation or non-corporate business entity, as applicable, whether through the ownership or control of voting securities, by contract or otherwise.

“Agreement” shall have the meaning set forth in the first paragraph hereof.

“Aradigm” shall mean Aradigm Corporation, a California corporation.

“Aradigm Agreement” shall mean that certain Asset Purchase Agreement dated August 25, 2006, by and between Aradigm and Zogenix.

“Assigned Rights” shall mean all rights of Zogenix and its Subsidiaries in and to the Revenue Interest.

“Assignment Agreement” shall mean that agreement substantially in the form of Exhibit A pursuant to which Zogenix shall, assign, convey and transfer to CHRP the Assigned Rights, all on the terms and conditions as set forth therein.

“Astellas” shall mean Astellas Pharma US, Inc. and its permitted successors and assigns under the Astellas Co-Promotion Agreement.

“Astellas Co-Promotion Agreement” shall mean that certain Co-Promotion Agreement, dated July 31, 2009, between Astellas and Zogenix for the promotion and marketing of Sumavel DosePro.

“Bankruptcy Event” shall mean with respect to a Person, the occurrence of any of the following:

(a) commencement by such Person of any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, relief of debtors or the like, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its respective debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any portion of its assets, or such Person shall make a general assignment for the benefit of its creditors; or

(b) there shall be commenced against such Person any case, proceeding or other action of a nature referred to in subsection (a) above which remains undismissed, undischarged or unbonded for a period of sixty (60) days; or

(c) there shall be commenced against such Person any case, proceeding or other action seeking issuance of a warrant of attachment, execution or distraint or similar process against (A) all or any substantial portion of its assets and/or (B) the Included Products or any substantial portion of the Intellectual Property, which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed, satisfied or bonded pending appeal within sixty (60) days from the entry thereof; or

(d) such Person shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any case, proceeding or other action set forth in subsection (a), (b) or (c) above; or

(e) such Person shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due, shall be insolvent under any applicable law; or

(f) such Person does not have readily saleable assets whose fair value is equal to or greater than such Person’s liabilities due and payable during [***] after giving effect to the transactions contemplated by this Agreement.

“Business Day” shall mean any day other than a Saturday and Sunday, any day which is a legal holiday under the laws of the State of New York, or any day on which banking institutions located in the State of New York are required by law or other governmental action to close or are not otherwise open for banking business.

“CHRP” shall have the meaning set forth in the first paragraph hereof.

“CHRP Deposit Account” shall mean an account established by and for the benefit of CHRP into which payment of the Revenue Interest and all other amounts payable by Zogenix to CHRP pursuant to this Agreement is to be made.

“CHRP Indemnified Party” shall have the meaning set forth in Section 8.05(a).

“Closing” shall have the meaning set forth in Section 6.01.

“Closing Date” shall mean the date on which the Revenue Investment Advance is received in the account designated by Zogenix in accordance with Section 2.03(b).

“Collateral” shall have the meaning set forth in the Security Agreement.

“Confidential Information” shall mean, with respect to a Party, all secret, confidential or proprietary information or data, whether provided in writing, orally, graphically, electronically or other form, provided by such Party (the “Disclosing Party”) to the other Party (the “Receiving Party”), which may include information relating to the Disclosing Party’s existing or proposed research, development efforts, patent applications, business or products and any other materials that have not been made available by the Disclosing Party to the general public. Notwithstanding the foregoing, the term “Confidential Information” shall not include any information or materials that the Receiving Party can demonstrate by documentary evidence:

(a) were already known to the Receiving Party (other than under an obligation of confidentiality), at the time of disclosure by the Disclosing Party;

(b) were generally available to the public or otherwise part of the public domain at the time of their disclosure to the Receiving Party;

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(c) became generally available to the public or otherwise part of the public domain after their disclosure, other than through any act or omission of the Receiving Party in breach of its confidentiality obligations under this Agreement;

(d) were subsequently lawfully disclosed to the Receiving Party by a Third Party who had no obligation to the Disclosing Party not to disclose such information to others;

(e) were independently discovered or developed by or on behalf of the Receiving Party by individuals who had no access to and without the use of the Confidential Information belonging to the Disclosing Party; or

(f) is approved for general release by the Disclosing Party in writing.

“Co-Promotion Agreement” shall mean any agreement hereafter entered into by Zogenix and/or its Subsidiaries with a Third Party for the marketing or promotion by Zogenix and/or its Subsidiaries of a pharmaceutical product owned or controlled by such Third Party pursuant to a co-promotion or similar arrangement. For clarity, the Astellas Co-Promotion Agreement is not a Co-Promotion Agreement.

“Co-Promotion Revenues” shall mean revenue actually received by Zogenix and/or its Subsidiaries under a Co-Promotion Agreement.

“Direct Product Sales” shall mean end user Net Sales of Included Products in the United States and other countries where Zogenix and/or its Subsidiaries record such Net Sales as revenue. Notwithstanding the foregoing, for purposes hereof, Direct Product Sales shall at all times include end user Net Sales in the United States of Sumavel DosePro and ZX002, regardless of whether such products are marketed directly or controlled by Zogenix and/or its Subsidiaries, are marketed but not controlled by Zogenix and/or its Subsidiaries, are outlicensed to Third Parties, or the rights to such products are sold or transferred to a Third Party. In determining how revenue should be recorded, Zogenix shall record such revenue in accordance with GAAP. For clarity, amounts actually paid or payable by Astellas to Zogenix pursuant to Sections 6.5(c), 7.6, 7.7(d) or 8.4(a) of the Astellas Co-Promotion Agreement shall not be included in Direct Product Sales.

“Dispute” shall have the meaning set forth in Section 3.12(j).

“Dollars” or “$” shall mean U.S. Dollars.

“Elan” shall mean Elan Pharma International Limited, and its permitted successors and assigns under the Elan Agreement.

“Elan Agreement” shall mean that certain License Agreement, dated November 27, 2007, between Zogenix and Elan related to the license to Zogenix of intellectual property rights to ZX002 in the United States, as amended pursuant to that certain First Amendment to License Agreement, dated September 28, 2009.

“Enforcement Action” shall mean action brought by Zogenix (whether as plaintiff or by means of counterclaim) against Third Parties for infringement of the Patents.

“Excluded Liabilities and Obligations” shall have the meaning set forth in Section 2.05.

“Excluded Revenue Interests” shall mean all amounts (i) [***] or (ii) [***].

“Exploit” shall mean, with respect to a product, the manufacture, sale, offer for sale (including marketing and promotion), importation, distribution or other commercialization or exploitation of such product; and “Exploitation” shall have the correlative meaning.

“FDA” shall mean the United States Food and Drug Administration or any successor federal agency thereto.

“Financial Statements” shall mean the audited balance sheets of Zogenix as of December 31, 2010, and the related audited statements of operations, stockholders’ equity, and cash flows of Zogenix for the year ended December 31, 2010 and the accompanying footnotes thereto.

“Fixed Payment” shall have the meaning set forth in Section 2.02(b).

“Fixed Payment Date” shall have the meaning set forth in Section 2.02(b).

“GAAP” shall mean United States generally accepted accounting principles as interpreted and accepted by the Financial Accounting Standards Board, consistently applied through the applicable entity’s organization.

“Governmental Authority” shall mean any government, court, regulatory or administrative agency or commission, or other governmental authority, agency or instrumentality, whether foreign, federal, state or local (domestic or foreign), including any Patent Office, the FDA, the United States National Institutes of Health, or any other government authority in any country.

“Included Products” shall mean (i) Sumavel DosePro, (ii) ZX002 and (iii) each future product (a) marketed by Zogenix or its Subsidiaries which is owned or controlled by Zogenix or its Subsidiaries during the Term or (b) out-licensed by Zogenix or its Subsidiaries during the Term.

“Included Product Payments” shall mean (i) Direct Product Sales, (ii) Co-Promotion Revenues and (iii) Out-License Revenues. For clarity, amounts paid or received by Zogenix shall only be included in clause (i), (ii) or (iii) hereunder and shall not be included in more than one clause.

“Intellectual Property” shall mean all proprietary information; trade secrets; Know-How; utility models; confidential information; inventions (whether patentable or unpatentable and whether or not reduced to practice or claimed in a pending patent application) and improvements thereto; Patents; registered or unregistered trademarks, trade names and service marks, including all goodwill associated therewith; registered and unregistered copyrights and all applications

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thereof; in each case that (i) are owned or controlled or licensed by Zogenix or its Subsidiaries during the Term, including any intellectual property subject to the agreements listed on Schedule 3.12(b) to the Disclosure Schedule and (ii) relating to, embodied by, covering or involving the (a) manufacture of the Included Products for Exploitation in the Territory or (b) Exploitation of the Included Products in the Territory.

“Intercreditor Agreement” shall mean an agreement substantially in the form of Exhibit B hereto, setting forth the priority of security interests and related creditor rights between CHRP and the Lenders party to the Oxford Credit Facility.

“Know-How” shall mean all non-public information, results and data of any type whatsoever, in any tangible or intangible form (and whether or not patentable), including databases, practices, methods, techniques, specifications, formulations, formulae, knowledge, skill, experience, data and results (including pharmacological, medicinal chemistry, biological, chemical, biochemical, toxicological and clinical study data and results), analytical and quality control data, stability data, studies and procedures, and manufacturing process and development information, results and data.

“Knowledge” shall mean [***].

“License Agreement” shall mean any agreement hereafter entered into by Zogenix and/or its Subsidiaries for the license of rights to a Third Party to commercialize or otherwise Exploit the Included Products, the Patents and the Intellectual Property, and any and all amendments to or restatements thereof.

“Licensee(s)” shall mean any Third Party licensee under a License Agreement.

“Lien” shall mean any lien, hypothecation, charge, security agreement, security interest, mortgage, pledge, or any encumbrance, right or claim of any other Person of any kind whatsoever whether choate or inchoate, filed or unfiled, noticed or unnoticed, recorded or unrecorded, contingent or non-contingent, material or non-material, known or unknown.

“Losses” shall mean, collectively, any and all claims, damages, losses, judgments, liabilities, costs and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses in connection with any action, suit or proceeding).

“Material Adverse Effect” shall mean (i) a Bankruptcy Event with respect to Zogenix; (ii) an adverse effect on the validity or enforceability of any material provision of the Transaction Documents; (iii) an adverse effect on the ability of Zogenix to perform any of its material obligations under any of the Transaction Documents; (iv) an adverse effect on the material rights or remedies of CHRP under any of the Transaction Documents; (v) a material adverse effect on the right of CHRP to receive the Revenue Interest Payments or any other payment due to CHRP hereunder; (vi) a material adverse effect on the ability of Zogenix, directly or indirectly, to

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Exploit Sumavel DosePro in the United States; (vii) a right to terminate or receive damages inuring to the benefit of a Third Party arising from the material, uncured breach by Zogenix under any Material Contract; or (viii) a material, uncured breach by Zogenix under the Senior Loan Documents or, unless cured or waived, the occurrence of any event giving the Senior Lender the right to accelerate payment under the Senior Loan Documents; provided, however, that “Material Adverse Effect” shall exclude [***]; provided further, [***].

“Material Contract” shall mean all contracts, agreements or other arrangements to which either Zogenix or any of its Subsidiaries is a party or any of Zogenix’s or its Subsidiaries respective assets or properties are bound or committed (other than the Transaction Documents or Senior Loan Documents) (i) related to the Exploitation of an Included Product or the Intellectual Property in the Territory, (ii) which is a Co-Promotion Agreement, or (iii) which is a License Agreement and for which, in each of (i), (ii) or (iii), a breach or violation by Zogenix would reasonably be expected to result in a Material Adverse Effect.

“Maturity Date” shall mean March 31, 2018.

“Multiple Stepdown Date” shall mean the date, if any, on which CHRP has received aggregate Revenue Interest Payments and Fixed Payments totaling Seventy-Five Million Dollars ($75,000,000).

“Net Sales” means, with respect to Direct Product Sales, for any period of determination, the net product sales in the Territory for such period of determination as prepared by Zogenix in accordance with GAAP and pharmaceutical industry standards customary for products at a similar stage of commercialization and as reported in Zogenix’s financial statements contained in Zogenix’s quarterly or annual reports for such period of determination. In calculating Net Sales, any transfer from Zogenix to an Affiliate shall be disregarded and the calculation shall instead be based on the first transfer to a Third Party.

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“Out-License Revenues” shall mean all revenue actually received by Zogenix and/or its Subsidiaries under a License Agreement. To the extent such revenue is creditable or refundable by Zogenix, any amounts actually credited or refunded by Zogenix shall be credited against future Out-License Revenues in the period in which the credit or refund occurs.

“Oxford Loan Facility” means the loan facilities created under the Second Amended and Restated Loan and Security Agreement, dated as of October 8, 2010 among Oxford Finance LLC (as successor to Oxford Finance Corporation), the Lenders named therein and Zogenix, as amended as permitted herein and in the Intercreditor Agreement.

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“Party” shall mean Zogenix or CHRP; and “Parties” shall mean Zogenix and CHRP.

“Patent Office” shall mean, with respect to the particular country or jurisdiction, the respective patent office responsible for reviewing and issuing Patents for such country or jurisdiction.

“Patents” shall mean any and all issued patents and pending patent applications, including all provisional applications, substitutions, continuations, continuations-in-part, divisions, and renewals, all letters patent granted thereon, and all patents-of-addition, reissues, reexaminations and extensions or restorations by existing or future extension or restoration mechanisms (including regulatory extensions), and all supplementary protection certificates, together with any foreign counterparts thereof anywhere in the Territory, composition of matter, formulation, or methods of manufacture or use thereof that are issued or filed on or after the date hereof, including those identified in Schedule 3.12(a)(1) to the Disclosure Schedule, in each case, which are owned, controlled by, issued to, licensed to or licensed by Zogenix or any of its Affiliates.

“Permitted Liens” shall mean (a) Liens for taxes not yet delinquent or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established; (b) Liens in respect of property or assets imposed by law which were incurred in the ordinary course of business, such as carriers’, warehousemen’s, distributors’, wholesalers’, materialmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty, are subject to a right of set-off or which are being contested in good faith and by appropriate proceedings; (c) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, and other Liens to secure the performance of tenders, statutory obligations, contract bids, government contracts, performance and return of money bonds and other similar obligations, incurred in the ordinary course of business, whether pursuant to statutory requirements, common law or consensual arrangements; (d) Liens in favor of CHRP; (e) the License Agreements; (f) Liens upon any equipment acquired or held by Zogenix or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, so long as such Lien extends only to the equipment financed, and any accessions, replacements, substitutions and proceeds (including insurance proceeds) thereof or thereto, including Liens in favor of the Senior Lenders; (g) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods, (h) Liens of depository banks which constitute rights of setoff of a customary nature, whether arising by law or contract, with respect to funds deposited in deposit accounts maintained with such depository banks; and (i) Liens secured under the Senior Loan Documents in favor of the Senior Lenders. For avoidance of doubt, a Permitted Lien may not affect the rights of CHRP to any Included Product Payments. Notwithstanding the foregoing, commencing five (5) Business days following the making of the Revenue Investment Advance, Permitted Liens shall not include Liens in favor General Electric Capital Corporation under the Senior Loan Documents.

“Person” shall mean an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, but not including a government or political subdivision or any agency or instrumentality of such government or political subdivision.

“Pledge Agreement” shall mean that Pledge and Security Agreement by and between Zogenix and CHRP, providing for the grant by Zogenix to CHRP of a Lien on and security interest in all of the issued and outstanding equity interests of Zogenix Europe Limited, a wholly-owned Subsidiary of Zogenix, in the form attached hereto as Exhibit K.

“Prior CDA” shall have the meaning set forth in Section 5.04(d).

“Purchase Agreement” shall have the meaning set forth in Section 6.02(a)(x).

“Replacement Working Capital Lines” means any replacement, extension or expansions of an existing revolving credit facility to provide working capital to Zogenix provided the obligations under such facility is secured only by inventory, accounts receivable and the proceeds thereof.

“Regulatory Agency” shall mean a Governmental Authority with responsibility for the approval of the marketing and sale of pharmaceuticals or other regulation of pharmaceuticals.

“Regulatory Approval” shall mean all approvals (including where applicable, pricing and reimbursement approval and schedule classifications), product and/or establishment licenses, registrations or authorizations of any Regulatory Agency necessary for the manufacture, use, storage, import, export, transport, offer for sale, or sale of the Included Products in the Territory.

“Reports” shall mean, with respect to the relevant period, (i) quarterly and year-end statements of Revenue Interest paid and payable to CHRP prepared by Zogenix for each calendar quarter and calendar year of the Term and, with respect to each quarterly report, for the twelve (12) consecutive months ending with the last month of such quarterly report, (ii) (A) quarterly and year-end statements of Net Sales of all Direct Product Sales; and (B) Co-Promotion Revenues and Out-License Revenues received by Zogenix, in each case including the basis for computation of such revenues, (iii) a reconciliation of such reports referred to in clause (i) above to all information and data deliverable to Zogenix, CHRP or their Affiliates by a Licensee, including the reports delivered pursuant to clause (ii) above, together with relevant supporting documentation, and (iv) such additional information as CHRP may reasonably request.

“Revenue Interest” shall mean any and all of the rights of Zogenix and/or any of its Subsidiaries, subject to the percentages set forth in Section 2.02(a), to (i) Included Product Payments reported by Zogenix on a consolidated basis from [***] through and including the Maturity Date; and (ii) as received by Zogenix, any other payments for or derived from the Exploitation of Included Products in the Territory (which for purposes of determining the Revenue Interest Payments under Sections 2.02(a) and 2.04 shall be deemed part of “Included

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Product Payments”). For clarity, (a) damage awards and settlement proceeds received by Zogenix and/or any of its Subsidiaries arising out of infringement actions and other litigation that are allocable as compensation for lost sales or profits of an Included Product or awarded as punitive damages shall be included in the Revenue Interest and (b) Excluded Revenue Interests shall not be included in the Revenue Interest.

“Revenue Interest Payments” shall have the meaning set forth in Section 2.02(a).

“Revenue Investment Advance” shall have the meaning set forth in Section 2.03(a).

“Security Agreement” shall mean the security agreement, by and between Zogenix, Zogenix Europe Limited and CHRP, providing for, among other things; the grant by Zogenix and Zogenix Europe Limited in favor of CHRP of a valid continuing, perfected lien on and security interest in, the Revenue Interest and the Collateral described therein, which Security Agreement shall be substantially in the form of Exhibit C.

“Security Documents” shall mean, collectively, the Assignment Agreement and the Security Agreement.

“Senior Lenders” shall mean Oxford Finance Corporation, Silicon Valley Bank, General Electric Capital Corporation, and any other lenders under the Senior Loan Documents. Notwithstanding the foregoing, commencing five (5) Business days following the making of the Revenue Investment Advance, the term “Senior Lenders” shall not include General Electric Capital Corporation.

“Senior Loan Documents” shall mean that certain (i) Second Amended and Restated Loan and Security Agreement, dated as of October 8, 2010 among Oxford Finance Corporation, the Lenders named therein and Zogenix, as amended, together with all documents and instruments executed therewith, and any Replacement Working Capital Lines created thereunder; and (ii) that certain Master Loan and Security Agreement, dated March 2, 2007, between Zogenix and General Electric Capital Corporation, as amended, together with all documents and instruments executed therewith.

“Serious Adverse Drug Experience” means any “serious adverse drug experience,” or an “unexpected adverse drug experience,” as those terms are defined at either 21 C.F.R. § 312.32 or 21 C.F.R. § 314.80.

“Subsidiary” or “Subsidiaries” shall mean with respect to any Person (i) any corporation having at least a majority of the capital stock entitled to vote in the election of directors under ordinary circumstances owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

“Sumavel DosePro” shall mean the pharmaceutical product currently marketed under the product name “Sumavel® DosePro®” and any other trade or product name it is subsequently marketed under and any improvements thereto.

“Term” shall mean the term of this Agreement, as provided in Section 7.01 hereof.

“Territory” shall mean: (i) with respect to Sumavel DosePro, the entire world; (ii) with respect to ZX002, the United States and any other jurisdiction, if any, Zogenix or its Subsidiaries hereafter acquires rights to Exploit ZX002; and (iii) with respect to any other Included Product, the jurisdictions in which Zogenix or its Subsidiaries now owns or controls or hereafter acquires rights to Exploit such Included Product.

“Third Party” shall mean any Person other than Zogenix or CHRP or their respective Affiliates.

“Transaction Documents” shall mean, collectively, this Agreement, the Assignment Agreement, the Security Agreement, the Pledge Agreement, the Intercreditor Agreement, the Purchase Agreement, the Warrants, and all other documents delivered in connection therewith.

“UCC” shall mean the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

“United States” shall mean the United States of America.

“Warrants” shall have the meaning set forth in Section 6.02(a)(x).

“Zogenix” shall have the meaning set forth in the first paragraph hereof.

“Zogenix Indemnified Party” shall have the meaning set forth in Section 8.05(b).

“ZX002” shall mean the pharmaceutical product currently under development by Zogenix and its Subsidiaries under the name “ZX002” and any trade or product name subsequently adopted for the sale and marketing of such product and any improvements thereto.

ARTICLE II

ASSIGNMENT

Section 2.01 Assignments.

(a) Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Zogenix agrees to assign, transfer and convey to CHRP, and CHRP agrees to accept the assignment, transfer and conveyance from Zogenix, free and clear of all Liens (except the Permitted Liens and those Liens created in favor of CHRP pursuant to the Security Documents) and subject to the conditions set forth in ARTICLE VI, the Assigned Rights pursuant to that certain Assignment Agreement in the form attached hereto as Exhibit A. CHRP’s ownership interest in the Assigned Rights so assigned and the Lien granted under the Security Documents shall vest simultaneously with and only upon Zogenix’s receipt of the full, irrevocable, non-refundable and non-deductible Revenue Investment Advance pursuant to Section 2.03(a) for such Assigned Rights.

(b) Upon the earlier of (i) the Maturity Date and full payment by Zogenix of its obligations hereunder or (ii) Zogenix’s exercise and payment of its buy-out right under Section 7.02(b)(i), CHRP agrees to assign, transfer and convey to Zogenix, and Zogenix agrees to accept the assignment, transfer and conveyance from CHRP of, any and all rights in and to the Assigned Rights, free and clear of all Liens created by CHRP.

Section 2.02 Payments to CHRP.

(a) Subject to CHRP paying to Zogenix the Revenue Investment Advance pursuant to Section 2.03(a), CHRP shall be entitled to receive the following amounts (collectively, the “Revenue Interest Payments”) in respect of Included Product Payments generated from the period commencing April 1, 2011 through the Maturity Date:

(i)	5.0% of the first Seventy Five Million Dollars ($75,000,000) of annual Included Product Payments; plus

(ii)	2.5% of annual Included Product Payments in excess of Seventy Five Million Dollars ($75,000,000) up to and including One Hundred Fifty Million Dollars ($150,000,000); plus

(iii)	0.5% of annual Included Product Payments in excess of One Hundred Fifty Million Dollars ($150,000,000);

provided, however, that in the event the Astellas Co-Promotion Agreement is terminated prior to June 30, 2013 (an “Astellas Termination”), the royalty rate specified in clause (i) above shall be increased to 5.75%. If end-user Net Sales of Sumavel DosePro in the United States for the four (4) calendar quarters immediately following the effective date of an Astellas Termination are equal to or greater than [***] of the [***] for such period, or if ZX002 is launched or being commercialized in the United States prior to or during the four (4) calendar quarters immediately following the Astellas Termination, then the royalty rate specified in clause (i) will revert to 5.0% for the remainder of the Term.

Notwithstanding the foregoing, revenue received by Zogenix from the Exploitation of Sumavel DosePro outside the United States shall be included in the definition of Included Product Payments only to the extent annual end-user net sales of Sumavel DosePro outside of the United States exceed Ten Million Dollars ($10,000,000).

(b) In addition to the payments made pursuant to Section 2.02(a) above, and subject to CHRP paying to Zogenix the Revenue Investment Advance pursuant to Section 2.03(a), Zogenix will make the following fixed payments (each a “Fixed Payment”) to CHRP on the dates (each, a “Fixed Payment Date”):

(i)	Ten Million Dollars ($10,000,000) on January 31, 2015;

(ii)	Ten Million Dollars ($10,000,000) on January 31, 2016;

(iii)	Ten Million Dollars ($10,000,000) on January 31, 2017.

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Zogenix shall be permitted to pay Fixed Payments prior to the Fixed Payment Dates; provided, however, the payment or early payment of a Fixed Payment hereunder shall not reduce, extinguish or adversely affect the rights of CHRP to Revenue Interest Payments prior to the Maturity Date, except as otherwise provided in this Section 2.02 above or pursuant to Sections 2.04 or 7.02(b).

Section 2.03 Advances to Zogenix.

(a) Revenue Investment Advance. Subject to the terms and conditions set forth herein, including Section 6.02, CHRP shall advance to Zogenix the sum of Thirty Million Dollars ($30,000,000) (the “Revenue Investment Advance”) no later than twelve (12) Business Days following the date of this Agreement.

(b) Advance Procedure. The Revenue Investment Advance to be made by CHRP to Zogenix under Section 2.03(a) shall be paid by wire transfer of immediately available funds to the account(s) designated by Zogenix. If the conditions set forth in Section 6.02 for advancement of the Revenue Investment Advance are not satisfied within twelve (12) Business Days following the date of this Agreement, then the provisions of Section 7.02(a) shall govern.

Section 2.04 Multiple Stepdown Date.

(a) Multiple Stepdown Date. From and after the Multiple Stepdown Date, if any, the Revenue Interest Payments shall be reduced to, and Investor will receive 0.5% of Included Product Payments solely related to Sumavel DosePro and ZX002, until the Maturity Date.

(b) Material Adverse Effect. From and after the Multiple Stepdown Date, for purposes of Article VII hereof, “Material Adverse Effect” as used in the definition of “Event of Default” shall mean (i) a Bankruptcy Event with respect to Zogenix or (ii) a material adverse effect on the right of CHRP to receive the Revenue Interest Payments or any other payment due to CHRP hereunder.

(c) Release of Liens. As set forth in the Security Agreement, the Liens granted under the Security Agreement shall be released from and after the Multiple Stepdown Date.

Section 2.05 No Assumed Obligations.

Notwithstanding any provision in this Agreement or any other Transaction Document or writing to the contrary, CHRP is accepting the assignment of only the Assigned Rights and is not assuming any liability or obligation of Zogenix or any of its Affiliates of whatever nature, whether presently in existence or arising or asserted hereafter, whether known or unknown, and whether under the Aradigm Agreement, Astellas Co-Promotion Agreement, the Elan Agreement, any License Agreement, any Co-Promotion Agreement or any Transaction Document or otherwise. All such liabilities and obligations shall be retained by and remain obligations and liabilities solely of Zogenix or its Affiliates (the “Excluded Liabilities and Obligations”).

Section 2.06 Excluded Assets.

CHRP does not, by assignment of the rights granted hereunder or otherwise pursuant to any of the Transaction Documents, acquire any assets of Zogenix or any of its Affiliates, other than to the Revenue Interest and the Assigned Rights.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF ZOGENIX

Except with respect to any section of this ARTICLE III as set forth in the correspondingly identified section of the disclosure schedule delivered by Zogenix to CHRP concurrently herewith (the “Disclosure Schedule”), Zogenix hereby represents and warrants to CHRP, as of the date of this Agreement, the following:

Section 3.01 Organization.

Zogenix is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and all licenses, authorizations, consents and approvals required to carry on its business as now conducted and in connection with the transactions contemplated by the Transaction Documents. Zogenix is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which it is required to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect. Schedule 3.01 to the Disclosure Schedule hereto contains a list of all Subsidiaries of Zogenix as of the date hereof. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the state in which it was organized, and has all powers and all licenses, authorizations, consents and approvals required to carry on its business as now conducted and in connection with the transactions contemplated by the Transaction Documents. Each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which it is required to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect.

Section 3.02 Corporate Authorization.

Zogenix has all necessary power and authority to enter into, execute and deliver the Transaction Documents and to perform all of the obligations to be performed by it hereunder and thereunder and to consummate the transactions contemplated hereunder. The Transaction Documents have been duly authorized, executed and delivered by Zogenix and each Transaction Document constitutes the valid and binding obligation of Zogenix, enforceable against it in accordance with such Transaction Document’s respective terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or general equitable principles (regardless of whether enforcement is sought in equity or at law).

Section 3.03 Governmental Authorization.

The execution and delivery by Zogenix of the Transaction Documents, and the performance by Zogenix of its obligations hereunder and thereunder, does not require any notice to, action or consent by, or in respect of, or filing with, any Governmental Authority, except with respect to the Security Documents for the filing and registration of financing statements under the UCC, filings with any Patent Office, and such other notice, action, consent or filing as may be required to perfect the security interest granted in the Collateral.

Section 3.04 Ownership.

(a) Except for certain non-exclusive licenses granted to Elan under the Elan Agreement and Aradigm under the Aradigm Agreement, other than the Permitted Liens, (i) Zogenix owns, or holds a valid license under all of the Intellectual Property and the Regulatory Approvals, with respect to Sumavel DosePro and ZX002 free and clear of all Liens, and (ii) no license or covenant not to sue under any Intellectual Property or Regulatory Approvals has been granted to any Third Party in the Territory.

(b) Subject only to the Permitted Liens and the rights of Senior Lenders under the Senior Loan Documents, (i) Zogenix, immediately prior to the assignment of the Assigned Rights, owns, and is the sole holder of, all rights to receive the Revenue Interest, free and clear of all Liens; (ii) Zogenix has not transferred, sold, conveyed, assigned, pledged or otherwise disposed of, or agreed to transfer, sell, convey, assign, pledge or otherwise dispose of any portion of the Revenue Interest or the Collateral other than as contemplated by this Agreement; (iii) other than CHRP’s rights with respect to the Revenue Interest in respect of Included Product Payments generated from and after [***], Zogenix is the only party entitled to receive the payments from sales of Sumavel DosePro to Third Parties in the United States; (iv) Zogenix has the full right to transfer, convey and assign to CHRP the rights and interests in and to the Revenue Interest being transferred, conveyed and assigned to CHRP and to grant a security interest in the Collateral pursuant to this Agreement and the other Transaction Documents without any requirement to obtain the consent of any Person; (v) subject to the payment of the Revenue Investment Advance by CHRP to Zogenix pursuant to Section 2.03, by the delivery to CHRP of the executed Assignment Agreement, Zogenix shall transfer, convey and assign to CHRP the rights and interests in and to the Revenue Interest being transferred, conveyed and assigned to CHRP pursuant to this Agreement and the Assignment Agreement, free and clear of any Liens; and (vi) subject to the payment of the Revenue Investment Advance by CHRP to Zogenix pursuant to Section 2.03, at the Closing, and upon the delivery of the Assignment Agreement to CHRP by Zogenix, CHRP shall have acquired good and valid rights and interests of Zogenix in and to the Revenue Interest being transferred, conveyed and assigned to CHRP pursuant to this Agreement and the Assignment Agreement, free and clear of any and all Liens.

Section 3.05 Financial Statements; Net Sales.

(a) The Financial Statements are complete and accurate in all material respects, were prepared in accordance with GAAP and present fairly in all material respects the financial position and the financial results of Zogenix as of the dates and for the periods covered thereby.

(b) Prior to the date hereof, Zogenix has provided to CHRP a true and complete list of all Net Sales of Sumavel DosePro in the Territory, on a country-by-country basis, and royalties on Net Sales paid by Licensees through March 31, 2011, which list is attached to that certain letter dated June 30, 2011 from Zogenix to CHRP.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 3.06 No Undisclosed Liabilities.

Except for those liabilities (i) specifically identified on the face of the Financial Statements or (ii) incurred by Zogenix in the ordinary course of business since December 31, 2010, there are no material liabilities of Zogenix taken as a whole, of any kind whatsoever, whether accrued, contingent, absolute, determined or determinable.

Section 3.07 Solvency.

No event has occurred which, with the passage of time or the giving of notice, would constitute a Bankruptcy Event with respect to Zogenix. Assuming consummation of the transactions contemplated by the Transaction Documents, the present fair saleable value of Zogenix’s assets is greater than the amount required to pay its debts as they become due. After giving effect to the transactions contemplated by the Transaction Documents, Zogenix does not have unreasonably small capital with which to engage in its business.

Section 3.08 Litigation.

There is no (i) action, suit, arbitration proceeding, claim, investigation or other proceeding pending or, to the Knowledge of Zogenix, threatened against Zogenix, or its Subsidiaries or (ii) governmental inquiry pending or, to the Knowledge of Zogenix, threatened against Zogenix or its Subsidiaries, in each case with respect to clauses (i) and (ii) above, which, if adversely determined, would question the validity of, or would reasonably be expected to adversely affect the transactions contemplated by any of the Transaction Documents or would reasonably be expected to have a Material Adverse Effect. To the Knowledge of Zogenix, there is no action, suit, claim, proceeding or investigation pending or threatened against any other Person relating to the Revenue Interest, which, if adversely determined, would question the validity of, or would affect the transactions contemplated by any of the Transaction Documents or would reasonably be expected to have a Material Adverse Effect. To the Knowledge of Zogenix, there are no judgments, orders, writs or decrees of any Governmental Authority applicable to the conduct of Zogenix’s business as currently conducted.

Section 3.09 Compliance with Laws.

None of Zogenix or any of its Subsidiaries (i) is in violation of, has violated, or to the Knowledge of Zogenix, is under investigation with respect to, or (ii) to the Knowledge of Zogenix, has been threatened to be charged with or given notice of any violation of any law, rule, ordinance or regulation of, or any judgment, order, writ, decree, permit or license entered by, any Governmental Authority applicable to Zogenix or the Revenue Interest, which would reasonably be expected to have a Material Adverse Effect.

Section 3.10 Conflicts.

(a) Upon delivery by the Senior Lenders of the Intercreditor Agreement, neither the execution and delivery of any of the Transaction Documents nor the performance or consummation of the transactions contemplated hereby and thereby will: (i) contravene, conflict with, result in a breach or violation of, constitute a default under, or accelerate the performance provided by, in any material respects any provisions of: (A) any law, rule, ordinance or regulation of any Governmental Authority, or any judgment, order, writ, decree, permit or license of any Governmental Authority, to which Zogenix or any of its Subsidiaries or any of their respective assets or properties related to the Exploitation of Sumavel DosePro or ZX002 in the Territory may be subject or bound; or (B) any contract, agreement, commitment or instrument to which Zogenix or its Subsidiaries is a party or by which Zogenix or any of its Subsidiaries or any of their respective assets or properties related to the Exploitation of Sumavel DosePro or ZX002 in the Territory is bound or committed; (ii) contravene, conflict with, result in a breach or violation of, constitute a default under, or accelerate the performance provided by, any provisions of the certificate of incorporation or by-laws (or other organizational or constitutional documents) of Zogenix; (iii) except for the filing of the UCC-1 financing statements required hereunder, filings with the United States Patent and Trademark Office or any foreign equivalents thereof in the Territory, the Third Party Consents, and such other notifications, filings and consents as may be required to perfect the security interest in the Collateral, require any notification to, filing with, or consent of, any Person or Governmental Authority; (iv) give rise to any right of termination, cancellation or acceleration of any right or obligation of Zogenix or any other Person or to a loss of any benefit, in each case relating to the Revenue Interest; or (v) result in the creation or imposition of any Lien on (y) the assets or properties of Zogenix related to the Exploitation of Sumavel DosePro or ZX002 in the Territory, or (z) the Revenue Interest or any Collateral, other than Liens on behalf of CHRP.

(b) Neither Zogenix nor its Subsidiaries have granted, nor does there exist, any Lien on the Revenue Interest or any Collateral other than pursuant to the Security Documents or the Permitted Liens.

Section 3.11 Subordination.

Except for the Liens of the Senior Lenders, the claims and rights of CHRP created by any Transaction Document in and to the Revenue Interest and other Assigned Rights and any other Collateral are not subordinated to any creditor of Zogenix or any other Person.

Section 3.12 Intellectual Property.

(a) Schedule 3.12(a) to the Disclosure Schedule sets forth an accurate, true and complete list of (1) Patents (including pending Patent applications) and utility models, (2) trade names, common law trademarks, common law service marks, registered trademarks, registered service marks, and applications for trademark registration or service mark registration, and (3) domain name registrations controlled and websites owned by Zogenix, in each case with respect to clauses (1), (2) and (3) above in this subsection (a) that are owned by, or licensed to, Zogenix. For each item of Intellectual Property listed on Schedule 3.12(a) to the Disclosure Schedule, Zogenix has identified, as applicable, [***]. Except as disclosed therein, (x) each item of

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Intellectual Property listed on Schedule 3.12(a)(1) to the Disclosure Schedule and owned by Zogenix, to the Knowledge of Zogenix, is valid and subsisting and no such listed Intellectual Property has lapsed, expired, been cancelled or become abandoned and (y) to the Knowledge of Zogenix, each item of Intellectual Property listed on Schedule 3.12(a)(1) to the Disclosure Schedule which is licensed by Zogenix from a Third Party is, to the Knowledge of Zogenix, valid and subsisting and no such listed Intellectual Property has lapsed, expired, been cancelled or become abandoned. Except for references identified to the applicable Patent Office as of [***], during prosecution of the Patent applications, to the Knowledge of Zogenix, there are no published patents, patent applications, articles or prior art references that would reasonably be expected to materially adversely affect the validity or enforceability of any of the Patents listed in Schedule 3.12(a)(1) to the Disclosure Schedule and would reasonably be expected to have a Material Adverse Effect. To the Knowledge of Zogenix, each Person who has or has had any rights in or to the Intellectual Property listed on Schedule 3.12(a)(1) to the Disclosure Schedule that are owned by, or licensed to, Zogenix or any of its Subsidiaries, including, each inventor named on the Patents and Patent applications listed in Schedule 3.12(a)(1) to the Disclosure Schedule and filed by Zogenix and/or its Subsidiaries, has executed an agreement assigning his, her or its entire right, title and interest in and to such Intellectual Property, and the inventions embodied, described and/or claimed therein, to the owner thereof and no such Person has any contractual or other obligation that would preclude or conflict with Exploitation of the Included Products in the Territory.

(b) Schedule 3.12(b) to the Disclosure Schedule sets forth an accurate, true and complete list of all written agreements pursuant to which Zogenix has the legal right to exploit intellectual property that is owned by a Third Party with respect to the Exploitation of the Included Products in the Territory or the manufacture or supply of Included Products for sale in the Territory. There are no unpaid fees or royalties under any agreement listed on Schedule 3.12(b) to the Disclosure Schedule that have become due, or are expected to become overdue, as of the Closing Date.

(c) To the Knowledge of Zogenix, each agreement listed in Schedule 3.12(b) to the Disclosure Schedule is legal, valid, binding, enforceable, and in full force and effect. Each of Zogenix or its Subsidiaries is not in breach of such listed agreements and, to the Knowledge of Zogenix, no circumstances or grounds exist that would give rise to a claim of breach or right of rescission, termination, revision, or amendment of any of the agreements specified in Schedule 3.12(b) to the Disclosure Schedule, including the execution, delivery and performance of this Agreement and the other Transaction Documents.

(d) Except for Intellectual Property licensed to Zogenix pursuant to any agreement listed on Schedule 3.12(b) to the Disclosure Schedule and the Patents listed on Schedule 3.12(a) and other non-patentable Intellectual Property owned by Zogenix, no other Intellectual Property is necessary to make or have made the Sumavel DosePro in the United States or for sale in the United States and to Exploit Sumavel DosePro in the United States. Zogenix has not received any notice from a Third Party alleging that the manufacture, use or sale of Sumavel DosePro

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

infringes on any rights of such Third Party, and, to the knowledge of Zogenix, the manufacture, use or sale of Sumavel DosePro in the United States does not infringe upon any Patent rights of any Third Party. To the Knowledge of Zogenix, no other Intellectual Property is necessary to make, sell or exploit the ZX002 product in the United States, and that the manufacture, use or sale of ZX002 product in the United States does not infringe upon any Patent rights of any Third Party.

(e) Except for the Permitted Liens: (i) Zogenix possesses sole, exclusive, valid, marketable and unencumbered title to the Intellectual Property for which it is listed as the owner on Schedule 3.12(a) to the Disclosure Schedule; and (ii) there are no Liens on or to any Intellectual Property listed on Schedule 3.12(a) to the Disclosure Schedule that it owns.

(f) Zogenix has the full right, power and authority to grant all of the rights and interests granted to CHRP in this Agreement and to Astellas under the Astellas Co-Promotion Agreement.

(g) To the Knowledge of Zogenix, there are no maintenance, annuity or renewal fees that are currently overdue beyond their allotted grace period for any of the Intellectual Property listed on Schedule 3.12(a) to the Disclosure Schedule, nor have any applications or registrations therefor lapsed or become abandoned, been cancelled or expired except as set forth in Schedule 3.12(a) to the Disclosure Schedule.

(h) No payments by Zogenix are due to any other Person in respect of the Included Products or the Intellectual Property, other than pursuant to those agreements listed on Schedule 3.12(b) to the Disclosure Schedule and those fees payable to Patent Offices in connection with the prosecution and maintenance of such Intellectual Property and associated attorney fees, it being acknowledged by Zogenix that CHRP shall have no obligation to make such payments.

(i) None of Zogenix, or, to the Knowledge of Zogenix, any other Person, has undertaken or omitted to undertake any acts, and no circumstance or grounds exist, that would invalidate, reduce or eliminate, in whole or in part, the enforceability or scope of (i) any Intellectual Property or, in the case of Intellectual Property owned or licensed by Zogenix, Zogenix’s entitlement to exclusively exploit such Intellectual Property, except during routine prosecution before relevant government agencies or (ii) Zogenix’s right to enjoy any Revenue Interest, in each of (i) and (ii) that would reasonably be expected to have a Material Adverse Effect.

(j) There is no pending, decided or settled opposition, interference proceeding, reexamination proceeding, cancellation proceeding, injunction, lawsuit, hearing, investigation, complaint, arbitration, mediation, demand, International Trade Commission investigation, decree, or any other dispute, disagreement, or claim, in each case alleged in writing to Zogenix (collectively referred to hereinafter as “Disputes”), nor has any such Dispute to the Knowledge of Zogenix been threatened, in each case challenging the legality, validity, enforceability or ownership of any Intellectual Property or the Included Products or which would give rise to a credit or right of set off against any Revenue Interest.

(k) Zogenix has previously made available to CHRP all documents related to the Intellectual Property requested by CHRP or its counsel and that would reasonably be considered to be material to CHRP’s decision to make the Revenue Investment Advance.

Section 3.13 Regulatory Approval.

(a) Schedule 3.13 to the Disclosure Schedule attached hereto contains a list of all Regulatory Approvals of Included Products in the Territory. Zogenix has previously made available to CHRP such Regulatory Approvals, all material correspondence with Regulatory Agencies (including the EMEA and the FDA) with respect to such Regulatory Approvals, and all adverse event reports with respect to the Included Products and all requested documents related to the Included Products in each case in the possession and control of Zogenix. Zogenix has not withheld any document or information with respect to the Included Products that would reasonably be considered to be material to CHRP’s decision to make the Revenue Investment Advance.

(b) Zogenix and its Subsidiaries, and, to the Knowledge of Zogenix, Zogenix’s Licensees, are in compliance with, and have materially complied with, all applicable federal, state, local and foreign laws, rules, regulations, standards, orders and decrees governing its business, including all regulations promulgated by each Regulatory Agency in the Territory, the failure of compliance with which would reasonably be expected to result in a Material Adverse Effect; Zogenix has not received any notice citing action or inaction by any of them that would constitute any non-compliance with any applicable federal, state, local and foreign laws, rules, regulations, or standards, which would reasonably be expected to result in a Material Adverse Effect.

(c) To the Knowledge of Zogenix, the studies, tests and preclinical and clinical trials conducted relating to the Included Products in the Territory were conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to, where applicable, accepted professional and scientific standards at the time when conducted; the descriptions of the results of such studies, tests and trials provided to CHRP are accurate in all material respects; and Zogenix has not received any notices or correspondence from any Regulatory Agency in the Territory or comparable authority requiring the termination, suspension, material modification or clinical hold of any such studies, tests or preclinical or clinical trials conducted by or on behalf of Zogenix, which termination, suspension, material modification or clinical hold would reasonably be expected to result in a Material Adverse Effect.

Section 3.14 Material Contracts.

(a) Neither Zogenix nor any of its Subsidiaries is in breach of or in default under any Material Contract, which breach or default, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. To the Knowledge of Zogenix, nothing has occurred and no condition exists that would permit any other party thereto to terminate any Material Contract. Zogenix has not received any notice or, to the Knowledge of Zogenix, any threat of termination of any Material Contract. To the Knowledge of Zogenix, no other party to a Material Contract is in material breach of or in material default under such Material Contract. All Material Contracts are valid and binding on Zogenix and, to the Knowledge of Zogenix, on each other party thereto, and are in full force and effect. Schedule 3.14 to the Disclosure Schedule is a complete list of all Material Contracts.

(b) No event of default has occurred, and no event has occurred which with the passage of time and the giving of notice would constitute an event of default under, or otherwise violate any covenant and representation under, or entitle any Senior Lender to accelerate payment of any obligation under, or permit a Senior Lender to foreclose on any collateral under and Senior Loan Document, except as set forth on Schedule 3.14 to the Disclosure Schedule and waived in writing prior to the date hereof.

(c) Without limiting the generality of the foregoing, with respect to the Astellas Co-Promotion Agreement:

i. Zogenix has provided to CHRP a true, complete and correct copy of the Astellas Co-Promotion Agreement, as amended, supplemented or otherwise modified from time to time through the date hereof, which is annexed to that certain letter dated June 30, 2011 from Zogenix to CHRP. Neither Zogenix nor, to the Knowledge of Zogenix, Astellas, has impaired, waived, altered or modified in any respect, whether by way of any consent or otherwise, the Astellas Co-Promotion Agreement or any provisions thereof.

ii. Zogenix has not released Astellas, in whole or in part, from any of its material obligations under the Astellas Co-Promotion Agreement.

iii. Zogenix has not received any notice from Astellas requesting any termination of the Astellas Co-Promotion Agreement, nor has Astellas communicated in writing any desire or intent to do so.

iv. There has been no correspondence or other written communication sent by or on behalf of Zogenix to, or received by or on behalf of Zogenix from, Astellas, the subject matter of which would reasonably be expected to result in a Material Adverse Effect.

Section 3.15 Place of Business.

Zogenix’s principal place of business is set forth on Schedule 3.15 to the Schedule.

Section 3.16 Broker’s Fees.

Neither Zogenix nor any of its Affiliates have taken any action that would entitle any Person to any commission or broker’s fee in connection with the transactions contemplated by the Transaction Documents.

Section 3.17 Information.

No written statement, information, report or materials prepared by or on behalf of Zogenix and its Subsidiaries and furnished to CHRP by or on behalf of Zogenix in connection with any Transaction Document or any transaction contemplated hereby or thereby, no written representation, warranty or statement made by Zogenix in any Transaction Document, and no

Schedule or Exhibit hereto, in each case taken in the aggregate, contains any untrue statement of a material fact or omits any statement of material fact necessary in order to make the statements made therein in light of the circumstances under which they were made not materially misleading.

Section 3.18 Security Agreement.

The Security Agreement, when executed and delivered by Zogenix and CHRP, creates in favor of CHRP a legal, valid and enforceable (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether enforcement is sought in equity or at law)) security interest in the Collateral and proceeds thereof. In the case of the Collateral described in the Security Agreement, when financing statements and other filings specified on Schedule 3.18 to the Disclosure Schedule in appropriate form are or have been filed in the offices specified on Schedule 3.18 to the Disclosure Schedule, the Security Agreement shall constitute a fully perfected Lien on, and security interest, junior only to the Liens established under the Senior Loan Documents, in, all right, title and interest of Zogenix in the Collateral and the proceeds thereof to the extent a security interest therein can be perfected by such filings as security for the Obligations (as defined in the Security Agreement).

Section 3.19 Bankruptcy Event.

No Bankruptcy Event has occurred with respect to Zogenix or, to the Knowledge of Zogenix, with respect to Astellas.

Section 3.20 Material Adverse Effect.

Since the filing of Zogenix’s Annual Report on Form 10-K for the year ended December 31, 2010, to the Knowledge of Zogenix, no event has occurred which, with the passage of time and/or the giving of notice, would constitute a Material Adverse Effect and no Material Adverse Effect has occurred with respect to Zogenix or, to the Knowledge of Zogenix, with respect to Astellas.

Section 3.21 Reporting Company Status.

Zogenix is registered as a reporting company under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Zogenix has duly filed all materials and documents required to be filed pursuant to all reporting obligations under either Section 13(a) or 15(d) of the Exchange Act, if any, prior to the offer and sale of the Securities. The common stock of Zogenix (the “Common Stock”) is listed and traded on NASDAQ, and to the Knowledge of Zogenix, there is no pending or contemplated action or proceeding of any kind to suspend the trading of the Common Stock.

Section 3.22 SEC Filings.

None of the reports or documents filed by Zogenix (the “SEC Documents”) with the Securities and Exchange Commission (the “Commission”), contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein, or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

Section 3.23 Foreign Corrupt Practices Act.

Neither Zogenix, nor any of its Subsidiaries, nor, to the Knowledge of Zogenix, any of its and their respective directors, officers or other employees has (i) used any Zogenix funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to any political activity; (ii) made any direct or indirect unlawful payment of Zogenix funds to any foreign or domestic government official; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other similar payment to any person.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF CHRP

CHRP represents and warrants to Zogenix the following:

Section 4.01 Organization.

CHRP is a limited partnership duly formed and validly existing under the laws of the State of Delaware.

Section 4.02 Authorization.

CHRP has all necessary power and authority to enter into, execute and deliver the Transaction Documents and to perform all of the obligations to be performed by it hereunder and thereunder and to consummate the transactions contemplated hereunder and thereunder. The Transaction Documents have been duly authorized, executed and delivered by CHRP and each Transaction Document constitutes the valid and binding obligation of CHRP, enforceable against CHRP in accordance with their respective terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or general equitable principles (regardless of whether enforcement is sought in equity or at law).

Section 4.03 Broker’s Fees.

CHRP has not taken any action that would entitle any Person to any commission or broker’s fee in connection with the transactions contemplated by the Transaction Documents.

Section 4.04 Conflicts.

Neither the execution and delivery of this Agreement or any other Transaction Document nor the performance or consummation of the transactions contemplated hereby or thereby will: (i) contravene, conflict with, result in a breach or violation of, constitute a default under, or accelerate the performance provided by, in any material respects any provisions of: (A) any law, rule or regulation of any Governmental Authority, or any judgment, order, writ, decree, permit or license of any Governmental Authority, to which CHRP or any of its assets or properties may be subject or bound; or (B) any contract, agreement, commitment or instrument to which CHRP is a party or by which CHRP or any of its assets or properties is bound or committed; (ii) contravene, conflict with, result in a breach or violation of, constitute a default under, or accelerate the performance provided by, any provisions of the organizational or constitutional documents of CHRP; or (iii) require any notification to, filing with, or consent of, any Person or Governmental Authority.

Section 4.05 Financial Capacity.

CHRP has and will have at the Closing sufficient funds, from cash and cash equivalents on hand and/or from proceeds of credit facilities available to it, for CHRP to make the Revenue Investment Advance.

ARTICLE V

COVENANTS

During the Term, the following covenants shall apply:

Section 5.01 Consents and Waivers; Exploitation.

(a) Zogenix shall use its commercially reasonable efforts to obtain and maintain any required consents, acknowledgements, certificates or waivers so that the transactions contemplated by this Agreement or any other Transaction Document may be consummated and shall not result in any default or breach or termination of any of the Material Contracts.

(b) Zogenix shall use commercially reasonable efforts (including by entering into a License Agreement) to develop, seek Regulatory Approval of and thereafter to Exploit the Included Products, including Sumavel DosePro and ZX002, in the Territory.

Section 5.02 Access; Information.

(a) Subject to Zogenix’s obligations under any Material Contract, promptly after receipt by Zogenix or any of its Subsidiaries of notice of any action, claim, investigation, proceeding (commenced or threatened in writing), certificate, offer, proposal, material correspondence or other material written communication relating to the transactions contemplated by this Agreement, any other Transaction Document, the Revenue Interest, the Astellas Co-Promotion Agreement, any License Agreement relating to the Exploitation of the Included Products in the Territory, or any Co-Promotion Agreement, Zogenix shall inform CHRP of the receipt of such notice and the substance of such action, claim, investigation, proceeding, certificate, offer, proposal, correspondence or other written communication and shall furnish CHRP with a copy of such notice and any related materials with respect to such action, claim, investigation, proceeding, certificate, offer, proposal, correspondence or other written communication.

(b) Zogenix shall keep and maintain, and use commercially reasonable efforts (as if it were the sole owner of the Revenue Interest) to cause all Licensees and distributors to keep and maintain, at all times full and accurate books of account and records adequate to reflect correctly all payments paid and/or payable with respect to the Revenue Interest as required by the applicable License Agreement.

(c) Subject to Section 11(e) of the Security Agreement with respect to inspections of Collateral after an Event of Default thereunder, CHRP and any of CHRP’s representatives shall have the right, from time to time (but no more frequently than once per year without cause, as determined by CHRP in its reasonable discretion, and no more than one time with respect to each period audited) upon prior written notice given in accordance with this Section 5.02(c), to visit Zogenix’s and its Subsidiaries’ offices and properties where Zogenix and its Subsidiaries keep and maintain books and records relating or pertaining to the Revenue Interest and the Collateral for purposes of conducting an audit of such books and records with respect thereto, and to inspect, copy and audit such books and records, during normal business hours. Upon [***] given by CHRP to Zogenix, Zogenix will provide CHRP and any of CHRP’s representatives reasonable access to such books and records. Any underpayment in the amount due and payable to CHRP shall be paid to Zogenix within [***]. Any overpayment in the amount paid to CHRP for the period audited shall be credited against future amounts payable to CHRP hereunder. In the event an audit reveals the existence of an underpayment by Zogenix of [***] of amounts due for the period audited, the cost of such audit shall be borne by Zogenix.

(d) Zogenix shall cause its responsible officers and employees, and permit its independent certified accountants, to participate in quarterly calls with CHRP and in ad hoc meetings or calls reasonably requested by CHRP to discuss the business, operations, properties and financial and other condition of Zogenix with respect to matters relating to the Revenue Interest and the Collateral and provide CHRP with such information regarding Zogenix as reasonably requested by CHRP.

(e) Zogenix shall maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in accordance with GAAP.

Section 5.03 Material Contracts; License Agreements and Co-Promotion Agreements.

(a) Zogenix shall use commercially reasonable efforts (as if it was the sole owner of the Revenue Interest) to comply with all terms and conditions of and fulfill all of its obligations under all Material Contracts and the Senior Loan Documents. Zogenix shall not amend any Material Contract or issue any consents or other approvals under any such Material Contract in a manner which would materially adversely affect CHRP’s rights hereunder (including the right to receive the Revenue Interest Payments) without the prior written consent of CHRP, which consent shall not be unreasonably withheld, conditioned or delayed. Zogenix shall use commercially reasonable efforts (as if it was the sole owner of the Revenue Interest) to take all

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actions necessary to enforce its rights and the rights of CHRP under any such Material Contract (subject to consultation with and reasonable direction and approval of CHRP, which approval shall not be unreasonably withheld, conditioned or delayed) and perform all of its obligations under any such Material Contract.

(b) Zogenix shall have the right to [***] with respect to [***], in each case [***].

(c) CHRP shall [***].

(d) Zogenix shall have the right to terminate the Astellas Co-Promotion Agreement [***].

(e) Zogenix shall retain sole decision-making authority with respect to all commercial decisions related to the Exploitation of the Included Products and CHRP shall have no consent right, except as otherwise set forth in Section 5.09.

Section 5.04 Confidentiality; Public Announcement.

(a) All Confidential Information furnished by the Disclosing Party, in connection with this Agreement and any other Transaction Document and the transactions contemplated hereby and thereby shall be kept confidential by the Receiving Party, and shall be used by the Receiving Party only in connection with this Agreement and any other Transaction Document and the transactions contemplated hereby and thereby. Notwithstanding the foregoing, the Receiving Party may disclose such Confidential Information to its existing or potential acquirers, partners, directors, employees, managers, officers, investors, bankers, lenders or other sources of financing, advisors (including financial advisors, attorneys and accountants), trustees, representatives, and other Persons on a need to know basis provided that such Persons shall be informed of the confidential nature of such information and shall be obligated to keep such information confidential pursuant to the terms of this Section 5.04(a) and the Receiving Party shall be responsible for such Person’s failure to comply with such obligations.

(b) Each Party agrees not to disclose to any Third Party the terms and conditions of this Agreement or any other Transaction Document or issue any press release with respect to this Agreement or any other Transaction Document without the prior approval of the other Party, except a Party may disclose the terms and conditions hereof (i) to its existing or potential acquirers, partners, directors, employees, managers, officers, investors, bankers, lenders or other

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sources of financing, advisors (including financial advisors, attorneys and accountants), trustees, representatives, and other Persons on a need to know basis, provided that such Persons shall be informed of the confidential nature of such information and shall be obligated to keep such information confidential pursuant to the terms of this Section 5.04(b) and the Party disclosing such terms and conditions shall be responsible for such Person’s failure to comply with such obligations. Notwithstanding the foregoing, the Parties agree upon a joint press release to announce the execution of this Agreement, which is attached hereto as Exhibit J; thereafter, either Party may each disclose to Third Parties the information contained in such press release without the need for further approval by the other Party.

(c) In addition, a Party may disclose the Confidential Information of the other Party and the terms and conditions of this Agreement or the other Transaction Documents (i) as necessary to enforce the terms of this Agreement or the other Transaction Documents and (ii) comply with applicable law or the rules of a recognized stock exchange or order of any court, administrative agency or other tribunal of competent jurisdiction, provided, however, that if a Party is required by applicable law, stock exchange or order to make any such disclosure it will give reasonable advance notice to the other Party of such disclosure requirement and use its reasonable efforts to secure confidential treatment thereof and shall only disclose that portion thereof that, in the opinion of its legal counsel, is required to be disclosed. Further, with respect to any such disclosures made pursuant to applicable securities laws or made to investment or other analysts each Party shall consult with the other Party regarding the form, content and timing of such disclosures, provided that nothing in any Transaction Document shall prevent a Party from fully complying with applicable law or regulation.

(d) This Agreement supersedes the Confidentiality Agreement between the Parties dated October 23, 2008 and the Mutual Confidentiality Agreement between the Parties dated June 2, 2011 (collectively, the “Prior CDA”) with respect to information disclosed thereunder. All information exchanged between the Parties under the Prior CDA shall be deemed Confidential Information of the Disclosing Party and shall be subject to the terms of this Section 5.04.

(e) Except with respect to CHRP’s internal communications or private communications with its representatives, CHRP shall not, and shall cause its representatives, its Affiliates and its Affiliates’ representatives not to, make use of the name, nickname, trademark, logo, service mark, trade dress or other name, term, mark or symbol identifying or associated with Zogenix without Zogenix’s prior written consent to the specific use in question, provided that the consent of Zogenix shall not be required with respect to publication of Zogenix’s name and logos in CHRP’s promotional materials, including the websites for CHRP and its Affiliates consistent with its use of other similarly situated Third Parties’ names and logos.

Section 5.05 Security Agreement.

Zogenix hereby grants, and shall maintain, until the Multiple Stepdown Date, in favor of CHRP a valid, continuing, priority perfected lien, junior only to the Permitted Liens, on and security interest in the Revenue Interest, the Intellectual Property and other Collateral described in the Security Agreement in accordance therewith, and Zogenix shall perform all of its obligations under the Security Agreement. Furthermore, subject to any limitations set forth in the Security Agreement, (i) Zogenix agrees to perform such actions and execute, file, register, and deliver such documents as reasonably requested by CHRP to perfect the security interest of CHRP in the Revenue Interest, the Intellectual Property and other Collateral described in the Security Agreement; (ii) no later than five (5) Business Days following the making of the Revenue Investment Advance, Zogenix shall pay all outstanding indebtedness under the Senior Loan Documents with General Electric Capital Corporation and shall diligently thereafter secure the filing of all termination statements and other documents and instruments required under applicable law to document the release of all liens on Collateral created under such Senior loan Documents, and (iii) from and after the Multiple Stepdown Date, CHRP agrees to perform such actions and execute, file, register, and deliver such documents as reasonably requested by Zogenix to release the security interest of CHRP in the Revenue Interest, the Intellectual Property and other Collateral described in the Security Agreement.

Section 5.06 Further Assurance.

(a) Subject to the terms and conditions of this Agreement, each of CHRP and Zogenix shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under applicable laws and regulations to consummate the transactions contemplated by this Agreement and any other Transaction Document. CHRP and Zogenix agree to execute and deliver such other documents, certificates, agreements and other writings (including any financing statement filings requested by CHRP) and to take such other actions as may be reasonably necessary in order to consummate or implement expeditiously the transactions contemplated by this Agreement and any other Transaction Document and to vest in CHRP good, valid and marketable rights and interests in and to the Revenue Interest free and clear of all Liens, except the Permitted Liens and those Liens created in favor of CHRP pursuant to the Security Documents and any other Transaction Document and Zogenix retained interest therein, and to perform the covenants and obligations contained herein.

(b) CHRP and Zogenix shall execute and deliver such additional documents, certificates and instruments, and to perform such additional acts, as may be reasonably requested and necessary or appropriate to carry out and effectuate all of the provisions of this Agreement and any other Transaction Document and to consummate all of the transactions contemplated by this Agreement and any other Transaction Document.

(c) Except for disputes between the Parties, CHRP and Zogenix shall cooperate and provide assistance as reasonably requested by the other respective Party in connection with any litigation, arbitration or other proceeding (whether threatened, existing, initiated, or contemplated prior to, on or after the date hereof) to which either Party or any of its officers, directors, shareholders, agents or employees is or may become a Party or is or may become otherwise directly or indirectly affected or as to which any such Persons have a direct or indirect interests, in each case relating to this Agreement, any other Transaction Document, the Revenue Interest or any Collateral, or the transactions described herein or therein.

Section 5.07 Remittance to CHRP Deposit Account.

Within the earlier of (A)(i) [***] of the end of the first three calendar quarters or (ii) [***] after the filing by Zogenix of its quarterly report with the Securities and Exchange Commission (“SEC”) and the earlier of (B)(i) [***] of the end of the fourth calendar quarter or (ii) [***] after the filing by Zogenix of its annual report with the SEC, Zogenix shall deliver to CHRP the Report of the statement of Revenue Interest for such quarter with all supporting information as required hereunder, and shall pay to CHRP the Revenue Interest Payment with respect to Revenue Interests accruing for such calendar quarter by depositing such amount in immediately available funds into the CHRP Deposit Account. On the Fixed Payment Dates, Zogenix shall pay the Fixed Payments payable on such dates to CHRP by depositing an amount equal to the Fixed Payment in immediately available funds into the CHRP Deposit Account. All amounts deposited into the CHRP Deposit Account shall be held solely for the benefit of CHRP. CHRP shall have immediate and full access to and control of any funds held in the CHRP Deposit Account and such funds shall not be subject to any conditions or restrictions whatsoever.

Section 5.08 Intellectual Property.

To the extent Zogenix has the right to do so, Zogenix shall: (1) use commercially reasonable efforts (as if it were the sole owner of the Revenue Interest), at its sole expense (but subject to any rights of Zogenix against Third Parties), either directly or, with respect to any Licensee or licensor under the terms of Zogenix’s agreement with the respective Licensee or licensor, as applicable, to take any and all actions (including taking legal action to specifically enforce the applicable terms of any License Agreement) and prepare, execute, deliver and file agreements, documents or instruments which are necessary or desirable to (A) prosecute and maintain the applicable Intellectual Property (including Patents therein) and (B) diligently defend or assert such Intellectual Property and such Patents against commercially significant infringement or interference by any other Persons, and against any claims of invalidity or unenforceability (including by bringing any legal action for infringement or defending any counterclaim of invalidity or action of a Third Party for declaratory judgment of non-infringement or non-interference) in the Territory, in each case of (A) and (B), only when not taking such action would reasonably be expected to have a Material Adverse Effect; (2) to the extent Zogenix has the right to do so, keep CHRP informed of all of such actions and provide CHRP with the opportunity to meaningfully consult with Zogenix with respect to the direction thereof and Zogenix shall consider all of CHRP’s comments in good faith; and (3) to the extent Zogenix has the applicable rights, shall not, and shall use its commercially reasonable efforts (as if it were the sole owner of the Revenue Interest) to cause any Licensee or licensor, as applicable, not to, disclaim or abandon, or fail to take any action necessary or desirable to prevent the disclaimer or abandonment of Intellectual Property, in each of (1), (2) and (3) that would have a Material Adverse Effect.

Section 5.09 Negative Covenants.

Except as permitted under this Article V, Zogenix and its Subsidiaries shall not, without the prior written consent of CHRP:

(a) forgive, release, delay, postpone or compromise payment of any Revenue Interest;

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(b) (i) waive, amend, cancel or terminate, exercise or fail to exercise, any material rights constituting or relating to any Material Contract or the Revenue Interest or (ii) default under, or take any action or fail to take any action which with the passage of time or the giving of notice or both would constitute a default or event of default under, any Material Contract or Senior Loan Document, in each case which could have a material adverse effect on the rights of CHRP or otherwise would reasonably be expected to have a Material Adverse Effect; or

(c) create, incur, assume or suffer to exist any Lien, or exercise any right of rescission, offset, counterclaim or defense, upon or with respect to the Revenue Interest or Collateral, or agree to do or suffer to exist any of the foregoing, except for any Permitted Lien.

(d) notwithstanding any provision contained in the Intercreditor Agreement, modify, amend or replace any Senior Loan Document or Senior Indebtedness if any such modification, amendment or refinancing would (i) increase the principal amount of or stated interest rate under the existing term loan under the Oxford Loan Facility or refinance such term loan, or (ii) provide for an extension or replacement of the revolving credit facility under the Oxford Loan Facility which is secured by a first lien on any collateral other than inventory, accounts receivable and the proceeds thereof.

Section 5.10 Notice.

Zogenix shall provide CHRP with written notice [***] any of the following:

(a) any material breach or default by Zogenix of any covenant, agreement or other provision of this Agreement or any other Transaction Document, any License Agreement, any Senior Loan Document, any Material Contract or any Co-Promotion Agreement;

(b) any express representation or warranty made by Zogenix in any of the Transaction Documents or in any certificate delivered to CHRP pursuant hereto shall prove to be untrue, inaccurate or incomplete in any material respect;

(c) any license to a Licensee of any rights to Exploit Included Products in the Territory;

(d) the occurrence of a Bankruptcy Event with respect to Zogenix;

(e) any material breach or default by Astellas under the Co-Promotion Agreement or by a Licensee under any License Agreement, or the termination of the Astellas Co-Promotion Agreement or any License Agreement;

(f) the commencement of any action or proceeding against Zogenix which, if adversely determined, would reasonably be expected to result in a Material Adverse Effect, or which challenges the validity of any claim in any Patent utilized in connection with any Included Product that would be reasonably be expected to materially and adversely affect the Exploitation of such Included Product by Zogenix;

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(g) Zogenix’s [***]; and

(h) the occurrence of any event (including the occurrence of a Serious Adverse Drug Experience or manufacturing disruption with respect to any Included Product, or component of such Included Product) which would reasonably be expected to have a Material Adverse Effect; provided, however, that any required notice of a Serious Adverse Drug Experience hereunder shall only take place following any required notice to the relevant Regulatory Agency.

ARTICLE VI

THE CLOSING; CONDITIONS TO CLOSING

Section 6.01 Closing.

Subject to the closing conditions set forth in Sections 6.02 and 6.03, the payment of the Revenue Investment Advance and the assignment of the Assigned Rights (the “Closing”) shall take place at the offices of Cohen Tauber Spievack & Wagner P.C., 420 Lexington Avenue, Suite 2400, New York, NY 10170 on the Closing Date.

Section 6.02 Conditions Applicable to CHRP to Effect the Closing.

(a) The obligations of CHRP to effect the Closing shall be subject to the satisfaction of the following conditions, as of the Closing Date, any of which may be waived in writing by CHRP in its sole discretion:

(i) Accuracy of Representations and Warranties. The representations and warranties set forth in the Transaction Documents shall be true and correct in all material respects.

(ii) No Adverse Circumstances. There shall not have occurred any event or circumstance (including any development with respect to the efficacy or commercialization of Sumavel DosePro, the development of ZX002 or the validity or enforceability of the Intellectual Property) that would reasonably be expected to have a Material Adverse Effect.

(iii) Third Party Consents; Intercreditor Agreement. All notices to, consents, approvals, authorizations and waivers from Third Parties and Governmental Authorities that are required for the consummation of the transactions contemplated by this Agreement or any of the Transaction Documents shall have been obtained or provided for and shall remain in effect. CHRP shall have received the Intercreditor Agreement(s), executed by the Senior Lenders and acknowledged by Zogenix, in the form of Exhibit B hereto.

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(iv) Officer’s Certificate. CHRP shall have received a certificate of an executive officer of Zogenix pursuant to which such officer certifies to such officer’s Knowledge that the conditions set forth in this Section 6.02(a) have been satisfied in all respects.

(v) Assignment Agreement. The Assignment Agreement shall have been executed and delivered by Zogenix to CHRP, and CHRP shall have received the same.

(vi) Security Agreement. The Security Agreement and the Pledge Agreement shall have been duly executed and delivered by the Parties, together with proper financing statements or other documents for filing under the UCC and/or any other applicable law, rule, statute or regulation relating to the perfection of a security interest in filing offices in the jurisdictions listed on Schedule 3.18 to the Disclosure Schedule. The Security Agreement shall be in full force and effect. The UCC-1 Financing Statement shall have been duly filed and a security interest, junior only to the Liens in favor of Senior Lenders, in the collateral under the Security Agreement shall have been created and all requisite fees in connection with such filing shall have been paid.

(vii) Legal Opinions.

(1) CHRP shall have received an opinion of Latham & Watkins LLP, transaction counsel to Zogenix, in form and substance set forth in Exhibit D.

(2) CHRP shall have received an opinion of Bozicevic, Field & Francis LLP, intellectual property counsel to Zogenix, in form and substance set forth in Exhibit E.

(viii) Corporate Documents of Zogenix. CHRP shall have received a certificate of an executive officer of Zogenix to the effect set forth in Exhibit F (the statements made in which shall be true and correct on and as of the Closing Date) together with a copy of the certificate of incorporation of Zogenix certified by the Secretary of State of the State of Delaware, with all amendments and restatements thereof, and a certificate of good standing of Zogenix issued by the Secretary of State of the State of Delaware, in each case dated not more than twenty (20) days prior to the Closing Date.

(ix) Covenants. Zogenix shall have complied in all material respects with its covenants set forth in the Transaction Documents.

(x) Purchase Agreement. Zogenix shall have executed and delivered the stock and warrant purchase agreement in the form of Exhibit G hereto (the “Purchase Agreement”), together with the Second Amendment to IRA referred to therein, and issued to CHRP, in accordance with the Purchase Agreement (A) that number of shares of common stock of Zogenix equal to the quotient obtained by dividing (i) One Million Five Hundred Thousand Dollars (US$1,500,000) by (ii) the Purchase Price as defined in the Purchase Agreement; and (B) warrants, in the form of Exhibit H hereto (the “Warrants”), exercisable for a period of ten (10) years from the Closing Date, for purchase of 225,000 shares of the common stock of Zogenix at an exercise price of $9.00 per share.

(b) In the event the conditions set forth above in subsection (a) have not been satisfied within [***] following the date of this Agreement, then the making of the Revenue Investment Advance shall be deferred until such time as all of such conditions have been satisfied (or waived in writing by CHRP) unless this Agreement is terminated in accordance with Section 7.02(a).

Section 6.03 Conditions Applicable to Zogenix.

The obligations of Zogenix to effect the Closing shall be subject to the satisfaction of the following conditions, as of the Closing Date, any of which may be waived in writing by Zogenix in its sole discretion:

(a) Accuracy of Representations and Warranties. The representations and warranties of CHRP set forth in the Transaction Documents shall be true, correct and complete in all material respects.

(b) Covenants. CHRP shall have complied in all material respects with its covenants set forth in the Transaction Documents.

(c) Subscription for Shares. CHRP shall have executed and delivered the Purchase Agreement and Zogenix shall have received the Purchase Price defined therein.

(d) Corporate Documents of CHRP. Zogenix shall have received a certificate of an executive officer of CHRP to the effect set forth in Exhibit I (the statements made in which shall be true and correct on and as of the Closing Date).

ARTICLE VII

TERMINATION

Section 7.01 Term.

Unless sooner terminated as provided in Section 7.02, the term of this Agreement shall commence on the date hereof and continue in effect until the Maturity Date (the “Term”).

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Section 7.02 Termination.

(a) Non-occurrence of the Closing Date. In the event that the Closing does not occur:

(i) on or before [***] after the date of this Agreement and such failure is not a result of a breach of CHRP’s obligations under this Agreement or any of the other Transaction Documents, then CHRP shall have the right to terminate this Agreement upon written notice to Zogenix referencing this Section 7.02(a), provided that the conditions set forth in Section 6.02 and Section 6.03 have not been fulfilled or waived in accordance therewith prior to the date of such notice;

(ii) on or before [***] after the date of this Agreement and such failure is not a result of a breach of Zogenix’s obligations under this Agreement or any of the other Transaction Documents, then Zogenix shall have the right to terminate this Agreement upon written notice to CHRP referencing this Section 7.02(a), provided that the conditions set forth in Section 6.02 and Section 6.03 have not been fulfilled or waived in accordance therewith prior to the date of such notice.

(b) Buy-Out Rights; Events of Default.

(i) In the event of the occurrence of a “Change of Control” (as defined in clause (iii) below), Zogenix shall have the right, to be exercised by written notice delivered within ninety (90) days of the occurrence of the Change of Control, to pay an amount in cash equal to an amount that, when taken together with the cumulative amount of cash payments made by Zogenix to CHRP pursuant to the Revenue Interest together with all Fixed Payments immediately prior to such prepayment, shall equal the greater of (A) [***]% of the Revenue Investment Advance and (B) an amount that would generate an internal rate of return to Investor of 19.0% in respect of the Revenue Investment Advance. Upon indefeasible receipt of such payment by CHRP, this Agreement shall terminate.

(ii) In the event of the occurrence of: (A) a Change of Control; (B) Bankruptcy Event with respect to Zogenix; (C) the sale of all or substantially all of the assets of Zogenix (it being acknowledged and understood that a sale, transfer, assignment or licensing of Zogenix’s rights in the United States to either Sumavel DosePro or ZX002 shall constitute a sale of substantially all of Zogenix’s assets for purposes of this Section); or (D) an Event of Default, CHRP shall have the right, but not the obligation, to require Zogenix to pay an amount in cash equal to an amount that, when taken together with the cumulative amount of cash payments made by Zogenix to CHRP pursuant to the Revenue Interest together with all Fixed Payments immediately prior to such prepayment, shall equal the greater of (I) [***]% of the Revenue Investment Advance and (II) an amount that would generate an internal rate of return to Investor of 17.0% in respect of the Revenue Investment Advance. Such right may only be exercised by CHRP providing written notice within [***] of the occurrence of an event set forth in clauses (A) through (D) above. Upon indefeasible receipt of such payment by CHRP, this Agreement shall terminate.

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(iii) For purposes of the foregoing:

(1) “Change of Control” shall mean, with respect to Zogenix, any transaction or series of related transactions that would result in: (A) any consolidation, merger, share exchange, conversion or other form of corporate reorganization or business combination involving Zogenix, other than any such consolidation merger, share exchange, conversion or other form of corporate reorganization or business combination which would result in the record and beneficial owners of the voting securities of Zogenix outstanding immediately prior to such event continuing to own, in substantially the same proportions, voting securities representing (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) a majority of the voting power of the voting securities of the surviving or resulting person, (B) a sale, lease, or other transfer of all or substantially all of the assets of Zogenix to a person or group; (C) any sale, transfer, tender offer or exchange offer for fifty percent (50%) or more of the outstanding voting securities of Zogenix; or (D) any person or group acting in concert to control Zogenix having acquired beneficial ownership or the right to acquire beneficial ownership of fifty percent (50%) or more of the outstanding voting securities of Zogenix. For purposes of the foregoing, a person or group shall not be deemed to have “beneficial ownership” of any shares that any such person or group has the right to acquire, if such right has not been exercised and any required consideration therefore has not been paid and “person” and “group” shall have the meanings given to such terms when used in Sections 13(d) and 14(d) of the United States Securities Exchange Act of 1934.

(2) “Event of Default” shall mean any of: (A) a material misrepresentation by or breach by Zogenix of any covenant or warranty contained herein or in any of the Transaction Documents that would have a Material Adverse Effect, which misrepresentation or breach, if curable, is not remedied within [***] of Zogenix’s receipt of notice from CHRP specifying such misrepresentation or breach and referencing this Section 7.02(b); or (B) the occurrence of a Bankruptcy Event or other Material Adverse Effect with respect to Zogenix.

Section 7.03 Effects of Expiration or Termination.

(a) Accrued Obligations. Expiration or termination of this Agreement for any reason shall not release either Party from any obligation or liability which, at the time of such expiration or termination, has already accrued to the other Party or which is attributable to a period prior to such expiration or termination. Accordingly, if any payments are required to be made by a Party to the other Party hereunder after the expiration of the Term, this Agreement shall remain in full force and effect until any and all such payments have been made in full, and solely for that purpose.

(b) Non-exclusive Remedy. Notwithstanding anything herein to the contrary, termination of this Agreement by a Party shall be without prejudice to other remedies such Party may have at law or equity (including any enforcement of its rights under any of the Transaction Documents).

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(c) General Survival. ARTICLE 1 and Sections 2.01(b), 2.05, 5.04, 5.06(c), 5.07 (last two sentences), 7.03, 8.01, 8.03, 8.04, 8.05 (with respect to activities during the Term), 8.06, 8.07, 8.08, 8.09. 8.10, 8.11, 8.12, 8.13, 8.14, 8.15 and 8.16 shall survive expiration or termination of this Agreement for any reason. Except as otherwise provided in this Section 7.03, all rights and obligations of the Parties under this Agreement shall terminate upon expiration or termination of this Agreement for any reason.

ARTICLE VIII

MISCELLANEOUS

Section 8.01 Survival.

(a) All representations and warranties made herein and in any other Transaction Document, in any certificates or in any other writing delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Closing until the expiration or termination of this Agreement for any reason.

(b) Any investigation or other examination that may have been made or may be made at any time by or on behalf of the Party to whom representations and warranties are made shall not limit, diminish or in any way affect the representations and warranties in the Transaction Documents, and the Parties may rely on the representations and warranties in the Transaction Documents irrespective of any information obtained by them by any investigation, examination or otherwise.

Section 8.02 Specific Performance.

Each of the Parties hereto acknowledges that the other Party will have no adequate remedy at law if it fails to perform any of its obligations under any of the Transaction Documents. In such event, each Party agrees that the other Party shall have the right, in addition to any other rights it may have (whether at law or in equity), to specific performance of this Agreement.

Section 8.03 Notices.

All notices, consents, waivers and communications hereunder given by any Party to the other shall be in writing (including facsimile transmission and electronic mail) and delivered personally, by facsimile (receipt confirmed), by electronic mail (read receipt confirmed), by a recognized overnight courier, or by dispatching the same by certified or registered mail, return receipt requested, with postage prepaid, in each case addressed:

If to CHRP to:

Cowen Healthcare Royalty Partners II, L.P.

177 Broad Street, Suite 1101

Stamford, CT 06901

Attention: [***]

Facsimile [***]

Email: [***]

with a copy to:

Cohen Tauber Spievack & Wagner P.C.

420 Lexington Avenue, Suite 2400

New York, NY 10170

Attention: [***].

Facsimile No.: [***]

Email: [***]

If to Zogenix or its Subsidiaries, to:

Zogenix, Inc.

12671 High Bluff Drive, Suite 200

San Diego, CA 92130

Attention: Ann D. Rhoads

Facsimile (858) 259-1166

Email: arhoads@zogenix.com

with a copy to (which shall not constitute notice hereunder):

Latham & Watkins LLP

12636 High Bluff Drive, Suite 400

San Diego, CA 92130

Attention: Faye H. Russell, Esq.

Facsimile: (858) 523-5450

Email: faye.russell@lw.com

or to such other address or addresses as CHRP or Zogenix may from time to time designate by notice as provided herein, except that notices of changes of address shall be effective only upon receipt. All such notices, consents, waivers and communications shall: (a) when posted by certified or registered mail, postage prepaid, return receipt requested, be effective three (3) Business Days after dispatch, (b) when facsimiled or sent by electronic mail, be effective upon confirmation of receipt, or (c) when delivered by a recognized overnight courier or in person, be effective upon receipt when hand delivered.

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Section 8.04 Successors and Assigns.

The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns. Zogenix shall not be entitled to assign any of its obligations and rights under the Transaction Documents without the prior written consent of CHRP, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however that Zogenix may, without the consent of CHRP, assign any of its obligations and rights under the Transaction Documents to any other Person with which it may merge or consolidate or to which it may sell all or substantially all of its assets; provided, further, however that no assignment by Zogenix shall relieve Zogenix of its obligations hereunder or under any Transaction Document even if such assignment has been consented to by CHRP and such assignee shall be jointly and severally liable with Zogenix to CHRP. CHRP may assign without consent of Zogenix any of its rights and obligations under the Transaction Documents without restriction.

Section 8.05 Indemnification.

(a) Zogenix hereby indemnifies and holds CHRP and its Affiliates and any of their respective partners, directors, managers, members, officers, employees and agents (each a “CHRP Indemnified Party”) harmless from and against any and all Losses (including all Losses in connection with any product liability claims or claims of infringement or misappropriation of any intellectual property rights of any Third Parties to the extent that such Losses are directly or indirectly incurred by a CHRP Indemnified Party) incurred or suffered by any CHRP Indemnified Party as a result of a claim by a Third Party arising out of the transactions contemplated hereby, including any actual or proposed use of the amounts paid to Zogenix by CHRP pursuant to any of the Transaction Documents, and any breach of any representation, warranty or certification made by Zogenix in any of the Transaction Documents or certificates given by Zogenix in writing pursuant hereto or thereto, or any breach of or default under any covenant or agreement by Zogenix pursuant to any Transaction Document, including any failure by Zogenix to satisfy any of the Excluded Liabilities and Obligations, to the extent that any of the foregoing Losses are not caused by a CHRP Indemnified Party or otherwise subject to indemnification by CHRP pursuant to Section 8.05(b).

(b) CHRP hereby indemnifies and holds Zogenix, its Affiliates and any of their respective, directors, managers, officers, employees and agents (each a “Zogenix Indemnified Party”) harmless from and against any and all Losses incurred or suffered by any Zogenix Indemnified Party as a result of a claim by a Third Party arising out of any breach of any representation, warranty or certification made by CHRP in any of the Transaction Documents or certificates given by CHRP in writing pursuant hereto or thereto or any breach of or default under any covenant or agreement by CHRP pursuant to any Transaction Document to the extent that any of the foregoing Losses are not caused by a Zogenix Indemnified Party or otherwise subject to indemnification by Zogenix pursuant to Section 8.05(a).

(c) If any claim, demand, action or proceeding (including any investigation by any Governmental Authority) shall be brought or alleged against an indemnified party in respect of which indemnity is to be sought against an indemnifying party pursuant to the preceding paragraphs, the indemnified party shall, promptly after receipt of notice of the commencement of any such claim, demand, action or proceeding, notify the indemnifying party in writing of the commencement of such claim, demand, action or proceeding, enclosing a copy of all papers served, if any; provided, that the omission to so notify such indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party under the foregoing provisions of this Section 8.05 unless, and only to the extent that, such omission results in the forfeiture of, or has a material adverse effect on the exercise or prosecution of, substantive rights or defenses by the indemnifying party. In case any such action is brought against an indemnified party and such indemnified party notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8.05 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, an indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has assumed the defense of such proceeding and has failed within a reasonable time to retain counsel reasonably satisfactory to such indemnified party or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interests between them based on the advice of such counsel. It is agreed that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate law firm (in addition to local counsel where necessary) for all such indemnified parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

Section 8.06 Independent Nature of Relationship.

(a) The relationship between Zogenix and its Subsidiaries, on the one hand, and CHRP, on the other hand, is solely that of lender and a borrower and an assignor and assignee, and neither CHRP, on the one hand, nor Zogenix or its Subsidiaries, on the other hand, has any fiduciary or other special relationship with the other or any of their respective Affiliates.

(b) No officer or employee of CHRP will be located at the premises of Zogenix or any of its Affiliates, except in connection with an audit performed pursuant to Section 5.02. No officer, manager or employee of CHRP shall engage in any commercial activity with Zogenix or any of its Affiliates other than as contemplated herein and in the other Transaction Documents.

Section 8.07 Tax.

(a) For United States federal, state and local tax purposes, Zogenix and CHRP [***]. Each Party hereto agrees [***] unless (i) the other Party to this Agreement has consented to such actions, or (ii) as a result of a material change in applicable law following the date hereof, counsel for such Party has advised it in writing that it is more likely than not (x) [***], as amended.

(b) Except for any withholding triggered by any change of domicile of CHRP, all payments to CHRP under this Agreement shall be made without any deduction or withholding for or on account of any tax.

(c) This Agreement is not intended to create a deemed partnership, association or joint venture between CHRP and Zogenix. Each Party agrees not to refer to the other as a “partner” or the relationship as a “partnership” or “joint venture”.

Section 8.08 Entire Agreement.

This Agreement, together with the Disclosure Schedule, that certain letter from Zogenix to CHRP, dated June 30, 2011, and the Exhibits and Schedules hereto and thereto (each of which is incorporated herein by reference), and the other Transaction Documents constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior agreements (including [***]), understandings and negotiations, both written and oral, between the Parties with respect to the subject matter of this Agreement, including the Prior CDA. No representation, inducement, promise, understanding, condition or warranty not set forth herein (or in the Exhibits, Schedules or other Transaction Documents) has been made or relied upon by either Party hereto. Neither this Agreement, nor any provision hereof, is intended to confer upon any Person other than the Parties hereto any rights or remedies hereunder.

Section 8.09 Amendments; No Waivers.

(a) This Agreement or any term or provision hereof may not be amended, changed or modified except with the written consent of the Parties hereto. No waiver of any right hereunder shall be effective unless such waiver is signed in writing by the Party against whom such waiver is sought to be enforced.

(b) No failure or delay by either Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

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Section 8.10 Interpretation.

When a reference is made in this Agreement to Articles, Sections, Schedules or Exhibits, such reference shall be to an Article, Section, Schedule or Exhibit to this Agreement unless otherwise indicated. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation”. Neither Party hereto shall be or be deemed to be the drafter of this Agreement for the purposes of construing this Agreement against one Party or the other.

Section 8.11 Headings and Captions.

The headings and captions in this Agreement are for convenience and reference purposes only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

Section 8.12 Counterparts; Effectiveness.

This Agreement may be executed in two (2) or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. This Agreement shall become effective when each Party hereto shall have received a counterpart hereof signed by the other Party hereto. Any counterpart may be executed by facsimile or pdf signature and such facsimile or pdf signature shall be deemed an original.

Section 8.13 Severability.

If any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions shall nevertheless be given full force and effect.

Section 8.14 Expenses.

Zogenix shall be responsible for its own costs and expenses in connection with entering into and consummating the transactions contemplated by this Agreement. Zogenix also agrees, whether or not the Closing occurs, to pay and reimburse CHRP for CHRP’s actual, and documented out-of-pocket fees and expenses (including reasonable legal fees and expenses incurred by CHRP in connection with CHRP’s due diligence investigation) arising out of or relating to the transactions contemplated hereby, to the extent such expenses do not exceed [***].

Section 8.15 Governing Law; Jurisdiction.

(a) This Agreement shall be governed and construed in accordance with the laws of the State of New York, USA, without giving effect to any choice of law provisions thereof. Each Party hereby submits itself for the purpose of this Agreement and any controversy arising hereunder to the exclusive jurisdiction of the state and federal courts located in the County of New York, State of New York, USA, and any courts of appeal therefrom, and waives any

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objection on the grounds of lack of jurisdiction (including venue) to the exercise of such jurisdiction over it by any such courts. Prior to bringing a legal action against the other Party (other than an action for injunctive relief, which may be brought at any time), and provided further that payments to CHRP have not been suspended or CHRP has not been prevented from bringing an “Enforcement Action” (as that term is defined in the Intercreditor Agreement) by a Senior Lender, and a delay of such legal action by a Party would not otherwise materially prejudice the rights of such Party in the reasonable judgment of counsel, [***], either Party shall be entitled to bring an action in accordance with Section 8.15(a) and (b).

(b) Each Party hereto hereby irrevocably consents to the service of process out of any of the courts referred to in subsection (a) above of this Section 8.15 in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address set forth in this Agreement. Each Party hereto hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any suit, action or proceeding commenced hereunder or under any other Transaction Document that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of a Party to serve process on the other Party in any other manner permitted by law. In the event of any litigation under this Section 8.15, the [***].

Section 8.16 Waiver of Jury Trial.

Each Party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any action, proceeding, claim or counterclaim arising out of or relating to any Transaction Document or the transactions contemplated under any Transaction Document. This waiver shall apply to any subsequent amendments, renewals, supplements or modifications to any Transaction Document.

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

ZOGENIX:	ZOGENIX, INC.

	By:	/s/ Ann Rhoads
	Name:	Ann Rhoads
	Title:	Chief Financial Officer

CHRP:	COWEN HEALTHCARE ROYALTY
PARTNERS II, L.P.

By Cowen Healthcare Royalty GP, LLC
Its General Partner

	By:	/s/ Todd C. Davis
	Name:	Todd C. Davis
	Title:	Managing Director

[SIGNATURE PAGE – FINANCING AGREEMENT]

EXHIBIT A

FORM OF ASSIGNMENT AGREEMENT

ASSIGNMENT

This ASSIGNMENT (this “Assignment”), dated as of June 30, 2011, is made and entered into by and between Zogenix, Inc., a Delaware corporation (the “Assignor”), and Cowen Healthcare Royalty Partners II, L.P., a Delaware limited partnership (together with its Affiliates, the “Assignee”). All capitalized terms used and not defined herein shall have the meanings ascribed to them in the Financing Agreement referred to below.

WHEREAS, the Assignor and the Assignee are parties to that certain Financing Agreement, dated even date herewith (the “Financing Agreement”), pursuant to which, among other things, the Assignor agrees to assign, transfer and convey to the Assignee, and the Assignee agrees to accept from the Assignor, all of the Assignor’s right, title and interest in and to the Assigned Rights, as that term is defined in the Financing Agreement, for consideration in the amount and on the terms and conditions provided therein;

WHEREAS, the parties now desire to carry out the purposes of the Financing Agreement by the execution and delivery of this instrument evidencing the Assignor’s assignment, transfer and conveyance, and Assignee’s purchase and acceptance, of the Assigned Rights; and

WHEREAS, capitalized terms used and not defined herein have the meanings given to them in the Financing Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and of other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Assignment and Assumption of Assigned Rights. Subject to Section 2.01 of the Financing Agreement, the Assignor hereby assigns, transfers and conveys to the Assignee free and clear of all Liens (other than Permitted Liens and those Liens created in favor of Assignee pursuant to the Security Agreement), and the Assignee hereby accepts, all of the Assignor’s right, title and interest in and to all of the Assigned Rights, subject to Section 2 below. The Assignor hereby represents and warrants to the Assignee that the assignment of the Assigned Rights effected hereby is sufficient to vest in the Assignee a valid ownership interest in all of the Assigned Rights, including, without limitation the Assigned Rights that are “payment intangibles” as defined in the UCC.

2. No Assumption of Obligations. The parties acknowledge that the Assignee is not assuming any debt, liability or obligation of the Assignor, known or unknown, fixed or contingent, in connection with the Assigned Rights, including, without limitation, the Excluded Liabilities and Obligations.

3. Further Assurances. Each party hereto shall execute, acknowledge and deliver to the other party any and all documents or instruments, and shall take any and all actions, reasonably required by such other party from time to time, to confirm or effect the matters set forth herein, or otherwise to carry out the purposes of the Financing Agreement and this Assignment and the transactions contemplated thereby and hereby.

4. Financing Agreement. This Assignment is entered into pursuant to and is subject in all respects to all of the terms, provisions and conditions of the Financing Agreement, and nothing herein shall be deemed to modify any of the representations, warranties, covenants and obligations of the parties thereunder.

5. Interpretation. In the event of any conflict or inconsistency between the terms, provisions and conditions of this Assignment and the Financing Agreement, the terms, provisions and conditions of the Financing Agreement shall govern.

6. Counterparts; Effectiveness. This Assignment may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. This Assignment shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. Any counterpart may be executed by facsimile or pdf signature and such facsimile or pdf signature shall be deemed an original.

7. Governing Law; Jurisdiction; Service of Process; Waiver of Jury Trial.

(a) This Assignment shall be governed and construed in accordance with the laws of the State of New York, USA, without giving effect to any choice of law provisions thereof. Subject to Section 8.15(a) of the Financing Agreement, each party hereto hereby submits itself for the purpose of this Assignment and any controversy arising hereunder to the exclusive jurisdiction of the state and federal courts located in the County of New York, State of New York, USA, and any courts of appeal therein, and waives any objection on the grounds of lack of jurisdiction (including, without limitation, venue) to the exercise of such jurisdiction over it by any such courts.

(b) Each party hereto hereby irrevocably consents to the service of process out of any of the courts referred to in subsection (a) above of this Section 7 in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address set forth in Section 8.03 of the Financing Agreement. Each party hereto hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any suit, action or proceeding commenced hereunder or under any other Transaction Document that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of a party to serve process on the other party in any other manner permitted by law. In the event of any litigation under this Section 7, the prevailing party shall be entitled to reimbursement of any reasonable and documented out-of-pocket expenses (including reasonable fees and expenses of legal counsel) incurred by the prevailing party in connection with asserting or enforcing such action hereunder, including, without limitation, in the case CHRP is the prevailing party in connection with any Bankruptcy Event with respect to Assignor, and the non-prevailing party agrees to reimburse and indemnify the prevailing party for such expenses.

(c) Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any action, proceeding, claim or counterclaim arising out of or relating to any Transaction Document or the transactions contemplated under any Transaction Document. This waiver shall apply to any subsequent amendments, renewals, supplements or modifications to any Transaction Document.

IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment to be duly executed by their respective authorized officers as of the date first above written.

ASSIGNOR:

ZOGENIX, INC.

By:

Name:
Title:

ASSIGNEE:

COWEN HEALTHCARE ROYALTY

PARTNERS II, L.P.

By Cowen Healthcare Royalty GP, LLC
Its General Partner

By:
Name:	Todd C. Davis
Title:	Managing Director

[SIGNATURE PAGE – ASSIGNMENT]

Exhibit B

FORM OF INTERCREDITOR AGREEMENT

SUBORDINATION AND INTERCREDITOR AGREEMENT

This SUBORDINATION AND INTERCREDITOR AGREEMENT (this “Agreement”), dated as of June 30, 2011, is between COWEN HEALTHCARE ROYALTY PARTNERS II, L.P., a Delaware limited partnership (together with its Affiliates, “Subordinated Creditor”) with an office at 177 Broad Street, Suite 1101, Stamford, CT 06901, OXFORD FINANCE LLC (successor in interest to Oxford Finance Corporation), a Delaware limited liability company (together with its Affiliates, “Senior Creditor”) with an office located at 133 North Fairfax Street, Alexandria, VA 22314, for itself and in its capacity as Administrative Agent (as hereinafter defined) for the Lenders (as hereinafter defined), and SILICON VALLEY BANK, a California banking corporation with an office located at 4370 La Jolla Village Drive, Suite 860, San Diego, CA 92122, a Lender.

R E C I T A L S

A. Zogenix, Inc. (“Borrower”), the Lenders and Senior Creditor have entered into that certain Second Amended and Restated Loan and Security Agreement dated as of October 8, 2010 (as modified, amended and or restated from time to time, the “Oxford Loan Agreement”), pursuant to which, among other things, the Lenders have made, subject to the terms and conditions set forth in the Oxford Loan Agreement, certain loans and financial accommodations to Borrower, and pursuant to which Borrower has granted to Senior Creditor a first priority continuing lien on, and security interest in, the Collateral set forth on Exhibit A annexed hereto (the “Collateral”).

B. Subordinated Creditor has agreed, pursuant to that certain CHRP Financing Agreement of even date herewith (the “CHRP Financing Agreement”) between Borrower and Subordinated Creditor, to make an advance to Borrower in the amount of Thirty Million Dollars ($30,000,000).

C. Pursuant to the Security Agreement of even date herewith (the “CHRP Security Agreement”) between Borrower and Subordinated Creditor, Borrower has granted to Subordinated Creditor a continuing lien on, and security interest in, the Collateral, junior in priority to the rights of Senior Lender.

D. Subordinated Creditor and Senior Creditor desire to confirm and agree upon their respective rights in and to the Collateral, and their rights to receive payments under the CHRP Financing Agreement and the Oxford Loan Agreement, respectively, which agreements and understandings are set forth below.

NOW, THEREFORE, in order to induce Subordinated Creditor to consummate the transactions contemplated by the CHRP Financing Agreement, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

1. Definitions. The following terms shall have the following meanings in this Agreement:

Administrative Agent means the “Administrative Agent” as such term is defined in the Oxford Loan Agreement, as in effect on the date hereof.

Affiliate means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person’s senior executive officers, directors, partners and, with respect to any Person that is a limited liability company, such Person’s managers and members.

Agreement is defined in the introductory paragraph.

Bankruptcy Code means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.), as amended and in effect from time to time and the regulations issued from time to time thereunder.

Borrower is defined in Recital A.

Business Day is any day other than a Saturday, Sunday and other day on which banking institutions in the States of California or New York are authorized or required by law or other governmental action to close.

CHRP Financing Agreement is defined in Recital B.

CHRP Financing Documents means the “Transaction Documents” as such term is defined in the CHRP Financing Agreement, as in effect on the date hereof.

CHRP Security Agreement is defined in Recital C.

Collateral is defined in Recital A.

Debt of a Person means, at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising and paid on a timely basis and in the ordinary course of business, (iv) all capital leases of such Person, (v) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance or similar instrument, (vi) all obligations secured by a Lien on any asset of such Person, whether or not such obligation is otherwise an obligation of such Person, (vii) “earnouts” and similar payment obligations of such Person, (viii) all letters of credit and (ix) all Debt of others guaranteed by such Person. Without duplication of any of the foregoing, Debt of the Borrower shall include any and all Senior Indebtedness under the Senior Indebtedness Documents and any and all Subordinated Indebtedness under the Subordinated Indebtedness Documents.

Enforcement Action means, with respect to Subordinated Creditor, Senior Creditor or any Lender and with respect to any Subordinated Indebtedness or Senior Indebtedness, respectively, or any item of Collateral in which such Subordinated Creditor or Senior Creditor or Lender has or claims a security interest, lien or right of offset, any action, whether judicial or nonjudicial, to repossess, collect, accelerate, offset, recoup, give notification to third parties with respect to, sell, dispose of, foreclose upon, give notice of sale, disposition, or foreclosure with respect to, or obtain equitable or injunctive relief with respect to, such Subordinated Indebtedness or Senior Indebtedness or Collateral. Without limiting the foregoing, the filing by Subordinated Creditor, Senior Creditor or any Lender of, or the joining in the filing by any of them of, an involuntary bankruptcy or insolvency proceeding against Borrower also is an Enforcement Action.

Fixed Payment means each of the following payments, due on each of the following respective dates (the “Fixed Payment Dates”):

(a) Ten Million Dollars ($10,000,000) on January 31, 2015;

(b) Ten Million Dollars ($10,000,000) on January 31, 2016; and

(c) Ten Million Dollars ($10,000,000) on January 31, 2017;

provided that, the definition of Fixed Payment, as set forth in the CHRP Financing Agreement, and the amounts thereof, as set forth above, may not be modified or amended to accelerate the dates of payment, or the amounts thereof, without Senior Creditor’s prior written consent, which may be granted or withheld in Senior Creditor’s sole discretion.

Lenders means the “Lenders” as such term is defined in the Oxford Loan Agreement, as in effect on the date hereof.

Lien means any lien, hypothecation, charge, security agreement, security interest, mortgage, pledge, or any encumbrance, right or claim of any other Person of any kind whatsoever whether choate or inchoate, filed or unfiled, noticed or unnoticed, recorded or unrecorded, contingent or non-contingent, material or non-material, known or unknown.

Option Period is defined in Section 5.

Oxford Loan Agreement is defined in Recital A.

Oxford Loan Documents means the “Loan Documents” as such term is defined in the Oxford Loan Agreement, as in effect on the date hereof.

Oxford/Zogenix Term Loan means the “Growth Capital Loan Commitment” as defined in the Oxford Loan Agreement in effect on the date hereof.

Oxford/Zogenix Working Capital Line means the “Revolving Line” as defined in the Oxford Loan Agreement in effect on the date hereof.

Paid in Full or Payment in Full means the indefeasible payment in full in cash of all Senior Indebtedness and termination of all commitments to lend under the Oxford Loan Documents and Permitted Senior Refinancing Documents.

Permitted Refinancing means any refinancing of the Senior Indebtedness under the Oxford Loan Documents, or of the Subordinated Indebtedness under the CHRP Financing Documents, as applicable, provided, that the financing documents entered into by Borrower in connection with any such refinancing constitute Permitted Senior Refinancing Documents or Permitted Subordinated Refinancing Documents, as applicable.

Permitted Senior Refinancing Documents means any financing documentation which amends, restates or replaces the Oxford Loan Documents and pursuant to which the Senior Indebtedness under the Oxford Loan Documents is refinanced, as such financing documentation may be amended, supplemented, restated or otherwise modified and in effect from time to time as permitted hereunder, but specifically excluding any such financing documentation to the extent that such documentation contains, either initially or by amendment or other modification, any terms, conditions, covenants or defaults which are prohibited by the terms of this Agreement.

Permitted Subordinated Indebtedness Payments means:

(a) the Revenue Interest Payments;

(b) the Fixed Payments on the Fixed Payment Dates; and

(d) reimbursement of Subordinated Creditor for reasonable out-of-pocket costs and expenses, including attorneys’ fees and expenses, actually incurred by such Person on matters directly relating to the Subordinated Indebtedness, together with reasonable and customary fees associated with and assessed in connection with amendments of the Subordinated Indebtedness Documents permitted hereunder;

in each instance, to the extent then due and payable, in cash, in accordance with the terms of the Subordinated Indebtedness Documents.

Permitted Subordinated Refinancing Documents means any financing documentation which amends, restates or replaces the CHRP Financing Documents and pursuant to which the Subordinated Indebtedness under the CHRP Financing Documents is refinanced, as such financing documentation may be amended, supplemented, restated or otherwise modified and in effect from time to time as permitted hereunder, but specifically excluding any such financing documentation to the extent that such documentation contains, either initially or by amendment or other modification, any terms, conditions, covenants or defaults which are prohibited or not permitted by the terms of this Agreement.

Person means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or governmental authority.

Proceeding is defined in Section 2.4.

Property means, with respect to any Person, all property and interests in property of such Person, whether real, personal or mixed, whether now owned or existing or hereafter acquired or arising and wheresoever located.

Purchase Event means the occurrence of any of the following events:

(a) an acceleration of the Senior Indebtedness in accordance with the terms of the Senior Indebtedness Documents;

(b) a Senior Payment Default that has not been cured or waived by Senior Creditor within thirty (30) days of the occurrence thereof; or

(c) the commencement of any Proceeding with respect to Borrower.

Purchase Period is defined in Section 5.

Reorganization Subordinated Securities means any notes or other securities issued in substitution of all or any portion of the Subordinated Indebtedness with terms no less advantageous to Borrower than the terms contained in the Subordinated Indebtedness Documents, any security for which is subordinated in priority to the Senior Creditor Liens (or to valid and perfected Liens granted to secure any notes or other securities issued in substitution of all or any portion of the Senior Indebtedness) at least to the same extent and on substantially the same terms that the Subordinated Liens are subordinated to the Senior Liens pursuant to the terms of this Agreement.

Revenue Interest Payments has the meaning set forth in the CHRP Financing Agreement; provided that, the definition of Revenue Interest Payments, as set forth in the CHRP Financing Agreement, may not be modified or amended without Senior Creditor’s prior written consent, which may be granted or withheld in Senior Creditor’s sole discretion.

Senior Covenant Default means any “Default” or “Event of Default” under the Oxford Loan Documents or Permitted Senior Refinancing Documents, other than a Senior Payment Default.

Senior Creditor has the meaning ascribed to such term in the preamble of this Agreement and shall include, for all purposes hereof, any other holder of the Senior Indebtedness from time to time (whether or not such subsequent holder executes a joinder hereto).

Senior Creditor Lien has the meaning set forth Section 2.1.

Senior Default means a Senior Covenant Default or a Senior Payment Default, as applicable.

Senior Default Notice means a written notice from Senior Creditor to Subordinated Creditor pursuant to which Subordinated Creditor is notified of the existence of a Senior Covenant Default or a Senior Payment Default, which notice (i) states that it is a “Senior Default Notice” for purposes of this Agreement and (ii) sets forth the specific sections of the Senior Indebtedness Documents giving rise to such Senior Covenant Default or Senior Payment Default.

Senior Indebtedness means all Debt, liabilities and other obligations of any and every kind and nature now existing or hereafter arising, contingent or otherwise, of Borrower under, in connection with, or evidenced by the Senior Indebtedness Documents to the extent secured by the Senior Creditor Liens, including, without limitation, all such obligations to pay (i) principal, (ii) interest or premium (including interest accruing after the commencement of any Proceeding, whether or not constituting an allowed claim in such Proceeding), (iii) fees, (iv) costs, expenses and other amounts related to any indemnity against loss, damage or liability, and (v) any other monetary obligation, and all such Debt, obligations and liabilities incurred with respect to Permitted Refinancings of the Senior Indebtedness existing on the date hereof, together with any amendments, restatements, modifications, renewals or extensions of any thereof permitted hereunder; provided, however, that “Senior Indebtedness” excludes any refinancings of the Debt evidenced by the Oxford Loan Documents, or amendments to the Oxford Loan Documents, to the extent that such refinancings or amendments are not permitted under Section 3(b), and provided, further, that in no event shall the principal amount of the Oxford/Zogenix Term Loan exceed the sum of Thirty Million Dollars ($30,000,000) plus costs and expenses incurred following the occurrence of a Senior Payment Default or Senior Covenant Default, as the case may be, by or for the account of Senior Creditor (or any representatives thereof), and provided, further, that in no event shall the Senior Creditor be prohibited from increasing the principal amount of the Oxford/Zogenix Working Capital Line.

Senior Indebtedness Documents means the Oxford Loan Documents, the Permitted Senior Refinancing Documents and all other agreements, documents and instruments evidencing, securing or pertaining to obligations of Borrower to Senior Creditor, as amended, supplemented, restated or otherwise modified and in effect from time to time as permitted hereunder.

Senior Payment Default means a Default or Event of Default described in Section 8.1 of the Oxford Loan Agreement or any similar provision in the Permitted Senior Refinancing Documents, or any other Default or Event of Default resulting from the failure of Borrower to pay, when due, any principal interest, premium, fees or other monetary obligations under any Oxford Loan Document or Permitted Refinancing Credit Document, including, without limitation, in each case, any default in payment of Senior Indebtedness after acceleration thereof.

Subordinated Creditor has the meaning ascribed to such term in the preamble of this Agreement and shall include, for all purposes hereof, any other holder of the Subordinated Indebtedness from time to time (whether or not such subsequent holder executes a joinder hereto).

Subordinated Creditor Lien has the meaning set forth in Section 2.1.

Subordinated Default means a default in the payment of the Subordinated Indebtedness, or performance of any term, covenant or condition contained in the Subordinated Indebtedness Documents or the occurrence of any other event or condition constituting a default or event of default under the Subordinated Indebtedness Documents.

Subordinated Default Notice means a written notice to Senior Creditor from Subordinated Creditor pursuant to which Senior Creditor is notified of the existence of a Subordinated Default, which notice (i) states that it is a “Subordinated Default Notice” for purposes of this Agreement and (ii) sets forth the specific sections of the Subordinated Indebtedness Documents giving rise to such Subordinated Default.

Subordinated Indebtedness means all Debt, liabilities and other obligations of any and every kind and nature now existing or hereafter arising, contingent or otherwise, of Borrower or any other Person under, in connection with, or evidenced or secured by any of the Subordinated Indebtedness Documents, in each case including, without limitation, obligations to pay (i) principal, (ii) interest or premium (including interest accruing after the commencement of any Proceeding, whether or not constituting an allowed claim in such Proceeding), (iii) fees, (iv) costs, expenses and other amounts related to any indemnity against loss, damage or liability, and (v) any other monetary obligation arising under the Subordinated Indebtedness Documents; provided, that “Subordinated Indebtedness” excludes any refinancings of the Debt evidenced by the CHRP Financing Documents, or amendments to the CHRP Financing Documents, to the extent that such refinancings or amendments are not permitted under Section 3(c).

Subordinated Indebtedness Documents means the CHRP Financing Agreement, the other CHRP Financing Documents, the Permitted Subordinated Refinancing Documents and all other agreements, documents and instruments evidencing, securing or pertaining to obligations of Borrower to Subordinated Creditor, as amended, supplemented, restated or otherwise modified and in effect from time to time as permitted hereunder.

Subsidiary means, with respect to a Person, any Person of which more than 50% of the voting stock or other equity interests (in the case of Persons other than corporations) is owned or controlled directly or indirectly by such Person or one or more Affiliates of such Person.

2. Subordination of Liens Securing Subordinated Indebtedness to Liens Securing Senior Indebtedness; Repayment of Indebtedness.

2.1 Subordination. Subordinated Creditor hereby subordinates all Liens that have been, or may be, granted by Borrower to such Subordinated Creditor in respect of the Subordinated Indebtedness (each, a “Subordinated Creditor Lien”), to the Liens that have been, or may be, granted by the Borrower to Senior Creditor in respect of the Senior Indebtedness (each, a “Senior Creditor Lien”).

2.2 Permitted Payments. Subject to the terms hereof, for so long as the Subordinated Indebtedness remains outstanding, Borrower may make to Subordinated Creditor, and Subordinated Creditor may accept and retain, Permitted Subordinated Indebtedness Payments.

2.3 Restrictions on Payments. Notwithstanding the foregoing, Borrower may not make, and Subordinated Creditor may not accept or retain, any Permitted Subordinated Indebtedness Payment or any other amount with respect to the Subordinated Indebtedness if, at the time of such payment, Subordinated Creditor shall have received a Senior Default Notice from Senior Creditor stating that a Senior Default exists, for each period (each, a “Payment Blockage Period”) commencing on the date of the Senior Default Notice and continuing until:

(a) with respect to each Senior Default Notice identifying any Senior Payment Defaults: the date on which each of the Senior Payment Defaults identified in such Senior Default Notice shall have been cured or waived (as evidenced by a written notice of cure or waiver from Senior Creditor to the Borrower, which written notice shall be sent promptly upon such cure or waiver). So long as any Senior Payment Default shall be continuing, any number of Senior Default Notices identifying Senior Payment Defaults may be given and any number of Payment Blockage Periods may be commenced by Senior Creditor pursuant to this paragraph (a); and

(b) (i) with respect to each Senior Default Notice identifying any Senior Covenant Defaults resulting in the commencement of an Enforcement Action by Senior Creditor, the date on which each of the Senior Covenant Defaults identified in such Senior Default Notice shall have been cured or waived (as evidenced by a written notice of cure or waiver from Senior Creditor to the Borrower, which written notice shall be sent promptly upon such cure or waiver) or such Enforcement Action shall have been terminated, dismissed or withdrawn and (ii) with respect to each Senior Default Notice identifying any Senior Covenant Defaults not resulting in the commencement of an Enforcement Action by Senior Creditor, the earlier to occur of the following: (x) the date fifteen (15) days after the commencement of such Payment Blockage Period; or (y) the date on which each of the Senior Covenant Defaults identified in such Senior Default Notice shall have been cured or waived (as evidenced by a written notice of cure or waiver from Senior Creditor to the Borrower). Senior Creditor shall not be permitted to send more than two (2) Senior Default Notices identifying Senior Covenant Defaults (not resulting in an Enforcement Action) during any period of 365 consecutive days; provided that, no such limitation shall apply if Senior Creditor has then (A) issued a Senior Default Notice identifying a Senior Payment Default (which has not been waived or cured) or (B) initiated an Enforcement Action (which has not been terminated, dismissed or withdrawn);

provided, however, that, so long as Senior Creditor has not then commenced an Enforcement Action, Borrower may resume Permitted Subordinated Indebtedness Payments to Subordinated Creditor (and may make any Permitted Subordinated Indebtedness Payments missed due to the application of the preceding paragraphs (a) and (b)), and Subordinated Creditor may accept and retain such Permitted Subordinated Indebtedness Payments, but only to the extent then actually due and payable in cash under the Subordinated Indebtedness Documents and without regard to any acceleration of any amounts (which amounts may be accrued) due under the Subordinated Indebtedness Documents.

Notwithstanding anything herein to the contrary, Borrower shall not be prohibited from making, and Subordinated Creditor shall not be prohibited from receiving, Permitted Subordinated Indebtedness Payments to the extent made on a paid-in-kind or accretion basis (and not made in cash), including default or other interest on Subordinated Indebtedness evidenced by the Subordinated Indebtedness Documents.

Subordinated Creditor shall promptly deliver to Senior Creditor, in the form received (except for endorsement or assignment by Senior Creditor where required by Senior Creditor) for application to the Senior Indebtedness any payment, distribution, security or proceeds received by Subordinated Creditor with respect to the Subordinated Indebtedness other than in accordance with this Agreement.

The parties acknowledge and agree that the provisions of this Section 2.3 shall not apply to any payment with respect to which Section 2.4 would be applicable.

2.4 Proceedings. In the event of any insolvency, bankruptcy, receivership, custodianship, liquidation, reorganization, assignment for the benefit of creditors or other proceeding for the liquidation, dissolution or other winding up of Borrower or any of their respective Property (each of the foregoing, a “Proceeding”): (a) all Senior Indebtedness first shall be Paid in Full before any payment (whether made in cash, securities or other Property) of or with respect to the Subordinated Indebtedness shall be made in such Proceeding (other than a distribution of Reorganization Subordinated Securities); (b) any payment which, but for the terms hereof, otherwise would be payable or deliverable in such Proceeding in respect of the Subordinated Indebtedness (other than a distribution of Reorganization Subordinated Securities), shall be paid or delivered directly to Senior Creditor (to be held and/or applied by Senior Creditor in accordance with the terms of the Senior Indebtedness Documents) until all Senior Indebtedness is Paid in Full, and Subordinated Creditor irrevocably authorizes, empowers and directs all receivers, trustees, liquidators, custodians, conservators and others having authority in the premises to effect all such payments and deliveries, and Subordinated Creditor also irrevocably authorizes, empowers and directs Senior Creditor to demand, sue for, collect and receive every such payment or distribution; (c) Subordinated Creditor agrees to execute and deliver to Senior Creditor or its representative all such further instruments confirming the authorization referred to in the foregoing clause (b) as Senior Creditor may reasonably request; and (d) Subordinated Creditor hereby irrevocably authorizes, empowers and appoints Senior Creditor its agent and attorney-in-fact to (i) execute, verify, deliver, file and vote any proofs of claim in respect of the Subordinated Indebtedness in connection with any such Proceeding upon the failure of such Person to do so thirty (30) days before the expiration of the time to file any such proof of claim, and (ii) vote such claim in any such Proceeding upon the failure of Subordinated Creditor to do so prior to fifteen (15) days before the expiration of the time to vote any such claim; provided, that Senior Creditor shall have no obligation to execute, verify, deliver, file and/or vote any such proof of claim. In the event that Senior Creditor votes any claim in accordance with the authority granted hereby, Subordinated Creditor shall not be entitled to change or withdraw such vote. This Agreement shall be reinstated if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by any holder of the Senior Indebtedness or any representative of such holder and the Senior Indebtedness, or portion thereof, intended to have been satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

2.5 Incorrect Payments. If any payment (whether made in cash, securities or other Property) not permitted to be accepted by Subordinated Creditor under this Agreement is received by Subordinated Creditor on account of any Subordinated Indebtedness before all Senior Indebtedness is Paid in Full, such payment shall not be commingled with any asset of such Person, shall be held in trust by such Person for the benefit of Senior Creditor and shall be paid over to Senior Creditor, or its designated representative, for application (in accordance with the Oxford Loan Agreement or the Permitted Senior Refinancing Documents, as the case may be) to the payment of the Senior Indebtedness then remaining unpaid, until all of the Senior Indebtedness is Paid in Full.

2.6 Other Covenants of Creditors.

(a) Each of Subordinated Creditor and Senior Creditor shall deliver to the other copies of all demands for payment, notices of default, Events of Default (and any notices of waiver or cure with respect thereto), satisfaction and acceleration under the Subordinated Indebtedness Documents and the Senior Indebtedness Documents, respectively, substantially contemporaneously with delivery of such notices to Borrower; provided that neither Subordinated Creditor nor Senior Creditor shall have any liability to the other for failure to abide by the terms of this Section 2.6(a).

(b) Until the Senior Indebtedness is Paid in Full, Subordinated Creditor shall not, without the prior written consent of Senior Creditor, take any Enforcement Action with respect to any of the Collateral, except as provided in the following sentence. Upon the earliest to occur of:

(i)	(A) the passage of one hundred fifty (150) days from the date of Senior Creditor’s receipt of a Subordinated Default Notice that includes a statement that Subordinated Creditor is commencing the one hundred fifty (150) day standstill period provided for herein, if the Subordinated Default described therein shall not have been cured or waived by Subordinated Creditor and (B) Senior Creditor has not initiated any Enforcement Action with respect to the Collateral within such period; or

(ii)	Payment in Full of the Senior Indebtedness;

Subordinated Creditor may, upon (1) five (5) Business Days’ prior written notice to Senior Creditor and (2) such prior written notice to Borrower as is required by the terms of the Subordinated Indebtedness Documents, take Enforcement Actions with respect to the Collateral; provided, that no such notice shall be required with respect to Enforcement Actions permitted under clause (ii) of this subsection 2.6(b), and any such notice given with respect to Enforcement Actions permitted to be taken under clause (i) of this subsection 2.6(b), may be given at any time following, but no earlier than five (5) Business Days prior to, the end of any applicable one hundred fifty (150) day period.

(c) Subordinated Creditor acknowledges that so long as the Senior Indebtedness remains not Paid in Full, Senior Creditor shall have the first right to exercise an Enforcement Action with respect to the Collateral, provided, however, that absent exigent circumstances (as reasonably determined by Senior Creditor) (i) Senior Creditor shall use commercially reasonable efforts to provide Subordinated Creditor with five (5) Business Days’ prior written notice of the initiation of any such Enforcement Action and, (ii) prior to initiating any Enforcement Action, Senior Creditor shall discuss with Subordinated Creditor how best to maximize the value of the Collateral, and shall give reasonable consideration to the suggestions of Subordinated Creditor in undertaking any Enforcement Action. The parties agree that any such discussions shall take place within fifteen (15) days of Subordinated Creditor’s receipt of notice of Senior Creditor’s intent to initiate an Enforcement Action. Senior Creditor shall exercise and enforce all of its privileges and rights with respect to the Collateral according to its commercially reasonable discretion and exercise of its business judgment.

2.7 Rights as Unsecured Creditors. Subject to the terms and provisions of this Agreement, including, without limitation, Section 2.6 hereof, Subordinated Creditor may exercise at any time against Borrower or its Property the respective rights and remedies of such Person as an unsecured Creditor of Borrower under the Subordinated Indebtedness Documents and applicable law. In furtherance and not in limitation of the foregoing, (a) Subordinated Creditor shall have and hereby expressly retains and reserves any claim, motion, objection or argument that otherwise could be asserted by an unsecured Creditor of Borrower, including any objections or claims that any transfer (including any strict foreclosure) constitutes a fraudulent conveyance or transfer under Section 548 of the Bankruptcy Code or any applicable state law or a violation by Borrower of any applicable law (including any breach of fiduciary duty) and, (b) Subordinated Creditor shall be entitled to initiate or participate in any involuntary bankruptcy proceedings as an unsecured Creditor of Borrower, and file any pleadings, claims, objections, motions or arguments that assert rights or interests available to unsecured Creditors of Borrower arising under the Bankruptcy Code or other applicable law.

2.8 Possession of Collateral. If Senior Creditor or Subordinated Creditor shall obtain possession of any Collateral, it shall hold such Collateral for itself and as agent and bailee for the other for purposes of perfecting Senior Creditor’s or Subordinated Creditor’s security interest therein.

3. Continued Effectiveness of this Agreement; Modifications to Indebtedness.

(a) The terms of this Agreement, the priority of Liens effected hereby, and the rights and the obligations of Subordinated Creditor and Senior Creditor arising hereunder, shall not be affected, modified or impaired in any manner or to any extent by: (i) any amendment, restatement, modification or supplement to the Senior Indebtedness Documents or Subordinated Indebtedness Documents (to the extent such amendment, modification or supplement is not prohibited under the terms of this Agreement); (ii) the validity or enforceability of any of such documents; or (iii) any exercise or non-exercise of any right, power or remedy under or in respect of the Senior Indebtedness or the Subordinated Indebtedness or any of the instruments or documents referred to in clause (i) above.

(b) Senior Creditor may at any time and from time to time without the consent of or notice to Subordinated Creditor, without incurring liability to Subordinated Creditor and without impairing or releasing the obligations of Subordinated Creditor under this Agreement, change the manner or place of payment or extend the time of payment of or renew or alter any Senior Indebtedness, or amend, supplement, restate or otherwise modify in any manner any Oxford Loan Document or Permitted Senior Refinancing Document; provided, that, notwithstanding anything herein to the contrary, Senior Creditor shall not amend or otherwise modify the terms of the Senior Indebtedness, or refinance the Senior Indebtedness, without the consent of Subordinated Creditor if the effect of such amendment, modification or refinancing is to (i) increase the principal amount of the Oxford/Zogenix Term Loan or the Oxford/Zogenix Working Capital Line to amounts in excess of the maximum amounts therefor as set forth in the proviso to the definition of Senior Indebtedness herein, (ii) increase the rate of interest on any of the Senior Indebtedness to a rate more than five percent (5.00%) in excess of the default rate with respect to the Oxford/Zogenix Term Loan, (iii) extend the final maturity of the Oxford/Zogenix Term Loan (as set forth in the Oxford Loan Agreement) by more than six months, (iv) otherwise change the terms of the Senior Indebtedness in a manner materially adverse to the Borrower or add any event of default with respect to the Senior Indebtedness, or (v) take any additional Liens on any Property of Borrower, any Subsidiary of Borrower or any other Person other than the Senior Creditor Liens existing on the date hereof.

(c) Subordinated Creditor may at any time and from time to time without the consent of or notice to Senior Creditor, without incurring liability to Senior Creditor and without impairing or releasing the obligations of Senior Creditor under this Agreement, change the manner or place of payment or extend the time of payment of or renew or alter any Subordinated Indebtedness, or amend, supplement, restate or otherwise modify in any manner any Subordinated Loan Document or Permitted Subordinated Refinancing Document; provided, that, notwithstanding anything herein to the contrary, Subordinated Creditor shall not amend or otherwise modify the terms of the Subordinated Indebtedness, or refinance the Subordinated Indebtedness, without the consent of the Senior Creditor if the effect of such amendment, modification or refinancing is to (i) increase the principal amount of the Subordinated Indebtedness, (ii) increase the rate of interest on any of the Subordinated Indebtedness, (iii) modify or amend any Fixed Payment Date to accelerate the date of payment of any Fixed Payment, (iv) modify or amend any Fixed Payment amount, (iv) modify or amend the definition of Revenue Interest Payments to increase the percentage, amounts or frequency thereof, (vii) modify or amend the definition of Included Products Payments (as defined in the CHRP Financing Agreement), to expand or increase the scope products or payments included therein, (viii) otherwise change the terms of the Subordinated Indebtedness in a manner materially adverse to the Borrower, or (ix) take any additional Liens on any Property of

Borrower, any Subsidiary of Borrower or any other Person other than the Subordinated Creditor Liens existing on the date hereof.

4. Representations and Warranties. Subordinated Creditor hereby represents and warrants to Senior Creditor, and Senior Creditor hereby represents and warrants to Subordinated Creditor, in each case, as follows:

4.1 Existence and Power. Such Person is duly organized, validly existing and in good standing under the laws of the state of its organization.

4.2 Authority. Such Person has full power and authority to enter into, execute, deliver and carry out the terms of this Agreement and to incur the obligations provided for herein, all of which have been duly authorized by all proper and necessary action and are not prohibited by the organizational documents of such Person.

4.3 Binding Agreements. This Agreement, when executed and delivered, will constitute the valid and legally binding obligation of such Person enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles.

4.4 Conflicting Agreements; Litigation. No provisions of any mortgage, indenture, contract, agreement, statute, rule, regulation, judgment, decree or order binding on such Person or affecting the Property of such Person conflicts with, or requires any consent which has not already been obtained under, or would in any way prevent the execution, delivery or performance of the terms of this Agreement. The execution, delivery and carrying out of the terms of this Agreement will not constitute a default under, or result in the creation or imposition of, or obligation to create, any Lien upon the Property of such Person pursuant to the terms of any such mortgage, indenture, contract or agreement. No pending or, to the best of such Person’s knowledge, threatened, litigation, arbitration or other proceedings if adversely determined would in any way prevent the performance of the terms of this Agreement.

4.5 Default under Subordinated Indebtedness Documents and Senior Indebtedness Documents.

(a) Solely in the case of Subordinated Creditor, on the date hereof, to the knowledge of Subordinated Creditor, no default exists under or with respect to any of the Subordinated Indebtedness Documents.

(b) Solely in the case of Senior Creditor, on the date hereof, to the knowledge of Senior Creditor, no default exists under or with respect to the Oxford Loan Agreement or any of the other Oxford Loan Documents.

5. Purchase Right. Senior Creditor hereby grants to Subordinated Creditor the option to purchase the entire aggregate amount of outstanding Senior Indebtedness plus, to the extent not included in the definition of “Senior Indebtedness,” accrued interest, fees and expenses thereon, and all other amounts due under the Oxford Loan Documents (including any prepayment penalty or premium), exercisable within fifteen (15) Business Days following Subordinated Creditor’s receipt of notice of a Purchase Event (the “Option Period”). If Subordinated Creditor chooses to exercise such right, the parties shall endeavor to close promptly thereafter, but in any event within ten (10) Business Days following notice of the exercise of Subordinated Creditor’s purchase right (the “Purchase Period”). If Subordinated Creditor chooses to exercise its purchase right, such purchase shall be effected pursuant to documentation mutually acceptable to each of Senior Creditor and Subordinated Creditor; provided that any such transfer shall be without warranties or representations of Senior Creditor with respect to the Senior Indebtedness and or the Senior Indebtedness Documents, which shall be transferred, if at all, “as is, where is,” without warranties or representations of any kind other than that the same have not theretofore been transferred by Senior Creditor. If Subordinated Creditor elects not to exercise its purchase right under this Section 5 (or does not so irrevocably provide notice of such exercise within the required timeframe or close the purchase within the Purchase Period, unless such failure is to due solely to breach by Senior Creditor of this Agreement), Senior Creditor shall have no further obligations pursuant to this Section 5. Notwithstanding anything herein to the contrary, Senior Creditor shall not commence any Enforcement Action during the Option Period and, if Subordinated Creditor elects to exercise its purchase right hereunder, the Purchase Period; provided, if, upon expiration of the Purchase Period, the parties have not closed the transaction, Senior Creditor may commence any Enforcement Action in its sole discretion in accordance with the Senior Indebtedness Documents.

6. Cumulative Rights, No Waivers. Each and every right, remedy and power granted to Senior Creditor or Subordinated Creditor hereunder, as applicable, shall be cumulative and in addition to any other right, remedy or power specifically granted herein, in the Senior Indebtedness Document or the Subordinated Indebtedness Documents, as applicable or now or hereafter existing in equity, at law, by virtue of statute or otherwise, and may be exercised by Senior Creditor or Subordinated Creditor, as applicable, from time to time, concurrently or independently and as often and in such order as Senior Creditor or Subordinated Creditor, as applicable, may deem expedient; subject at all times to the terms and conditions of this Agreement. Any failure or delay on the part of Senior Creditor or Subordinated Creditor, as applicable, in exercising any such right, remedy or power, or abandonment or discontinuance of steps to enforce the same, shall not operate as a waiver thereof or affect such Person’s right thereafter to exercise the same, and any single or partial exercise of any such right, remedy or power shall not preclude any other or further exercise thereof or the exercise of any other right, remedy or power, and no such failure, delay, abandonment or single or partial exercise of such Person’s rights hereunder shall be deemed to establish a custom or course of dealing or performance among the parties hereto.

7. Modification. Any modification or waiver of any provision of this Agreement, or any consent to any departure by Senior Creditor or Subordinated Creditor therefrom, shall not be effective in any event unless the same is in writing and signed by both Senior Creditor and Subordinated Creditor, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific instance and for the specific purpose given. Any modification of any provision of this Agreement which adversely affects the Borrower’s rights, duties or obligations hereunder (as determined in the reasonable discretion of Senior Creditor), shall not be effective unless the same is in writing and signed by Borrower. Any notice to or demand on either party hereto in any event not specifically required of the other party hereto shall not entitle the receiving party to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

8. Additional Documents and Actions. Each Subordinated Creditor at any time, and from time to time, after the execution and delivery of this Agreement, upon the request of Senior Creditor and at the expense of the Borrower, promptly will execute and deliver such further documents and do such further acts and things as Senior Creditor may reasonably request in order to effect fully the purposes of this Agreement.

9. Notices. All notices and communications under this Agreement shall be in writing and shall be (a) delivered in person, (b) delivered by overnight express courier, or (c) sent by telecopy (with such telecopy to be confirmed promptly in writing sent in accordance with (a) or (b) above), addressed in each case as follows:

Senior Creditor:	Oxford Finance Corporation

133 N. Fairfax Street

Alexandria, VA 22314

Attn: Timothy A. Lex, Chief Operating Officer

Tel.: (703) 519-4900

Fax: (703) 519-5225

with a copy to:

Silicon Valley Bank

4370 La Jolla Village Drive, Suite 860

San Diego, CA 92122

Attn: Mike White

Tel.: (858) 784-3310

Fax: (858) 622-1424

Email: mwhite@svb.com\

and with a copy to:

DLA Piper LLP (US)

4365 Executive Drive, Suite 1100

San Diego, California 92121

Attn: Troy Zander

Fax: (858) 638-5086

Subordinated Creditor:	Cowen Healthcare Royalty Partners II, L.P.

177 Broad Street, Suite 1101

Stamford, CT 06901

Attention: Gregory B. Brown, M.D.

Facsimile No.: (646) 562-1293

with a copy to:

Cohen Tauber Spievack & Wagner P.C.

420 Lexington Avenue, Suite 2400

New York, NY 10170

Attention: Y. Jerry Cohen, Esq.

Facsimile No.: (212) 586-5095

Borrower:	Zogenix, Inc.

12671 High Bluff Drive, Suite 200

San Diego, California 92130

Attn: Chief Financial Officer

Tel.: (858) 436-9208

Fax: (858) 259-1166

with a copy to:

Latham & Watkins LLP

12636 High Bluff Drive, Suite 400

San Diego, California 92130

Attn: Faye H. Russell

Tel: (858) 523-5483

Fax: (858) 523-5450

or to any other address, as to any of the parties hereto (including any Person that becomes a holder of Subordinated Indebtedness after the date hereof), as such party shall designate in a written notice to the other parties hereto. All notices sent pursuant to the terms of this Section 9 shall be deemed received (i) if personally delivered, then on the Business Day of delivery, (ii) if sent by overnight, express carrier, on the next Business Day immediately following the day sent, or (iii) if delivered by telecopy, on the date of transmission if transmitted on a Business Day before 4:00 p.m. (Chicago time), otherwise on the next Business Day.

10. Severability. In the event that any provision of this Agreement is deemed to be invalid by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, this Agreement shall be construed as not containing such provision and the invalidity of such provision shall not affect the validity of any other provisions hereof, and any and all other provisions hereof which otherwise are lawful and valid shall remain in full force and effect.

11. Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of Senior Creditor and Subordinated Creditor, and shall be binding upon the successors and assigns of Senior Creditor, Subordinated Creditor and Borrower.

12. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall be one and the same instrument. Any such counterpart delivered to Senior Creditor and Subordinated Creditor by facsimile, email or similar electronic transmission shall be deemed the equivalent of an originally signed counterpart and shall be fully admissible in any enforcement proceedings regarding this Agreement.

13. Defining Rights of Creditors; Subrogation.

(a) The provisions of this Agreement are solely for the purpose of defining the relative rights of Subordinated Creditor, on the one hand, and Senior Creditor, on the other hand, and shall not be deemed to create any rights or priorities in favor of any other Person, including, without limitation, Borrower. The failure of Borrower to make any payment to Subordinated Creditor due solely to the operation of this Agreement shall not be construed as prohibiting the occurrence of a Subordinated Default.

(b) Subject to the Payment in Full of the Senior Indebtedness, in the event and to the extent cash, Property or securities otherwise payable or deliverable to the holder of the Subordinated Indebtedness shall have been applied pursuant to this Agreement to the payment of Senior Indebtedness, then and in each such event, the holder of the Subordinated Indebtedness shall be subrogated to the rights of the holder of Senior Indebtedness to receive any further payment or distribution in respect of or applicable to the Senior Indebtedness; and, for the purposes of such subrogation, no payment or distribution to the holder of Senior Indebtedness of any cash, Property or securities to which the holder of Subordinated Indebtedness would be entitled except for the provisions of this Agreement shall, and no payment over pursuant to the provisions of this Agreement to the holder of Senior Indebtedness by the holder of the Subordinated Indebtedness shall, as between Borrower and its creditors other than the holder of Senior Indebtedness and the holder of Subordinated Indebtedness, be deemed to be a payment by such Borrower to or on account of Senior Indebtedness.

14. Conflict. The terms, covenants and conditions of this Agreement shall govern in the event of any conflict between any term, covenant or condition of this Agreement and, on the one hand, any term, covenant or condition of any of the Subordinated Indebtedness Documents or, on the other hand, any term, covenant or provision of the Senior Indebtedness Documents.

15. Statement of Indebtedness to Subordinated Creditor. Borrower shall furnish to Senior Creditor, upon demand, a statement of the indebtedness owing from Borrower to Subordinated Creditor. Borrower shall furnish to Subordinated Creditor, upon demand, a statement of the indebtedness owing from Borrower to Senior Creditor.

16. Headings. The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

17. Termination. This Agreement shall terminate upon the Payment in Full of the Senior Indebtedness.

18. Intentionally Omitted.

19. Actions Upon Breach.

(a) If Senior Creditor or Subordinated Creditor, contrary to the terms of this Agreement, commences or participates in any action or Proceeding against Borrower or the Collateral, Borrower, with the prior written consent of the non-breaching creditor, may interpose as a defense or dilatory plea the making of this Agreement, and such non-breaching creditor may intervene and interpose such defense or plea in its or their name or in the name of the Borrower.

(b) Should Senior Creditor or Subordinated Creditor, contrary to the terms of this Agreement, in any way take, attempt to or threaten to take any action with respect to the Collateral (including, without limitation, any attempt to realize upon or enforce any remedy with respect to this Agreement), or fail to take any action required by this Agreement, the non-breaching creditor (in its own name or in the name of Borrower), as applicable, or Borrower, may obtain relief against such breaching creditor by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by each of the parties hereto that (i) the non-breaching creditor’s damages from the actions of the breaching creditor may at that time be difficult to ascertain and may be irreparable, and (ii) each of Senior Creditor and Subordinated Creditor waives any defense that Borrower and/or the non-breaching creditor, as applicable, cannot demonstrate damage and/or be made whole by the awarding of damages.

20. APPLICABLE LAW. THIS AGREEMENT, AND ALL MATTERS RELATING HERETO OR THERETO OR ARISING THEREFROM (WHETHER ARISING UNDER CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFONIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

21. JURISDICTION AND VENUE. EACH OF SUBORDINATED CREDITOR, SENIOR CREDITOR AND BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. EACH OF SUBORDINATED CREDITOR, SENIOR CREDITOR AND BORROWER EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH OF SUBORDINATED CREDITOR, SENIOR CREDITOR AND BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON SUCH PERSON BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT

REQUESTED, ADDRESSED TO SUCH PERSON AT THE ADDRESS SET FORTH IN SECTION 9 OF THIS AGREEMENT.

22. WAIVER OF RIGHT TO JURY TRIAL. EACH OF SUBORDINATED CREDITOR, SENIOR CREDITOR AND BORROWER (INCLUDING, WITHOUT LIMITATION, ANY PERSON THAT BECOMES A HOLDER OF SUBORDINATED INDEBTEDNESS OR A HOLDER OF SENIOR INDEBTEDNESS AFTER THE DATE HEREOF) HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH OF SUBORDINATED CREDITOR, SENIOR CREDITOR AND BORROWER (INCLUDING, WITHOUT LIMITATION, ANY PERSON THAT BECOMES A HOLDER OF SUBORDINATED INDEBTEDNESS OR A HOLDER OF SENIOR INDEBTEDNESS AFTER THE DATE HEREOF) ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT SUCH PERSON HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT SUCH PERSON WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH OF SUBORDINATED CREDITOR, SENIOR CREDITOR AND BORROWER (INCLUDING, WITHOUT LIMITATION, ANY PERSON THAT BECOMES A HOLDER OF SUBORDINATED INDEBTEDNESS OR A HOLDER OF SENIOR INDEBTEDNESS AFTER THE DATE HEREOF) WARRANTS AND REPRESENTS THAT SUCH PERSON HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

23. WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Santa Clara County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Santa Clara County, California; and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Santa Clara County, California Superior Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and orders applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to California Code of Civil Procedure § 644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

— Remainder of Page Intentionally Left Blank; Signature Pages Follow —

By Cowen Healthcare Royalty GP, LLC
Its General Partner

By:
Name:
Title:

SENIOR CREDITOR:

OXFORD FINANCE LLC, AS ADMINISTRATIVE AGENT AND LENDER

By:
Name:
Title:

LENDER: SILICON VALLEY BANK

By:
Name:
Title:

ACKNOWLEDGED AND AGREED

TO BY BORROWER:

ZOGENIX, INC.

By:
Name:
Title:

SIGNATURE PAGE TO SUBORDINATION AND INTERCREDITOR AGREEMENT

EXHIBIT A

Collateral

The “Collateral” consists of all of Borrower’s right, title and interest in and to the following personal property:

(a) All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, all certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

(b) All Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include more than 65% of the total combined voting power of all classes of stock entitled to vote the shares of capital stock (the “Shares”) of any Subsidiary of Borrower not incorporated or organized under the laws of one of the States or jurisdictions of the United States (in the event that Borrower demonstrates to Collateral Agent’s reasonable satisfaction that a pledge of more than sixty five percent (65%) of the Shares creates a present and existing adverse tax consequence to Borrower under the U.S. Internal Revenue Code).

Capitalized terms used and not defined in this Exhibit A have the meanings given to them in the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of California (the “Code”); provided, that, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect any security interest on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of California, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes on the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

EXHIBIT A TO SUBORDINATION AND INTERCREDITOR AGREEMENT

EXHIBIT C

FORM OF SECURITY AGREEMENT

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is made and entered into as of June 30, 2011, by and among Zogenix, Inc., a Delaware corporation (“Zogenix”), Zogenix Europe Limited, a company formed under the laws of the United Kingdom and a wholly-owned subsidiary of Zogenix, and Cowen Healthcare Royalty Partners II, L.P., a Delaware limited partnership (together with its Affiliates, “CHRP”).

RECITALS:

A. Zogenix and CHRP are parties to that certain Financing Agreement between CHRP and Zogenix of even date herewith (the “Financing Agreement”).

B. Zogenix has agreed pursuant to the terms of the Financing Agreement to enter into this Agreement, under which Zogenix grants to CHRP a continuing lien and security interest in and to the Collateral as security for the due performance and payment of all of Zogenix’s obligations to CHRP under the Financing Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Zogenix covenants, acknowledges, represents and warrants to and in favor of CHRP as follows:

SECTION 1. Definitions.

For purposes of this Agreement, capitalized terms used herein shall have the meanings set forth in Schedule 1 attached hereto.

SECTION 2. Grant of Security.

(a) Zogenix hereby grants to CHRP a continuing lien on and security interest in all property and assets now owned or hereafter arising or acquired by Zogenix, wheresoever located, and all right, title and interest of Zogenix therein (collectively, the “Collateral”), including, without limitation, the following:

(i) All Accounts, Chattel Paper (including Tangible Chattel Paper and Electronic Chattel Paper), Documents, Instruments, Promissory Notes, Commercial Tort Claims and contracts (including, without limitation, all claims for damages arising out of any breach of or default thereunder);

(ii) All Inventory;

(iii) All Equipment and all Fixtures (other than Excluded European Property, as defined in the Oxford Loan Documents);

(iv) All General Intangibles (including, without limitation, Payment Intangibles and domain names) and Software;

(v) All Trademarks, Patents, copyrights and trade secrets;

(vi) All cash, Deposit Accounts, Letter of Credit Rights, Supporting Obligations, Securities (whether certificated or uncertificated) and Investment Property;

(vii) All other Goods and personal property of Zogenix, whether tangible or intangible, now owned or hereafter acquired by Zogenix, wheresoever located;

(viii) all present and future books, Documents, invoices, records, data, databases, information, statements, correspondence, clinical data, test results, study results and regulatory filings and approvals, in each case, in any form whatsoever; and

(ix) all replacements, additions, accessions, substitutions, repairs, guaranties and securities for the foregoing, if any, and all Proceeds, products, rents and profits of or from any and all of the foregoing, all proceeds that constitute property, and, to the extent not otherwise included, all payments under insurance (whether or not CHRP is the loss payee or beneficiary thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing, in each case, in any form whatsoever.

(b) Without limiting the foregoing, the Collateral includes all of the right, title and interest of Zogenix in and to:

(i) the Revenue Interest, Revenue Interest Payments and the other Assigned Rights;

(ii) all License Agreements, including, without limitation, (1) all rights to receive moneys due or to become due under or pursuant to the License Agreements, (2) all rights to receive proceeds of any insurance, indemnity, warranty or guaranty claim with respect to the License Agreements, (3) all claims for damages arising out of any breach of or default under the License Agreements, and (4) all rights to terminate, amend, supplement, modify or exercise rights or options under the License Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder; and

(iii) the Included Products, Regulatory Approvals, and all Intellectual Property, including, without limitation, Patents, Trademarks, contracts, rights and licenses necessary or useful to manufacture, have manufactured, sell, have sold, market or have marketed the Included Products, including, without limitation, the Astellas Co-Promotion Agreement.

(c) Each item of Collateral listed in this Section 2 that is defined in Article 8 or Article 9 of the UCC shall have the meaning set forth in the UCC, it being the intention of Zogenix that the description of the Collateral set forth above be construed to include the broadest possible range of assets described herein.

Notwithstanding the foregoing, the Collateral shall not be deemed to include any property, if the granting of a security interest therein is contrary to applicable law, provided that upon the cessation of any such restriction or prohibition, such property shall automatically become part of the Collateral; provided that in no case shall the definition of Collateral exclude any Accounts, Proceeds of the disposition of any property, or General Intangibles consisting of rights to payment.

SECTION 3. Security for Obligations.

This Agreement secures, and the Collateral is collateral security for, the due and punctual payment or performance in full (including without limitation the payment of amounts that would become due but for the operation of the automatic stay under Subsection 362(a) of the Bankruptcy Code) of all Secured Obligations.

SECTION 4. Zogenix to Remain Liable.

Until the sale or transfer of the contracts included in the Collateral pursuant to foreclosure or the assumption by CHRP of the obligations of Zogenix under such contracts, (a) Zogenix shall remain liable under any contracts and agreements included in the Collateral to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by CHRP of any of its rights hereunder shall not release Zogenix from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) CHRP shall not have any obligation or liability under any contracts, licenses, and agreements included in the Collateral by reason of this Agreement, nor shall CHRP be obligated (i) to perform any of the obligations or duties of Zogenix thereunder, (ii) to take any action to collect or enforce any claim for payment assigned hereunder, or (iii) to make any inquiry as to the nature or sufficiency of any payment Zogenix may be entitled to receive thereunder.

SECTION 5. Representations and Warranties.

Zogenix represents and warrants as follows:

(a) Ownership of Collateral. Except for the Permitted Liens, and except as set forth in Schedule 5(a) hereto, Zogenix owns or has exclusive rights to the Collateral free and clear of any Liens, and has the power to transfer and grant the Liens and security interests granted hereunder. Except for instruments evidencing Liens established under the Senior Loan Documents, and except as may have been filed in favor of CHRP relating to this Agreement, no security agreement, financing statement, assignment, equivalent security, lien or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office.

(b) Validity. This Agreement creates a valid continuing lien on and security interest in and to the Collateral securing the payment and performance in full of the Secured Obligations. Upon the filing of appropriate UCC financing statements in the filing offices listed on Schedule 5(b) and any required filings with the United States Patent and Trademark Office and equivalent offices in other jurisdictions, all filings, registrations, recordings and other actions necessary or appropriate to create, preserve, protect and perfect the security interest priority of such security interest, in each case, in the United States, will have been accomplished and will create a perfected security interest therein prior to the rights of all other Persons therein, other than the rights of Oxford and SVB with respect to the Oxford Lien, if any, and free and clear of any and all Liens, other than the Permitted Liens.

(c) Authorization, Approval. Other than any authorization, approval or other action already received, no authorization, approval, or other action by, and no notice to or filing with, any government or agency of any government or other Person is required either (i) for the grant by Zogenix of the security interest granted hereby or for the execution, delivery and performance of this Agreement by Zogenix; or (ii) for the perfection of, and the priority (as set forth herein) of, the grant of the security interest created hereby or the exercise by CHRP of its rights and remedies hereunder, other than the filing of financing statements in the offices listed on Schedule 5(b) and any required filings with the United States Patent and Trademark Office and in any equivalent offices in other jurisdictions.

(d) Enforceability. This Agreement is the legally valid and binding obligation of Zogenix, enforceable against Zogenix in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or general equitable principles.

(e) Office Locations; Type and Jurisdiction of Organization; Good Standing. The chief place of business, the chief executive office, other locations of Zogenix and each office or location where Zogenix keeps the Collateral and records relating thereto are, as of the date hereof, located at the addresses set forth on Schedule 5(e); its type of organization (e.g., corporation), jurisdiction of organization and organization number provided by the applicable government authority of its jurisdiction of organization are listed on Schedule 5(e).

(f) Names. Zogenix (or any predecessor by merger or otherwise) has not, within the four (4) month period preceding the date hereof, had a different name from the name listed on the signature pages hereof.

(g) Event of Default. No Event of Default has occurred and is continuing and no event has occurred and is continuing and no condition exists that would, with notice or the lapse of time, or both, constitute an Event of Default.

(h) Financing Agreement Representations and Warranties. The representations and warranties of Zogenix set forth in Article III of the Financing Agreement are incorporated in this Section 5 by reference.

SECTION 6. Further Assurances.

From time to time, at its sole expense, Zogenix will promptly execute and deliver and will cause to be executed and delivered all further instruments and documents, and will take all further action, that may be reasonably necessary or desirable, or that CHRP may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable CHRP to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, subject to the rights of Oxford and SVB under the Intercreditor Agreement, if any, Zogenix will: (i) (A) execute and file, record or register such financing or continuation statements, or amendments thereto, (B) execute and deliver, and cause to be executed and delivered, agreements establishing that CHRP has “control” within the meaning of Article 9 of the UCC of specified items of Collateral, (C) execute and deliver such Intellectual Property Security

Agreements as are requested by CHRP within five (5) Business Days of any such request, (D) promptly, upon Zogenix’s knowledge thereof, deliver to CHRP notice of any Commercial Tort Claims it may bring against any person or entity, including the name and address of such person or entity, a detailed description of the facts, an estimate of Zogenix’s damages thereunder, copies of any complaint or demand letter submitted by Zogenix, and such other information as CHRP may request, and, upon request by CHRP, deliver any and all documentation required by CHRP to perfect its security interest in all rights of Zogenix in, to and under such Commercial Tort Claim and (E) deliver such other instruments or notices, in each case, as may be necessary or desirable, or as CHRP may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby, (ii) furnish to CHRP from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as CHRP may reasonably request, all in reasonable detail, including, without limitation, amendments to Schedules 3.12(a) to the Financing Agreement upon any material changes or additions thereto, (iii) at CHRP’s request, appear in and defend any action or proceeding that may affect the title of Zogenix to or CHRP’s security interest in all or any material part of the Collateral, and (iv) use commercially reasonable efforts to obtain any necessary consents of third parties to the perfection of a security interest to CHRP with respect to any Collateral or the exercise of any right hereunder or under the Financing Agreement or any Transaction Document. Zogenix hereby authorizes CHRP to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the further consent of Zogenix. In addition to and notwithstanding the foregoing, Zogenix hereby irrevocably constitutes and appoints CHRP, with full power of substitution, as its true and lawful attorney-in-fact, with full irrevocable power and authority in its place and stead and in its name or otherwise, from time to time in CHRP’s sole discretion, at Zogenix’s sole cost and expense, to take any and all appropriate action and to execute and deliver any and all documents and instruments which CHRP may deem reasonably necessary or advisable to accomplish the purposes of creating, perfecting, continuing and preserving an indefeasible continuing security interest in any and all of the Collateral in favor of CHRP, junior in priority only to the Oxford Lien.

(b) Zogenix agrees that a photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions. Zogenix agrees to furnish CHRP promptly upon request by CHRP, with any information that is requested by CHRP in order to complete such financing statements, continuation statements, or amendments thereto.

(c) Within five (5) Business Days of payment by CHRP of the Revenue Investment Advance, Zogenix will pay in full all of its obligations to General Electric Capital Corporation (“GE”), including, without limitation, all of the obligations of Zogenix to GE under that certain Master Loan and Security Agreement, dated as of March 5, 2007 (as amended from time to time, the “ GE Loan Agreement”) between GE and Zogenix.

(d) In furtherance and not in limitation of the foregoing, Zogenix, at Zogenix’s expense, will (i) within ninety (90) days of payment by CHRP of the Revenue Investment Advance provide evidence in form and substance reasonably satisfactory to CHRP of the release by GE of all Liens securing the obligations of Zogenix to GE under the GE Loan Agreement, (ii) within one hundred eighty (180) days of payment by CHRP of the Revenue Investment Advance cause each third party bailee of the Equipment included in the Collateral, wherever located and set forth on Schedule 6(d) hereof (which third party bailees are the only third party bailees that have delivered waivers regarding Equipment of Zogenix to Oxford or GE), to execute and deliver to CHRP a bailee agreement, in form and substance substantially as executed and delivered to Oxford and GE and provided to CHRP, (iii) within ninety (90) days of payment by CHRP of the Revenue Investment Advance execute and deliver, and cause to be executed and delivered, such instruments, documents or agreements, in form and substance reasonably satisfactory to CHRP (and substantially as executed and delivered to Oxford and GE with respect to the Equipment securing the obligations of Zogenix under their respective loan documents), reasonably required by CHRP for the creation, perfection or protection of any now-existing Equipment of Zogenix located outside the United States, provided that no additional third party waivers will be required with respect to such now-existing Equipment other than (A) any such waivers delivered to other lenders to Zogenix after the date hereof and (B) the agreements described in the foregoing clause (ii), and (iv) within ninety (90) days of payment by CHRP of the Revenue Investment Advance execute and deliver, and cause to be executed and delivered, all further instruments and documents, and will take all further action, that may be reasonably required by CHRP in order to create, perfect and protect any security interest granted or purported to be granted hereby with respect to all non-Equipment Collateral located outside of the United States, including, without limitation, Intellectual Property and pledges of stock in connection with any foreign Subsidiary of Zogenix.

Zogenix represents and warrants that all Equipment that is material to the Business (as defined in the Oxford Loan Documents) of Zogenix, together with all such Equipment that is in the possession of a third party bailee, is set forth on Schedule 6(d), and such schedule sets forth the location of the listed Equipment. Zogenix, at Zogenix’s expense, shall execute and deliver to CHRP, and authorize CHRP to file, such instruments, documents or agreements reasonably requested by CHRP, in form and substance reasonably acceptable to CHRP, to create or perfect a perfected Lien in the United Kingdom or any other country in the European Union in Equipment acquired by Zogenix after the date hereof with respect to which a security interest may be created and perfected in either such jurisdiction, upon each incremental acquisition by Zogenix, in one or more transactions, of Equipment in such jurisdiction having an aggregate value which exceeds $250,000 in any 12-month period beginning on the date hereof and any anniversary thereof. Zogenix shall amend Schedule 6(d) to reflect the acquisition of any Equipment material to the Business of Zogenix from time to time.

SECTION 7. Certain Covenants of Zogenix.

Zogenix shall:

(a) not use or permit any Collateral to be used unlawfully or in violation of any provision of the Transaction Documents or any applicable material statute, regulation or ordinance or any policy of insurance covering the Collateral;

(b) give CHRP twenty (20) Business Days’ prior written notice of any amendment to its certificate of incorporation or change in Zogenix’s name, identity or corporate structure or reincorporation, reorganization, or taking of any other action that results in a change of the jurisdiction of organization of Zogenix, and promptly inform CHRP of the creation of any new Subsidiary;

(c) give CHRP twenty (20) Business Days’ prior written notice of any change in its chief place of business, chief executive office or the offices where Zogenix keeps its records regarding the Collateral;

(d) pay promptly when due all taxes, assessments and governmental charges or levies imposed upon, and all claims against, the Collateral, except to the extent the validity thereof is being contested in good faith and Zogenix maintains reserves appropriate therefor under GAAP; provided that Zogenix shall in any event pay such taxes, assessments, charges, levies or claims not later than three (3) Business Days prior to the date of any proposed sale under any judgment, writ or warrant of attachment entered or filed against Zogenix or any of the Collateral as a result of the failure to make such payment; and

(e) at Zogenix’s expense, (i) maintain, preserve and protect all of its property necessary in the operation of its Business (as defined in the Oxford Loan Documents) in good working order and condition, ordinary wear and tear and Involuntary Dispositions (as defined in the Oxford Loan Documents) excepted, (ii) make all necessary repairs thereto and renewals and replacements thereof, (iii) use the standard of care typical in the industry in the operation and maintenance of its Facilities (as defined in the Oxford Loan Documents), and (iv) give CHRP ten (10) Business Days’ prior written notice of any change in location of Equipment included in the Collateral and material to the operation of Zogenix’s Business (as defined in the Oxford Loan Documents).

SECTION 8. Special Covenants With Respect to the Collateral.

(a) Zogenix shall:

(i) diligently keep records respecting the Collateral and at all times keep at least one (1) complete set of its records concerning such Collateral at its chief executive office or principal place of business;

(ii) not create, incur, assume, allow or cause to exist any Lien on any Collateral except for the Permitted Liens;

(iii) not Transfer, modify or abandon, or agree to Transfer, modify or abandon, any Collateral except as otherwise permitted under the Oxford Loan Documents or the Financing Agreement; and

(iv) not terminate any License Agreement except as otherwise permitted under the Financing Agreement.

(b) Zogenix shall faithfully perform all of its obligations with respect to its Intellectual Property as set forth in Section 5.08 of the Financing Agreement.

(c) Zogenix shall, concurrently with the execution and delivery of this Agreement, execute and deliver to CHRP five (5) originals of a Special Power of Attorney in the form of Exhibit I annexed hereto for execution of an assignment of the Collateral to CHRP, or the implementation of the sale or other disposition of the Collateral pursuant to CHRP’s good faith exercise of the rights and remedies granted hereunder; provided, however, CHRP agrees that it will not exercise its rights under such Special Power of Attorney unless an Event of Default has occurred and is continuing.

(d) Zogenix further agrees that a breach of any of the covenants contained in Sections 8(a)(ii), 8(a)(iii) and 8(b) above will cause irreparable injury to CHRP, that CHRP has no adequate remedy at law in respect of such breach and, as a consequence, that the covenants contained in Sections 8(a)(ii), 8(a)(iii) and 8(b) above shall be specifically enforceable against Zogenix, and Zogenix hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.

SECTION 9. Protection of Intellectual Property.

The covenants of Zogenix set forth in Section 5.08 of the Financing Agreement are incorporated in this Section 9 by reference. In the event an Event of Default exists, without limiting any of the rights and remedies of CHRP hereunder and under the Financing Agreement, CHRP may, and shall have the right (but not the obligation), to take such steps and institute such suits or proceedings as CHRP may deem advisable or necessary to prevent such acts and conduct and to secure damages and other relief by reason thereof, and to generally take such steps as may be advisable or necessary or proper for the full protection of the rights of the parties. In such event, CHRP may take such steps or institute such suits or proceedings in its own name or in the name of Zogenix or in the names of the parties jointly. CHRP shall give Zogenix notice of any steps taken, or any suits or proceedings instituted by it pursuant to this Section 9.

SECTION 10. Standard of Care.

The powers conferred on CHRP hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of good faith and of reasonable care in the accounting for moneys actually received by CHRP hereunder, CHRP shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. CHRP shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which CHRP accords its own property.

SECTION 11. Remedies Upon Event of Default.

(a) Subject to the rights of Oxford and SVB under the Intercreditor Agreement, if any, in the event of an Event of Default that is not cured or waived by CHRP, CHRP may exercise in respect of the Collateral (I) all rights and remedies provided for herein, under the Financing Agreement or otherwise available to it, (II) all the rights and remedies of a secured party on default under the UCC, in all relevant jurisdictions, and (III) the right to:

(i) demand and receive immediate payment in cash equal to an amount that, when taken together with the cumulative amount of cash payments made by Zogenix to CHRP pursuant to the Revenue Interest together with all Fixed Payments immediately prior to such Event of Default, shall equal the greater of (I) 150% of the Revenue Investment Advance and (II) an amount that would generate an internal rate of return to CHRP of 17.0% in respect of the Revenue Investment Advance;

(ii) require Zogenix to, and Zogenix hereby agrees that it will at its expense and upon request of CHRP forthwith, assemble all or part of the Collateral as directed by CHRP and make it available to CHRP at a place and time to be designated by CHRP;

(iii) personally or by agents or attorneys, with or without judicial process or the aid or assistance of others, to the extent permitted by law, enter upon any premises on or in which any of the Collateral may be located and immediately take possession of the Collateral or any part thereof, from Zogenix or any other person who has possession of any part thereof, and complete or have completed any activities with respect to all or any portion of the Collateral;

(iv) collect, foreclose, receive, appropriate, setoff or otherwise enforce or realize upon any and all Collateral, and exercise any and all rights of Zogenix under any of the Collateral, including, without limitation, any License Agreement or Material Contract;

(v) extend the time of payment of, compromise or settle for cash, credit and return, upon any terms or conditions, any and all Collateral which includes a monetary obligation and discharge or release the account Zogenix or other obligor, without affecting any of the Secured Obligations; and

(vi) sell, lease, license, transfer, assign, deliver or otherwise dispose of any and all Collateral at such prices or terms as CHRP may deem reasonable, for cash or credit or any other means of payment, with CHRP having the right to purchase the whole or any part of the Collateral at any public sale, all of the foregoing being free from any right or equity of redemption, appraisement, valuation, stay, extension, or moratorium of Zogenix, which right or equity of redemption and rights of appraisement, valuation, stay, extension or moratorium are hereby expressly waived and released by Zogenix. If any of the Collateral is sold or otherwise disposed of by CHRP upon credit terms or for future payment, the Secured Obligations shall not be reduced as a result thereof until payment therefore is finally collected by CHRP. If notice of disposition of Collateral is required by law, ten (10) days’ prior notice by CHRP to Zogenix designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Zogenix waives any other notice. In the event CHRP institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Zogenix waives the posting of any bond which might otherwise be required; and

(vii) apply the proceeds of the Collateral actually received by CHRP from any sale, lease, license, foreclosure or other disposition of the Collateral to payment of any of the Secured Obligations, in whole or in part (including attorneys’ fees and legal expenses incurred by CHRP with respect thereto or otherwise chargeable to Zogenix) and in such order as CHRP may elect, whether or not then due. Zogenix shall remain liable to CHRP for the payment on demand of any deficiency together with interest at a default rate that is the lower of (1) five hundred (500) basis points greater than the then-applicable annual rate under the Oxford Loan Documents or (2) the maximum rate permitted by law, and all costs and expenses of collection or enforcement, including reasonable attorneys’ fees and legal expenses.

(b) Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of an Event of Default, CHRP shall have the right (but not the obligation) to bring suit, in the name of Zogenix, CHRP or otherwise, to enforce rights in and to any Collateral, in which event Zogenix shall, at the request of CHRP, do any and all lawful acts and execute any and all documents required by CHRP in aid of such enforcement and Zogenix shall promptly, upon demand, reimburse and indemnify CHRP as provided in Section 13 hereof in connection with the exercise of its rights under this Section 11.

(c) Zogenix hereby grants to CHRP an irrevocable, non-exclusive license, subject to the then-existing or future rights of Licensees, if any, and the rights of Oxford and SVB with respect to the Oxford Lien, if any, exercisable upon an occurrence and during the continuation of an Event of Default without payment of royalty or other compensation to Zogenix, to use, transfer, license or sublicense any Intellectual Property now owned, licensed to, or hereafter acquired by Zogenix, to the extent necessary or useful to CHRP (in CHRP’s sole discretion) to exercise its rights with respect to the Collateral, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer and automatic machinery software and programs used for the compilation or printout thereof, and represents, promises and agrees that any such license or sublicense is not and will not be in conflict with the contractual or commercial rights of any third Person; provided, however that such license will terminate upon the payment in full of all Secured Obligations.

(d) CHRP shall be under no obligation whatsoever to marshal any Collateral, or to proceed first against any of the Collateral or other property which is security for the Secured Obligations before proceeding against any other of the Collateral. It is expressly understood and agreed that all of the Collateral or other property which is security for the Secured Obligations stands as equal security for all Secured Obligations, and that CHRP shall have the right to proceed against, sell or dispose of any or all of the Collateral or other property which is security for the Secured Obligations in any order, or simultaneously, as in its sole and absolute discretion it shall determine. To the extent permitted by applicable law, Zogenix irrevocably waives, and agrees that it will not invoke or assert, any law requiring or relating to the marshaling of collateral or any other law which might cause a delay in or impede the enforcement of CHRP’s rights under this Agreement or any other agreement.

(e) From time to time as requested by CHRP, at the sole expense of Zogenix, CHRP or its designee shall have access, prior to an Event of Default, during reasonable business hours and no more frequently than once per year without cause, as determined by CHRP in its reasonable discretion, and on or after an Event of Default, at any time and without limit during the continuance of an Event of Default, to all of the premises where Collateral is located for the purposes of inspecting (and upon the occurrence and during the continuation of an Event of Default, disposing and realizing upon) the Collateral, and all Zogenix’s books and records, and Zogenix shall permit CHRP or its designee to make such copies of such books and records or extracts therefrom as CHRP may reasonably request. Without expense to CHRP, CHRP may use such of Zogenix’s personnel, equipment, including computer equipment, programs, printed output and computer readable media, supplies and premises for the inspection of and, as applicable, realization on Collateral as CHRP, in its sole discretion, deems reasonably appropriate.

SECTION 12. Release of CHRP.

Zogenix hereby releases and exculpates CHRP, its officers, partners, directors, employees, agents, representatives and designees, from any liability arising from any acts under this Agreement or in furtherance thereof, whether as attorney-in-fact or otherwise, whether of omission or commission, and whether based upon any error of judgment or mistake of law or fact, except for gross negligence or willful misconduct as determined by a final and non-appealable order from a court of competent jurisdiction. In no event will CHRP have any liability to Zogenix for lost profits or other special, indirect or consequential damages or lost business opportunities, even if advised of the possibility of any or all of the foregoing. This Section 12 shall survive the termination of this Agreement and the discharge of Zogenix’s other obligations under this Agreement and the Financing Agreement.

SECTION 13. Expenses.

(a) Zogenix agrees to pay to CHRP upon demand the amount of any and all reasonable costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that CHRP may incur in connection with (i) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (ii) the exercise or enforcement of any of the rights of CHRP hereunder, or (iii) the failure by Zogenix to perform or observe any of the provisions hereof. Upon an Event of Default that continues, if Zogenix defaults in the performance of any of the provisions of this Agreement, any other Transaction Document, any License Agreement or Material Contract, CHRP may (but without any obligation to do so) perform same for Zogenix’s account. Any costs and expenses expended by CHRP under this Section 13, if not timely paid by Zogenix, shall be added to the Secured Obligations and chargeable with interest (at the highest rate provided herein) to Zogenix.

(b) The obligations of Zogenix in this Section 13 shall survive the termination of this Agreement and the discharge of Zogenix’ other obligations under this Agreement and the Financing Agreement.

SECTION 14. Continuing Security Interest; Termination and Release.

(a) This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the indefeasible payment and performance in full of the Secured Obligations (other than inchoate obligations that by their terms survive the termination of any Transaction Document), (ii) be binding upon Zogenix and its respective successors and permitted assigns, and (iii) inure, together with the rights and remedies of CHRP hereunder, to the benefit of CHRP and its successors, transferees and assigns. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Zogenix for liquidation or reorganization, should Zogenix become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Zogenix’s, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by CHRP, whether as a “voidable preference,” “fraudulent conveyance” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(b) Upon the occurrence of payment and performance in full of all Secured Obligations (other than inchoate obligations that by their terms survive the termination of any Transaction Document), the security interest granted hereby shall terminate and all rights to the Collateral shall be returned to Zogenix, provided, however, that CHRP acknowledges that the Liens granted hereunder shall be released on the Multiple Stepdown Date. Upon any such termination or event of release, Zogenix is hereby authorized to, and CHRP will, at Zogenix’s expense, execute and deliver, file or record such documents as Zogenix shall reasonably request or deem appropriate to evidence such termination or release.

SECTION 15. Amendments.

No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by Zogenix therefrom, shall in any event be effective unless the same shall be in writing and signed by CHRP and, in the case of any such amendment or modification, by Zogenix. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

SECTION 16. Notices.

All notices, consents, waivers and other communications hereunder shall be in writing and shall be delivered in accordance with Section 8.03 of the Financing Agreement.

SECTION 17. Failure or Indulgence Not Waiver; Remedies Cumulative.

No failure or delay on the part of CHRP in the exercise of any power, right remedy or privilege hereunder shall impair, prejudice or constitute a waiver of any such power, right, remedy or privilege or be construed as a waiver of any Event of Default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

SECTION 18. Severability.

If a court deems any part of this Agreement unenforceable, the parties agree that only the offending part shall be stricken and that the remaining parts shall be unaffected, and that any such stricken part of this Agreement shall be replaced by a valid provision which shall implement the commercial purpose of such stricken part.

SECTION 19. Headings and Captions.

The headings and captions in this Agreement are for convenience and reference purposes only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

SECTION 20. Governing Law; Jurisdiction.

(a) This Agreement shall be governed and construed in accordance with the laws of the State of New York, USA, without giving effect to any choice of law provisions thereof. Subject to Section 8.15 of the Financing Agreement, each party hereto hereby submits itself for the purpose of this Agreement and any controversy arising hereunder to the exclusive jurisdiction of the state and federal courts located in the County of New York, State of New York, USA, and any courts of appeal therefrom, and waives any objection on the grounds of lack of jurisdiction (including venue) to the exercise of such jurisdiction over it by any such courts.

(b) Each party hereto hereby irrevocably consents to the service of process out of any of the courts referred to in subsection (a) above of this Section 20 in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address set forth in the Financing Agreement. Each party hereto hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any suit, action or proceeding commenced hereunder or under any other Transaction Document that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of a party to serve process on the other party in any other manner permitted by law. In the event of any litigation under this Section 20, the prevailing party shall be entitled to reimbursement of any reasonable and documented out-of-pocket expenses (including reasonable fees and expenses of legal counsel) incurred by the prevailing party in connection with asserting or enforcing such action hereunder, including in the case CHRP is the prevailing party in connection with any Bankruptcy Event with respect to Zogenix and the non-prevailing party agrees to reimburse and indemnify the prevailing party for such expenses.

SECTION 21. Waiver of Jury Trial.

Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any action, proceeding, claim or counterclaim arising out of or relating to this Agreement or the transactions contemplated hereunder. This waiver shall apply to any subsequent amendments, renewals, supplements or modifications to this Agreement.

SECTION 22. Counterparts; Effectiveness.

This Agreement may be executed in two (2) or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. Any counterpart may be executed by facsimile or pdf signature and such facsimile or pdf signature shall be deemed an original.

SECTION 23. Successors and Assigns.

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Zogenix shall not be entitled to assign any of its obligations and rights under this Agreement without the prior written consent of CHRP. CHRP may assign without consent of Zogenix any of its rights under this Agreement without restriction.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

ZOGENIX, INC.

By:
Name:
Title:

ZOGENIX EUROPE LIMITED

By:
Name:
Title:

COWEN HEALTHCARE ROYALTY
PARTNERS II, L.P.

By Cowen Healthcare Royalty GP, LLC
Its General Partner

By:
Name: Todd C. Davis
Title: Managing Director

[SIGNATURE PAGE – SECURITY AGREEMENT]

SCHEDULE 1 TO

SECURITY AGREEMENT

DEFINITIONS

Capitalized terms used in this Agreement and not defined in this Schedule 1 shall have the meanings attributed thereto in the UCC.

“Affiliate” has the meaning set forth in the Financing Agreement.

“Agreement” has the meaning set forth in the opening recital of this Agreement.

“Assigned Rights” has the meaning set forth in the Financing Agreement.

“Astellas” has the meaning set forth in the Financing Agreement.

“Astellas Co-Promotion Agreement” has the meaning set forth in the Financing Agreement.

“Bankruptcy Event” has the meaning as set forth in the Financing Agreement.

“Business Day” has the meaning set forth in the Financing Agreement.

“CHRP” has the meaning set forth in the opening recital of this Agreement.

“Closing Date” has the meaning set forth in the Financing Agreement.

“Collateral” has the meaning set forth in Section 2 of this Agreement.

(i) “Event of Default” means:

(a) if Zogenix, without the prior written consent of CHRP:

(i) Transfers any of the Collateral other than as permitted under the Oxford Loan Documents and the Financing Agreement;

(ii) creates or permits to exist any Lien (other than the Permitted Liens) on any Collateral; or

(iii) materially fails to perform and fulfill its obligations under any License Agreement or Material Contract in accordance with the respective terms thereof.

(b) If an “Event of Default” under the Financing Agreement occurs.

CHRP agrees that the exercise by CHRP of its rights under this Agreement are subject in all respects to the rights of Oxford and SVB under the Intercreditor Agreement.

“Financing Agreement” has the meaning set forth in the recitals of this Agreement.

“Fixed Payment” has the meaning set forth in the Financing Agreement.

“Included Products” has the meaning set forth in the Financing Agreement.

“Intellectual Property” has the meaning set forth in the Financing Agreement.

“Intellectual Property Security Agreements” means any short-form security agreement or collateral assignment that CHRP requests be executed and delivered by Zogenix for filing in any jurisdiction in which Zogenix owns any Intellectual Property and/or Patents or Trademarks or domain names in order to perfect CHRP’s security interest in the Collateral in such jurisdiction, including without limitation, any collateral assignment of Patents, Trademarks or domain names, any License Agreement or memorandum of license agreement.

“Intercreditor Agreement” means that certain Subordination and Intercreditor Agreement dated the date hereof, among CHRP, Oxford and SVB (and acknowledged by Zogenix), as the same may be amended, restated or modified from time to time.

“License Agreement” has the meaning set forth in the Financing Agreement.

“Licensees” has the meaning set forth in the Financing Agreement.

“Lien” has the meaning set forth in the Financing Agreement.

“Material Adverse Effect” has the meaning set forth in the Financing Agreement.

“Material Contract” has the meaning set forth in the Financing Agreement.

“Multiple Stepdown Date” has the meaning set forth in the Financing Agreement.

“Oxford” means Oxford Finance LLC (as successor to Oxford Finance Corporation).

“Oxford Lien” means the valid and perfected Lien of Oxford and certain other lenders in, to and upon certain assets of Zogenix, securing the obligations of Zogenix to Oxford and such other lenders under the Oxford Loan Documents.

“Oxford Loan Agreement” means the Second Amended and Restated Loan and Security Agreement dated October 8, 2010, among Oxford, the lenders party thereto and Zogenix, as amended, restated, supplemented or modified from time to time.

“Oxford Loan Documents” means the Oxford Loan Agreement and the documents made in connection therewith, as each of the foregoing may be amended, restated, supplemented or modified from time to time.

“Patents” has the meaning set forth in the Financing Agreement.

“Permitted Liens” has the meaning set forth in the Financing Agreement.

“Person” has the meaning set forth in the Financing Agreement.

“Purchase Agreement” has the meaning set forth in the Financing Agreement.

“Regulatory Approval” has the meaning set forth in the Financing Agreement.

“Revenue Interest” has the meaning set forth in the Financing Agreement.

“Revenue Interest Payments” has the meaning set forth in the Financing Agreement.

“Secured Obligations” means, other than with respect to the obligations of Zogenix under the Warrants and the Purchase Agreement, all obligations, indebtedness and liabilities of every nature of Zogenix now or hereafter existing under or arising out of or in connection with the Financing Agreement, whether for fees, charges, damages, principal, interest (including without limitation interest that, but for the filing of a petition in bankruptcy with respect to Zogenix, would accrue on such obligations, whether or not a claim is allowed against Zogenix for such interest in the related bankruptcy proceeding), reimbursement of fees, expenses, indemnities or otherwise, whether voluntary or involuntary, due or not due, primary or secondary, secured or unsecured, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from CHRP as a preference, fraudulent transfer or otherwise, and all obligations of every nature of Zogenix now or hereafter existing under this Agreement.

“Subsidiaries” has the meaning set forth in the Financing Agreement.

“SVB” means Silicon Valley Bank.

“Territory” has the meaning set forth in the Financing Agreement.

“Trademarks” means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers of Zogenix adopted or claimed for its use anywhere in the world or hereinafter adopted, claimed or acquired, whether currently in use or not, and the goodwill associated therewith, all registrations and recordings thereof, and all applications in connection therewith, including those identified in Schedule 3.12(a)(2) to the Financing Agreement as it may be amended, supplemented or otherwise modified from time to time, and (b) all renewals thereof by Zogenix.

“Transaction Document” has the meaning as set forth in the Financing Agreement.

“Transfer” means any conveyance, sale, lease, transfer or other disposition.

“UCC” means the Uniform Commercial Code, as in effect on the date of this Agreement, in the State of New York.

“Warrants” has the meaning set forth in the Financing Agreement.

“Zogenix” has the meaning set forth in the opening recital of this Agreement and shall include any and all Subsidiaries of Zogenix, Inc., jointly and severally, unless the context otherwise requires.

SCHEDULE 5(a)

TO

SECURITY AGREEMENT

EXCEPTIONS TO COLLATERAL OWNERSHIP/EXCLUSIVITY

Non-exclusive license to certain manufacturing-related Intellectual Property under the Elan

Agreement (as defined in the Financing Agreement)

SCHEDULE 5(b)

TO

SECURITY AGREEMENT

FILING OFFICES

Delaware Secretary of State

SCHEDULE 5(e)

TO

SECURITY AGREEMENT

CORPORATE INFORMATION

Place(s) of Business and Chief Executive Office of Zogenix:

12671 High Bluff Drive, Suite 200, San Diego, CA 92130

5858 Horton Street, Suite 455, Emeryville, CA 94608

83 Victoria Street, Suite 407, London, UK SW1H OHW

Addresses of the Properties at which Zogenix Maintains Collateral:

See attached Annex A

Addresses of the Properties at which Zogenix Maintains Records Relating to the Collateral:

12671 High Bluff Drive, Suite 200, San Diego, CA 92130

5858 Horton Street, Suite 455, Emeryville, CA 94608

83 Victoria Street, Suite 407, London, UK SW1H OHW \

ZOGENIX, INC.

Jurisdiction of Organization: State of Delaware

Type of Organization: Corporation

Organizational Number: 4157281

ZOGENIX EUROPE LIMITED

Jurisdiction of Organization: United Kingdom

Type of Organization: Company

Organizational Number: 07275920

SCHEDULE 6(d)

TO

SECURITY AGREEMENT

EQUIPMENT LOCATED WITH THIRD PARTY BAILEES

Third Party Bailees Signatory to Third Party Bailee Waivers to Oxford and GE:

Dalau, Ford Road, Clacton-on-Sea, Essex, CO15 3D2 England

Dawson Shanahan, Unit 24, Cranborne Road, Potters Bar, Hertfordshire EN6 3JN, England

MGlas AG, Otto-Liebmann-Strasse 2, 97702 Munnerstadt, Germany

Nypro, Corke Abbey, Bray, CO, Dublin, Ireland

Patheon UK Limited, Kingfisher Drive, Covingham, Swindon, Wiltshire SN3 5BZ

Cardinal Health 105, Inc., 15 Ingram Boulevard, Suite 100, LaVergne, Tennessee 37086

EXHIBIT I TO

SECURITY AGREEMENT

SPECIAL POWER OF ATTORNEY

STATE OF ________________________	)
	)	ss.:
COUNTY OF ______________________	)

KNOW ALL MEN BY THESE PRESENTS, that ZOGENIX, INC. (“Zogenix”), hereby appoints and constitutes COWEN HEALTHCARE ROYALTY PARTNERS II, L.P. (“CHRP”) and each of its affiliates, its true and lawful attorney, with full power of substitution and with full power and authority to perform the following acts on behalf of Zogenix:

(a) upon the occurrence and during the continuance of an Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(b) upon the occurrence and during the continuance of an Event of Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (a) above;

(c) upon the occurrence and during the continuance of an Event of Default, to file any claims or take any action or institute any proceedings that CHRP may in its good faith sole discretion deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of CHRP with respect to any of the Collateral;

(d) to pay or discharge taxes or liens levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by CHRP in its reasonable commercial judgment, any such payments made by CHRP to become obligations of Zogenix to CHRP, due and payable immediately without demand;

(e) upon the occurrence and during the continuance of an Event of Default, to sign and endorse any invoices, drafts against Zogenix, assignments, verifications, notices and other documents relating to the Collateral; and

(f) upon the occurrence and during the continuance of an Event of Default, to prepare, file and sign Zogenix’ name on an assignment document in form acceptable to CHRP in its sole discretion necessary or desirable to transfer ownership of the Collateral to CHRP or an assignee or transferee of CHRP.

This Power of Attorney is made pursuant to a Security Agreement, dated as of June 30, 2011 between Zogenix and CHRP (the “Security Agreement”) and is subject to the terms and provisions thereof. Capitalized terms used and not defined herein have the meanings given to them in the Security Agreement. This Power of Attorney, being coupled with an interest, is irrevocable until all Secured Obligations are indefeasibly paid in full.

Date: June 30, 2011

ZOGENIX, INC.

By:
Name:
Title:

CERTIFICATE OF ACKNOWLEDGMENT OF NOTARY PUBLIC

STATE OF CALIFORNIA COUNTY OF

On                         , before me, the undersigned notary public, personally appeared                                                          , personally know to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

[Notary Seal, if any]:

(Signature of Notarial Officer)

Notary Public for the State of California

My commission expires:

ACKNOWLEDGMENT OF AGENT

BY ACCEPTING OR ACTING UNDER THE APPOINTMENT, THE AGENT ASSUMES THE FIDUCIARY AND OTHER LEGAL RESPONSIBILITIES OF AN AGENT.

[Typed or Printed Name of Agent]

[Signature of Agent]

EXHIBIT D

LEGAL OPINION OF LATHAM & WATKINS LLP (TRANSACTION OPINION – U.S.)

1. The Borrower is a corporation under the DGCL with corporate power and authority to enter into the Transaction Documents and perform its obligations thereunder. With your consent, based solely on certificates from public officials, we confirm that the Borrower is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the Arizona, California, Colorado, Georgia, Indiana, Maine, Massachusetts, Michigan, Minnesota, Missouri, Montana, New Jersey, New York, North Carolina, North Dakota, Ohio, Pennsylvania, Tennessee, Texas and Washington.

2. The execution, delivery and performance of the Transaction Documents by the Borrower have been duly authorized by all necessary corporate action of the Borrower and the Transaction Documents have been duly executed and delivered by the Borrower.

3. Each of the Transaction Documents constitutes a legally valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

4. The Security Agreement creates a valid security interest in favor of the Lender in that portion of the collateral described in Sections 2(a) and 2(b) of the Security Agreement in which the Borrower has rights and a valid security interest may be created under Article 9 of the NY UCC (the “UCC Collateral”), which security interest secures the Secured Obligations (as defined in the Security Agreement).

5. The Financing Statement is in appropriate form for filing in the Delaware Filing Office. Upon the proper filing of the Financing Statement in the Delaware Filing Office, the security interest in favor of the Lender in the Borrower’s rights in the UCC Collateral described in the Financing Statement will be perfected to the extent a security interest in such UCC Collateral can be perfected under the Delaware UCC by the filing of a financing statement in that office.

6. The execution and delivery of the Transaction Documents by the Borrower, and the the borrowing of the loan, granting of the security interest and issuance of the warrant thereunder, do not on the date hereof:

(i) violate the provisions of the Governing Documents;

(ii) violate any federal or New York statute, rule, or regulation applicable to the Borrower or the DGCL; or

(iii) require any consents, approvals, or authorizations to be obtained by the Borrower from, or any registrations, declarations or filings to be made by the Borrower with, any governmental authority under any federal or New York or California statute, rule or regulation applicable to the Borrower or the DGCL except (a) filings and recordings required in order to perfect or otherwise protect the security interests under the Loan Documents, and (b) any consents or approvals required in connection with a disposition of collateral including compliance with federal and state securities laws in connection with any sale of any portion of the collateral consisting of securities under such securities laws.

EXHIBIT E

LEGAL OPINION OF BOZICEVIC, FIELD & FRANCIS LLP (IP OPINION)

IP OPINION

1. To our knowledge, there are no legal or governmental proceedings which are expected to have a material adverse effect on the Company, pending with respect to the Patent Rights, and to our knowledge, no such proceedings are threatened or contemplated by governmental authorities or others; provided that we express no opinion as to any ex parte proceedings before the United States Patent and Trademark Office and foreign counterparts thereof (collectively, the “Patent Offices”).

2. To our knowledge, the Company is not infringing or otherwise violating any patent rights of others, and, we are unaware of any facts that would form a reasonable basis for a claim of such infringement or violation of any patent rights of others, and to our knowledge, there are no infringements by others of the Patent Rights or any basis to challenge the validity, enforceability or scope of the Patent Rights.

3. To our knowledge, there are no actions, suits, claims or proceedings of third parties to any ownership or inventorship interest with respect to the Patent Rights, and we are unaware of any facts that would form a reasonable basis for a claim of such infringement or challenges. To our knowledge the Company has not received any notice of infringement or conflict with the patent rights of others.

4. Based on an inspection of public records at the Patent Offices, the Company currently owns, and is the sole assignee of, the Patent Rights set forth on Schedule 3.12(a)(1) to the Disclosure Schedule and noted as owned by it and such Patent Rights are currently pending.

5. To our knowledge, all annuity, maintenance, renewal and other necessary fees related to the Patent Rights set forth on Schedule 3.12(a)(1) to the Disclosure Schedule have been timely paid;

EXHIBIT F

FORM OF OFFICER’S CERTIFICATE (ZOGENIX)

Dated as of June __, 2011

OFFICER’S CERTIFICATE

This Officer’s Certificate is delivered pursuant to Section 6.02(a) of the Financing Agreement, dated as of June __, 2011, (as amended, restated, supplemented or otherwise modified from time to time, the “Financing Agreement”), between Zogenix, Inc., a Delaware corporation (“Zogenix”), and Cowen Healthcare Royalty Partners, L.P., a limited partnership organized under the laws of the State of Delaware (“CHRP”). Capitalized terms used but not defined herein have the meanings given to them in the Financing Agreement.

The undersigned,                                 , a duly authorized officer of Zogenix, hereby certifies to CHRP as follows:

(a) Attached hereto as Annex 1 is a true and complete copy of resolutions duly adopted by the Board of Directors of Zogenix on June __, 2011, authorizing the execution, delivery and performance of the Transaction Documents. Such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption through and including the date hereof, are now in full force and effect, and are the only corporate proceedings of Zogenix now in force relating to or affecting the matters referred to therein.

(b) Attached hereto as Annex 2 is a true and complete copy of the Certificate of Incorporation, certified by the Delaware Secretary of State, and By-Laws of Zogenix, together with all amendments, modifications and restatements thereof. Such Certificate of Incorporation and By-Laws are in full force and effect as of the date hereof, have not been repealed or supplemented except as may be specifically set forth in Annex 2, and are not subject to pending proceedings to amend, repeal, supplement, surrender or cancel same, or to any agreement(s) among directors or officers of Zogenix, except as may be specifically disclosed in Annex 2.

(c) To the Knowledge of the undersigned, the conditions set forth in Section 6.02(a) of the Financing Agreement have been satisfied in all respects.

[CONTINUED ON NEXT PAGE]

(d) Each of the following persons is a duly elected or appointed, qualified and acting officer of Zogenix who holds the office or position set forth opposite such individual’s name, and is duly appointed by the resolutions attached hereto to execute and deliver documents on behalf of Zogenix. The specimen signature written opposite each such officer’s name is such officer’s genuine signature:

Name	Title	Signature

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first set forth above.

Name:

Title:

ANNEX 1

RESOLUTIONS OF

THE BOARD OF DIRECTORS OF

ZOGENIX, INC.

WHEREAS, the Board of Directors (the “Board”) of Zogenix, Inc. (the “Company”) has determined to, among other things, borrow the Revenue Investment Advance from Cowen Healthcare Royalty Partners, L.P. (“CHRP”) and assign, convey and transfer to CHRP the Assigned Rights, upon and subject to the terms and conditions of the Financing Agreement dated on or about June __, 2011 (the “Financing Agreement”), between the Company and CHRP, and to enter into the transactions contemplated therein and in the Transaction Documents delivered in connection

WHEREAS, the Board believes that it is in the best interests of the Company and its stockholders to enter into the Transaction Documents, to consummate the transactions contemplated therein, including, without limitation, assigning the Assigned Rights, making certain payments to be made to CHRP and evidencing and granting security for the due and prompt payment and performance of the obligations of the Company to CHRP under the Financing Agreement; and

WHEREAS, the Board has determined to amend that certain Second Amended Loan and Security Agreement dated as of October 8, 2010 among Oxford Finance LLC (successor in interest to Oxford Finance Corporation) and the other lenders party thereto (the “Loan Amendment”) in connection with the Financing Agreement and to enter into the transactions contemplated therein and in the related documents thereto, including but not limited to the Borrowing Resolutions (the “Borrowing Resolutions”); and

WHEREAS, the Board believes that it is in the best interests of the Company and its stockholders to enter into the Loan Amendment and to consummate the transactions contemplated therein; and

WHEREAS, the Board of the Company has considered a private placement (the “Offering”) of (a) the Company’s common stock, par value $0.001 (the “Common Stock”) and warrants exercisable into shares of Common Stock (the “CHRP Warrants”), to CHRP in connection with the Financing Agreement and (b) warrants exercisable into shares of Common Stock (the “Lender Warrants” and collectively with the CHRP Warrants, the “Warrants”) in connection with the Loan Amendment; and

WHEREAS, the Board, acting in good faith, believes it to be in the best interests of the Company and its stockholders to issue and sell to CHRP shares of Common Stock (“Shares”), for an aggregate purchase price of $1.5 million, and to issue the Warrants in an Offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) and

WHEREAS, capitalized terms used and not defined herein have the meanings given to them in the Financing Agreement;

NOW, THEREFORE, BE IT

THE FINANCING AGREEMENT

RESOLVED, that the forms, terms and provisions set forth in the Financing Agreement, the Assignment Agreement, the Security Agreement and the other Transaction Documents to which the Company will be party, substantially as presented to the Board, together with such other agreements, documents and instruments relating to the Transaction Documents and necessary or desirable to effect the transactions contemplated thereunder, be and are, in all respects, authorized, adopted, ratified and approved, together with such amendments, modifications or changes as the officer or officers of the Company signing the same shall approve, the signature or signatures of such officer or officers on the Transaction Documents and such other agreements, documents and instruments to be conclusive evidence of (a) the approval by the Board of all such amendments, modifications and changes, and (b) the authority of such officer or officers to execute and deliver the Transaction Documents and such other agreements, documents and instruments; and be it further

RESOLVED, that the Company is hereby authorized to enter into the transactions contemplated in the Financing Agreement and the other Transaction Documents, and to incur and perform its obligations and duties thereunder, including without limitation, assigning the Assigned Rights, entering into the Stock and Warrant Purchase Agreement dated on or about June __, 2011 (the “Purchase Agreement”) between the Company and CHRP and issuing the Shares and the Warrants to CHRP as set forth in the Purchase Agreement, and granting the security contemplated in the Security Agreement; and be it further

RESOLVED, that the officers of the Company be, and each of them acting alone hereby is, authorized, empowered and directed, in the name and on behalf of this Company, to execute and deliver each of the Transaction Documents and any such other agreements, documents and instruments relating to the Transaction Documents and necessary or desirable to effect the transactions contemplated thereunder, together with such amendments, modifications or changes as the officer or officers of the Company signing the same shall approve; and be it further

RESOLVED, that any officers or directors of the Company be, and they hereby are, authorized, empowered and directed to execute and carry out the transactions contemplated under the Transaction Documents in the name of and on behalf of the Company, and are permitted to incur fees and expenses on behalf of the Company; and be it further

THE OFFERING

RESOLVED, that the terms of the Offering, as presented to the Board, are hereby approved in all respects, and the Board hereby authorizes and approves the offering, issuance and sale to CHRP of the Shares and the issuance to CHRP and the Lenders of the Warrants; and be it further

RESOLVED, that the officers of the Company be, and each of them acting alone hereby is, authorized, empowered and directed, in the name and on behalf of this Company, to execute and cause a certificate or certificates evidencing the appropriate number of shares of Common Stock to be issued to CHRP, and such Shares, when issued and delivered in accordance with the terms and conditions provided for in the Purchase Agreement, against receipt of the consideration therefor, will be deemed to be and will be duly authorized and validly issued, fully paid and nonassessable and not subject to any pre-emptive rights or further call or assessments thereon, and any holder thereof shall not be liable for any further payment in respect thereof; and be it further

RESOLVED, that the appropriate number of shares of Common Stock be, and hereby are, reserved for issuance upon exercise of the Warrants, subject to adjustment as required pursuant to the Warrants; and be it further

RESOLVED, that any such shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”), when issued and delivered in accordance with the terms and conditions provided for in the Warrants, against receipt of the consideration therefor, will be deemed to be and will be duly authorized and validly issued, fully paid and nonassessable and not subject to any pre-emptive rights or further call or assessments thereon, and any holder thereof shall not be liable for any further payment in respect thereof; and be it further

RESOLVED, that American Stock Transfer & Trust Company is hereby designated and appointed as stock transfer agent with respect to the Shares and the Warrant Shares to be issued pursuant to the Transaction Documents; and be it further

RESOLVED, that the officers of the Company be, and each of them acting alone hereby is, authorized and empowered in the name and on behalf of the Company to enter into such agreements with such transfer agent as may be necessary, appropriate or advisable in order to effectuate the foregoing designation and appointment; and be it further

RESOLVED, that the appropriate officers of the Company be, and each of them acting alone hereby is, authorized, empowered and directed, on behalf of the Company, to prepare, or cause to be prepared, to execute, and to file or cause to be filed, any applications on behalf of the Company to the Financial Industry Regulatory Authority and the Nasdaq Stock Market, Inc. for the listing and designation on the Nasdaq Capital Market of the Shares and the Warrant Shares including, but not limited to, a Notification Form for Listing of Additional Shares, and that any of such officers be, and each hereby is, authorized to execute and deliver any and all papers and agreements, and to do any and all things which may be necessary or desirable or appropriate to effect such listing and designation; and be it further

RESOLVED, that the Company’s officers, and each of them, are authorized in the name and on behalf of the Company, to take any and all actions which they deem necessary or advisable in order to effect the registration or qualification (or exemption therefrom) of the Shares, the Warrants or the Warrant Shares under the blue sky or securities laws of any of the applicable jurisdictions, and in connection therewith to execute, acknowledge, verify, deliver, file or cause to be filed any notices, filings, consents to service of process, appointments of attorneys to receive service of process and other papers and instruments which may be required under such laws, and to take any and all further action which they deem necessary or advisable in order to maintain any such registration or qualification for as long as they deem necessary or as required by law; and be it further

RESOLVED, that each resolution required to be adopted in each such jurisdiction in order to effect such registration or qualification or to obtain such an exemption therefrom is hereby adopted, and the Secretary of the Company is directed to attach a copy of each resolution so adopted to the minutes of this meeting; and be it further

THE LOAN AMENDMENT

RESOLVED, that the forms, terms and provisions set forth in the Loan Amendment, substantially as presented to the Board, together with such other agreements, documents and instruments relating to the Loan Amendment and necessary or desirable to effect the transactions contemplated thereunder, be and are, in all respects, authorized, adopted, ratified and approved, together with such amendments, modifications or changes as the officer or officers of the Company signing the same shall approve, the signature or signatures of such officer or officers on the Loan Amendment and such other agreements, documents and instruments to be conclusive evidence of (a) the approval by the Board of all such amendments, modifications and changes, and (b) the authority of such officer or officers to execute and deliver the Loan Amendment and such other agreements, documents and instruments; and be it further

RESOLVED, that the Company is hereby authorized to enter into the transactions contemplated in the Loan Amendment and such other agreements, documents and instruments, including, but not limited to the Borrowing Resolutions attached hereto as Attachment A; and be it further

RESOLVED, that the officers of the Company be, and each of them acting alone hereby is, authorized, empowered and directed, in the name and on behalf of this Company, to execute and deliver the Loan Amendment and any such other agreements, documents and instruments relating to the Loan Amendment and necessary or desirable to effect the transactions contemplated thereunder, together with such amendments, modifications or changes as the officer or officers of the Company signing the same shall approve; and be it further

RESOLVED, that any officers or directors of the Company be, and they hereby are, authorized, empowered and directed to execute and carry out the transactions contemplated under the Loan Amendment in the name of and on behalf of the Company, and are permitted to incur fees and expenses on behalf of the Company; and be it further

RESOLVED, that the standard form of corporate resolution, if any, for entering into any Amendment, or any of the agreements, documents, certificates or instruments contemplated thereby, generally required by the Lenders thereunder is hereby adopted as the resolution of the Board, including, without limitation, the resolutions presented in the Borrowing Resolution attached hereto as Attachment A, and the Secretary of the Corporation be, and hereby is, authorized, empowered and directed to attach to these minutes a copy of such resolutions, if any, which resolutions shall be deemed to be adopted by the Board and incorporated in these minutes as a part of this action, and that the Secretary is hereby authorized and empowered to certify that any such form of resolutions has been adopted as part of this action.

GENERAL AUTHORITY

RESOLVED, that any and all actions, whether previously or subsequently taken by the officers of the Company which are consistent with the intent and purposes of the foregoing resolutions, shall be, and the same hereby are, in all respects, ratified, approved and confirmed; and be it further

RESOLVED, that each of the officers of the Company and such persons appointed to act on their behalf pursuant to the foregoing resolutions are hereby authorized and directed in the name of the Company and on its behalf to execute any additional certificates, agreements, instruments or documents, or any amendments and/or supplements thereto, or to do or to cause to be done any and all other acts as they shall deem necessary, appropriate or in furtherance of the full effectuation of the purposes of each of the foregoing resolutions and the transactions contemplated therein.

ANNEX 2

See Exhibits 3.5 and 3.7 to the Registrant’s Registration Statement on Form S-1/A, filed on October 12, 2010

EXHIBIT G

PURCHASE AGREEMENT

See Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q, filed on August 11, 2011

EXHIBIT H

FORM OF WARRANT

See Exhibit 4.12 to the Registrant’s Quarterly Report on Form 10-Q, filed on August 11, 2011

EXHIBIT I

FORM OF OFFICER’S CERTIFICATE (CHRP)

Dated as of June __, 2011

OFFICER’S CERTIFICATE

This Officer’s Certificate is delivered pursuant to Section 6.03(d) of the Financing Agreement, dated as of June __, 2011, (as amended, restated, supplemented or otherwise modified from time to time, the “Financing Agreement”), between Zogenix, Inc., a Delaware corporation (“Zogenix”), and Cowen Healthcare Royalty Partners, L.P., a limited partnership organized under the laws of the State of Delaware (“CHRP”). Capitalized terms used but not defined herein have the meanings given to them in the Financing Agreement.

The undersigned, Todd C. Davis, a Managing Director of Cowen Healthcare Royalty GP, LLC (“CHRGP”), the general partner of CHRP, hereby certifies to Zogenix as follows:

(a) CHRGP is the general partner of CHRP pursuant to the Limited Partnership Agreement of CHRP, as amended through the date hereof, and has full power and authority to execute the Transaction Documents on behalf of CHRP.

(b) Attached hereto as Annex 1 is a true and complete copy of resolutions duly adopted by the Managing Directors of CHRGP as of June __, 2011, authorizing the execution, delivery and performance of the Transaction Documents. Such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption through and including the date hereof, are now in full force and effect and are the only proceedings of CHRP or CHRGP now in force relating to or affecting the matters referred to therein.

(c) The following person holds the office or position of CHRGP set forth opposite such individual’s name, and is duly appointed by the resolutions attached hereto to execute and deliver documents on behalf of CHRP and CHRGP. The specimen signature written opposite such person’s name is such person’s genuine signature:

Name	Title	Signature
Todd C. Davis	Managing Director

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first set forth above.

Name: Todd C. Davis
Title: Managing Director

ANNEX 1

RESOLUTIONS OF

THE MANAGING DIRECTORS OF

COWEN HEALTHCARE ROYALTY GP, LLC

RESOLVED, that Cowen Healthcare Royalty Partners, L.P. (“CHRP”) enter into the transactions described in that certain Financing Agreement (the “Financing Agreement”), with Zogenix, Inc., a Delaware corporation (“Zogenix”), substantially in the form presented to the Investment Committee of Cowen Healthcare Royalty GP, LLC (“CHRGP”); and it is further

RESOLVED, that CHRGP, on behalf of CHRP, execute and deliver the Financing Agreement, substantially in the form of the agreement presented to the Investment Committee of CHRGP, and all Transaction Documents described in the Financing Agreement; and it is further

RESOLVED, that Todd C. Davis as a Managing Director of CHRGP, the general partner of CHRP, is hereby authorized and directed to execute all Transaction Documents with such terms and in such form as he, in his sole discretion, may deem necessary, appropriate or desirable to effectuate the foregoing resolutions; and it is further

RESOLVED, that, without further action by the Managing Directors of CHRGP, each of them is hereby authorized and empowered, in the name of and on behalf of CHRGP and CHRP, to execute and deliver all such further instruments and documents and take all such further actions as they may deem necessary, appropriate or desirable in order to implement and give effect to the foregoing resolutions and the intent and purposes thereof.

EXHIBIT J

JOINT PRESS RELEASE

Zogenix Enters $30 Million Royalty Financing Agreement

With Cowen Healthcare Royalty Partners

Includes an Additional $1.5 Million Equity Investment

SAN DIEGO, Calif., June 30, 2011 — Zogenix, Inc. (NASDAQ: ZGNX), a pharmaceutical company commercializing and developing products for the treatment of central nervous system disorders and pain, announced today that it has entered into a $30 million royalty financing agreement with Cowen Healthcare Royalty Partners II, L.P. (“Cowen Royalty”). In addition, Cowen Royalty will make an equity investment of $1.5 million in Zogenix common stock and will receive warrants exercisable for 10 years into 225,000 shares of Zogenix common stock at an exercise price of $9.00 per share.

Under the terms of the structured royalty financing agreement, Cowen Royalty will invest $30 million in exchange for 5%, stepping down to 0.5%, of worldwide annual net sales of SUMAVEL® DosePro®, Zohydro™ (hydrocodone bitartrate) extended-release capsules (previously known as ZX002) and other products developed or marketed by Zogenix, co-promotion revenue and out-license revenues generated by Zogenix during the agreement term, subject to certain exclusions. Cowen Royalty will also receive fixed payments totaling $30 million, the last of which is payable in the first quarter of 2017, with the royalty obligation continuing through the first quarter of 2018. Concurrent with this agreement, Zogenix amended its $25 million term loan with Oxford Finance Corporation and Silicon Valley Bank to defer principal repayment to February 1, 2012, eliminating $3.7 million of principal payments in 2011.

Roger Hawley, Chief Executive Officer of Zogenix commented, “We are very pleased to announce this royalty financing with Cowen Royalty. We believe this financing structure provides us with minimally dilutive capital which enables us to continue executing our operating plan. We are presently driving continued adoption of SUMAVEL DosePro, completing Phase 3 clinical development for Zohydro in anticipation of a New Drug Application (NDA) filing by early 2012, and leveraging our DosePro delivery platform for additional CNS products.”

Todd C. Davis, Managing Director of Cowen Royalty, stated, “Zogenix is ideally positioned to address unmet needs in the CNS and pain markets with its currently promoted product, SUMAVEL DosePro, which addresses the multi-billion dollar migraine market, as well as its development pipeline. Our investment with Zogenix fits our strategy of focusing on unique commercial stage products and companies with attractive risk/reward profiles.”

Leerink Swann LLC acted as financial advisor to Zogenix for this financing. Additional details on the agreement can be found in the Current Report on Form 8-K that will be filed by Zogenix with the Securities and Exchange Commission on or about the date hereof.

About Zogenix

Zogenix, Inc. (NASDAQ: ZGNX), with offices in San Diego and Emeryville, California, is a pharmaceutical company commercializing and developing products for the treatment of central nervous system disorders and pain. Zogenix’s first commercial product, SUMAVEL DosePro (sumatriptan injection) Needle-free Delivery System, was launched in January 2010 for the acute treatment of migraine and cluster headache. Zogenix’s lead product candidate, Zohydro (hydrocodone bitartrate), is a novel, oral, single-entity extended-release capsule formulation currently in Phase 3 clinical trials for the treatment of moderate to severe chronic pain in patients requiring around-the-clock opioid therapy.

For additional information, please visit www.zogenix.com.

About Cowen Healthcare Royalty Partners

Cowen Healthcare Royalty Partners is a global healthcare investment firm with more than $1.2 billion under management. The Firm invests principally in commercial-stage healthcare companies and products through drug royalty acquisitions and structured financings. Cowen Royalty’s investment team has over 100 years of healthcare related experience including principal investing, structured finance, healthcare industry senior management, Wall Street research and consulting, and scientific and clinical experience. For more information, visit www.cowenroyalty.com.

Forward Looking Statements

Zogenix cautions you that statements included in this press release and the conference call that are not a description of historical facts are forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “indicates,” “will,” “intends,” “potential,” “suggests,” “assuming,” “designed” and similar expressions are intended to identify forward-looking statements. These statements are based on the company’s current beliefs and expectations. These forward-looking statements include statements regarding: the continued adoption of SUMAVEL DosePro, the completion of the Phase 3 clinical trials for Zohydro, the filing of an NDA for Zohydro and the potential to add new products that may be paired with the DosePro delivery platform. The inclusion of forward-looking statements should not be regarded as a representation by Zogenix that any of its plans will be achieved. Actual results may differ from those set forth in this release due to the risk and uncertainties inherent in Zogenix’s business, including, without limitation: the market potential for migraine treatments, and Zogenix’s ability to compete within that market; inadequate therapeutic efficacy or unexpected adverse side effects relating to SUMAVEL DosePro that could prevent its ongoing commercialization, or that could result in recalls or product liability claims; Zogenix’s dependence on its collaboration with Astellas Pharma US, Inc. to promote SUMAVEL DosePro; the impact of any inability to raise sufficient capital to fund ongoing operations; the ability of Zogenix to ensure adequate and continued supply of SUMAVEL DosePro to successfully meet anticipated market demand; the progress and timing of Zogenix’s clinical trials; the potential that earlier clinical trials may not be predictive of future results; the potential for Zohydro to receive regulatory approval on a timely basis or at all; the potential for adverse safety findings relating to Zohydro to delay or prevent regulatory approval or commercialization; the ability of Zogenix and its licensors to obtain, maintain and successfully enforce adequate patent and other intellectual property protection of its products and product candidates and the ability to operate its business without infringing the intellectual property rights of others; and other risks described in Zogenix’s filings with the Securities and Exchange Commission.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Zogenix undertakes no obligation to revise or update this presentation to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

Zohydro is a trademark and SUMAVEL and DosePro are registered trademarks of Zogenix, Inc.

# # #

INVESTORS:

Zack Kubow | The Ruth Group

646.536.7020 | zkubow@theruthgroup.com

MEDIA:

Jason Rando | The Ruth Group

646.536.7025 | jrando@theruthgroup.com

EXHIBIT K

FORM OF PLEDGE AGREEMENT

PLEDGE AND SECURITY AGREEMENT

This Pledge Agreement (“Pledge Agreement”) is made as of the          day of July, 2011 by and between ZOGENIX, INC., a Delaware corporation (the “Pledgor”) with offices at 12671 High Bluff Drive, Suite 200, San Diego, CA 92130, and COWEN HEALTHCARE ROYALTY PARTNERS II, L.P., a Delaware limited partnership (the “Pledgee”), with offices at 177 Broad Street, Suite 1101, Stamford, CT 06901.

RECITALS:

A. Pledgee will make an advance to Pledgor of the sum of Thirty Million Dollars ($30,000,000) pursuant to the terms and conditions set forth in that certain Financing Agreement of even date herewith, between Pledgor and Pledgee (the “Financing Agreement”). All amounts due and payable by Pledgor to Pledgee under the Financing Agreement and the documents executed and delivered in connection therewith, whether in the form of Fixed Payments, Revenue Interest, fees, charges, costs, expenses, or otherwise, are hereinafter referred to as the “Obligations.”

B. It is a condition to the consummation of the transactions contemplated by the Financing Agreement that Pledgor’s obligations thereunder be secured by, among other things, the collateral described herein.

The parties agree as follows:

Section 1. Definitions. As used in this Pledge Agreement, the following capitalized terms shall have the meanings respectively assigned to them below, and capitalized terms not otherwise defined herein have the meanings set forth in the Financing Agreement.

“Equity Interest” means, with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of property of, such partnership, whether outstanding on the date hereof or issued hereafter, but excluding debt securities convertible or exchangeable into such equity.

“Financing Agreement” has the meaning set forth in Recital A.

“Obligations” has the meaning set forth in Recital A.

“Oxford Lien” means the valid and perfected Lien of Oxford Finance LLC (successor in interest to Oxford Finance Corporation, “Oxford”) in, to and upon certain assets of Pledgor, securing the obligations of Pledgor to Oxford under the Second Amended and Restated Loan and Security Agreement dated October 8, 2010, among Oxford, the Lenders party thereto and Pledgor, and the documents made in connection therewith, as each of the foregoing may be amended, restated, supplemented or modified from time to time.

“Pledge Agreement” has the meaning set forth in the introductory paragraph.

“Pledged Securities” means the Equity Interest in whatever form, set forth on Schedule B annexed hereto.

“Pledgee” has the meaning set forth in the introductory paragraph.

“Pledgor” has the meaning set forth in the introductory paragraph.

“Securities Act” means the Securities Act of 1933, as amended, as the same may hereafter be supplemented, modified or amended from time to time, and the rules and regulations promulgated thereunder, or any corresponding or succeeding provisions of applicable law.

“Securities Collateral” has the meaning set forth Section 2.

“Security Agreement” has the meaning set forth in Section 9(c).

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in the state of New York.

“ZGX Subsidiaries” means the Persons set forth in Schedule A annexed hereto, as the same may be amended from time to time.

Section 2. Pledge and Grant of Security Interest. As security for the payment and performance in full of all of the Obligations in accordance with their terms, Pledgor hereby pledges, assigns, transfers, grants, hypothecates and sets over unto Pledgee, grants to Pledgee a Lien on and security interest in all of Pledgor’s right, title and interest in, to and under the following personal property, in each case whether now existing or hereafter acquired or created, and whether constituting financial assets, investment property, general intangibles, securities, security entitlements, proceeds or otherwise: (a) all of the Pledged Securities; (b) all certificates, instruments, agreements and contract rights relating to the Pledged Securities; and (c) all Proceeds (as defined in the UCC) of the Pledged Securities (including, without limitation, all cash, cash equivalents, distributions, instruments, securities or other property) at any time and from time to time received, receivable, paid or otherwise distributed in respect of or in exchange for any or all of such Pledged Securities, whether in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination or split of interests, or otherwise (the items referred to in clauses (a) through (c) being collectively called the “Securities Collateral”).

Section 3. Delivery and Redelivery of Securities Collateral. Pledgor represents and warrants that it has delivered to Oxford all certificates and instruments evidencing or representing the Pledged Securities, properly endorsed in blank and in suitable form for transfer by delivery or accompanied by undated stock powers or instruments of transfer endorsed in blank.

Section 4. Representations and Warranties; Certain Covenants. Pledgor hereby represents, warrants and covenants to and with Pledgee that:

(a) Pledgor (i) is and will at all times during the term hereof continue to be the direct owner, beneficially and of record, of the Securities Collateral free and clear of all Liens (except for the Lien and security interest of Pledgee pursuant to this Pledge Agreement and of Oxford with respect to the Oxford Lien, if any), (ii) has made and will make no assignment, pledge, hypothecation, transfer or any disposition of, or create any Lien or other security interest in, the Securities Collateral (other than pursuant to the Oxford Lien and) and (iii) will cause any and all Securities Collateral, whether for value paid by Pledgor or otherwise, to be forthwith deposited with Pledgee and pledged and assigned hereunder, subject to the rights of Oxford with respect to the Oxford Lien, if any; provided, however, that upon release of the Oxford Lien, Pledgor agrees promptly to deliver, or cause to be delivered, to Pledgee any and all Securities Collateral together with any and all other certificates, instruments or documents representing or relating to transfer, possession or control of any of the Securities Collateral reasonably requested by and satisfactory to Pledgee.

(b) Pledgor (i) has good and indefeasible title, right and legal authority to enter into this Pledge Agreement and to pledge the Securities Collateral in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all attachments, Liens, claims, security interests or other impediments of any nature;

(c) no consent or approval of any governmental authority or other person or entity was or is necessary to the validity of the pledge effected pursuant to this Pledge Agreement;

(d) the Pledged Securities were, and once issued, will be, duly authorized and validly issued, fully paid and non-assessable, and were and will be acquired in a transaction in compliance with and either registered or exempt from registration under the Securities Act and other applicable laws. Subject to the rights of Oxford with respect to the Oxford Lien, if any, the Pledged Securities (i) are not and will not be subject to any warrant, option, put, call or other right to acquire, redeem, sell, transfer or encumber them, (ii) are not governed by or otherwise subject to any agreement, voting trust or similar agreement or arrangement, and (iii) other than as to securities laws of general application, are not limited or otherwise restricted in any way respecting assignability or transferability or any voting, distribution or other ownership right;

(e) no effective mortgage, deed of trust, financing statement, security agreement or other instrument similar in effect which is not a Transaction Document is on file or of record in the office of any Governmental Authority with respect to any Securities Collateral that has not been released prior to or in connection with this Pledge Agreement, except for instruments evidencing the Oxford Lien.

(f) the pledge effected hereby is effective to vest in Pledgee the rights of Pledgor in the Securities Collateral as set forth herein without any notice to, consent of or filing with any person, entity or governmental authority;

(g) this Pledge Agreement creates a valid security interest in favor of Pledgee for the benefit of Pledgee in the Securities Collateral;

(h) Pledgor shall give immediate notice to Pledgee of the creation or acquisition of new Subsidiaries by Pledgor and any change in the ownership interests of Pledgor in any now-existing or hereafter acquired Subsidiaries (and shall immediately amend Schedule A to reflect any such creation, acquisition or change). As of the date hereof, Pledgor owns 5,621,790 ordinary shares of Zogenix Europe Limited, constituting one hundred percent (100%) of the outstanding Equity Interests of Zogenix Europe Limited, and there are no other Subsidiaries of Pledgor. Except for the rights of Oxford with respect to the Oxford Lien, if any, there are no outstanding options or rights of any Third Party to acquire or subscribe for any such Equity Interests in any of the ZGX Subsidiaries, or securities or instruments convertible into or exchangeable or exercisable for any such Equity Interests.

(i) Pledgee will not have any liabilities or obligations under any Securities Collateral as a result of this Pledge Agreement, the exercise by Pledgee of its rights under this Pledge Agreement or otherwise, or any obligation to enforce any claim with respect to the Securities Collateral, or to take any other action with respect to the Securities Collateral;

(j) Pledgor keeps its corporate records, stock ledger and all records and documents relating to the Securities Collateral at 12671 High Bluff Drive, Suite 200 San Diego, CA 92130;

(k) no litigation, arbitration or administrative proceedings are pending or, to Pledgor’s knowledge, threatened, involving or affecting the Securities Collateral, and none of the Securities Collateral is subject to any order, writ, injunction, execution or attachment;

(l) Pledgor will take no action, and will not permit its Subsidiaries to take any action, that could cause any of the Securities Collateral to constitute “margin stock” within the meaning of Regulation U or X issued by the Board of Governors of the United States Federal Reserve System; and

(m) all representations, warranties and covenants of Pledgor contained in this Pledge Agreement shall survive the execution, delivery and performance of this Pledge Agreement until the termination of this Pledge Agreement in accordance with its terms and provisions.

Section 5. Additional Covenants.

(a) Additional Securities, Rights, Grants or Issuances. Subject to the rights of Oxford with respect to the Oxford Lien, if any, if Pledgor shall receive any of the following regarding the Securities Collateral: (i) any certificate representing a distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination or split of interests, promissory notes or other instruments; (ii) any option or right, whether as an addition to, substitution for, or an exchange for, any Securities Collateral or otherwise; (iii) any distributions payable in equity interests; or (iv) any distributions of equity interests in connection with a partial or total liquidation, dissolution or reduction of capital, capital surplus or paid-in surplus, then Pledgor shall receive such certificate, instrument, option, right or distribution in trust for the benefit of Pledgee, shall segregate it from Pledgor’s other property and shall deliver it forthwith to Pledgee in the exact form received accompanied by duly executed instruments of transfer or assignment in blank, in the form requested by Pledgee, to be held by Pledgee as Securities Collateral and as further collateral security for the Obligations. Pledgor shall not perform or cause to be performed any acts or omissions that would effect any change, amendment, impairment, substitution, or any of the events, transactions or circumstances in clauses (i) through (iv) above.

(b) Financing Statements. Pledgor hereby authorizes Pledgee to prepare and file such UCC financing statements (including renewal statements) or amendments thereof or supplements thereto or other instruments as Pledgee may from time to time deem necessary or appropriate in order to perfect and maintain the security interests granted hereunder in accordance with the UCC of the applicable jurisdiction. Pledgor shall execute and deliver to Pledgee such agreements, assignments or instruments (including affidavits, notices, reaffirmations and amendments and restatements of existing documents, as Pledgee may request) and do all such other things as Pledgee may deem necessary or appropriate to assure to Pledgee its security interests hereunder are perfected. To that end, Pledgor hereby irrevocably makes, constitutes and appoints Pledgee, Pledgee’s nominee or any other person whom Pledgee may designate, as Pledgor’s attorney-in-fact with full power of substitution, to effect any such financing statements, or amendments and supplements to financing statements, renewal financing statements, notices or any similar documents which in Pledgee’s discretion would be necessary, appropriate or convenient in order to perfect and maintain perfection of the security interests granted hereunder, such power, being coupled with an interest, being and remaining irrevocable so long as any of the Obligations remain outstanding. Pledgor agrees to mark its books and records to reflect the security interest of Pledgee in the Securities Collateral.

Section 6. Voting Rights; Distributions; etc.

(a) So long as no Event of Default shall have occurred and be continuing, Pledgor shall be entitled to fully exercise any and all voting and/or other consensual rights and powers that would otherwise accrue to an owner of the Pledged Securities or any part thereof for any purpose not inconsistent with the terms of the Transaction Documents and to receive and retain all dividends and other payments in respect of the Securities Collateral to the extent permitted by the Transaction Documents.

(b) Upon the occurrence and during the continuance of an Event of Default all rights of Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to clause (a) of this subsection shall automatically cease and all such rights shall, subject to the rights of Oxford with respect to the Oxford Lien, if any, thereupon become vested in Pledgee which shall then have the sole right in its discretion to exercise such voting and other consensual rights, and Pledgor hereby grants Pledgee or its nominees Pledgor’s irrevocable and unconditional proxy for this purpose.

(c) Upon the occurrence and during the continuance of an Event of Default, subject to the terms hereof and the rights of Oxford with respect to the Oxford Lien, if any, any and all dividends and other payments in respect of the Securities Collateral received by Pledgor will be held in trust for Pledgee, and Pledgor will keep all such amounts separate and apart from all other funds and property so as to be capable of identification as the property of Pledgee, and will deliver these amounts at such time as Pledgee may request to Pledgee in the identical form received, properly endorsed or assigned if required to enable Pledgee to complete collection.

Section 7. Remedies Upon Default.

(a) Upon the occurrence and during the continuance of an Event of Default, and subject to the terms and conditions of this Pledge Agreement and the other Transaction Documents, as applicable, Pledgee may, without obligation to resort to any other security, right or remedy granted under any other agreement or instrument, at any time or from time to time in its sole discretion, exercise any or all of the rights and remedies set forth herein without notice to Pledgor, except as required by law or any of the Transaction Documents, and charge, set-off and otherwise apply all or any part of the Securities Collateral against the Obligations or any part thereof, including any expenses due in accordance with the Financing Agreement.

(b) If an Event of Default shall occur and be continuing, then, in addition to all other remedies granted to it in this Pledge Agreement or in any other instrument or agreement securing, evidencing or relating to the Obligations, and subject to the rights of Oxford with respect to the Oxford Lien, if any, Pledgee may exercise all rights and remedies of a secured party under the UCC and under any other applicable law. Without limiting the generality of the foregoing, Pledgor expressly agrees that in any such event Pledgee, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of the time and place of a public sale or the time after a private sale) to or upon Pledgor or any other Person (all and each of which demands, advertisements and/or notices are hereby expressly waived to the fullest extent permitted by applicable law), may forthwith collect, receive, appropriate and realize upon the Securities Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or sell, demand, collect, take possession of, receipt for, settle, compromise, adjust, sue for, liquidate, foreclose, or otherwise dispose of and deliver such Securities Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker’s board or at Pledgee’s offices or elsewhere at such prices as it may deem best in its sole discretion, for cash or on credit or for future delivery without assumption of any credit risk. Pledgee shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales to purchase the whole or any part of such Securities Collateral so sold, free of any right or equity of redemption in Pledgor which right or equity of redemption is hereby waived and released to the maximum extent permitted by applicable law. In connection with any sale or other disposition of all or any part of the Securities Collateral, Pledgee may comply with any applicable state or federal law requirements and/or disclaim warranties of title, possession, quiet enjoyment or the like without affecting the commercial reasonableness of such sale or other disposition. Pledgor further agrees, at Pledgee’s request, to assemble the Collateral and to make it available to Pledgee at such places as Pledgee shall reasonably select, whether at Pledgor’s premises or elsewhere. Pledgee shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all costs and expenses of every kind incurred in connection with the foregoing or incidental to the care, safekeeping or otherwise of any or all of the Securities Collateral or in any way relating to the rights of Pledgee hereunder, including reasonable attorneys’ fees and legal expenses, to the payment in whole or in part of the Obligations, in such order as Pledgee may in its sole discretion elect, Pledgor remaining liable for any deficiency with respect to such costs and expenses remaining unpaid after such application, and only after so applying such net proceeds and after the payment by the Pledgee of any other amount required by any provision of law, including Section 9-615(a)(3) of the UCC, need Pledgee account for the surplus, if any, to Pledgor. To the extent permitted by applicable law, Pledgor waives all claims, damages and demands against Pledgee arising out of the repossession, retention or sale of the Securities Collateral and Pledgee shall not under any circumstances be liable for any punitive, consequential, or other special damages. Pledgee shall have, with respect to the Securities Collateral, in addition to any other rights and remedies that may be available to it at law or in equity or pursuant to this Pledge Agreement or any other Transaction Document or any other contract or agreement, all rights and remedies of a secured party under any applicable law, and it is expressly agreed that if Pledgee should proceed to dispose of or utilize the Securities Collateral, or any part thereof, in accordance with the provisions of said law, ten (10) days’ prior written notice by Pledgee to Pledgor shall be deemed to be reasonable notice under any such provision requiring such notice (provided that no prior notice shall be required for Securities Collateral that threatens to decline rapidly in value or that is of a type customarily sold on a recognized market). Pledgee shall not be obligated to make any sale of any Securities Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Securities Collateral shall have been given, and may, upon written notice, adjourn any public or private sale or cause the same to be adjourned from time by announcement at the time and place fixed for sale, upon at least ten (10) days’ additional prior notice, and such sale may be made at the time and place to which the same is so adjourned.

(c) Pledgor also agrees to pay all costs and expenses of Pledgee, including attorneys’ fees and disbursements, incurred with respect to the collection of any of the Obligations and the enforcement of any of Pledgee’s rights hereunder.

(d) Except as otherwise specifically provided herein, Pledgor hereby waives presentment, demand, protest or any notice (to the extent permitted by applicable law) of any kind in connection with this Pledge Agreement or any Securities Collateral.

(e) Pledgee shall not be required to marshal any present or future collateral security (including but not limited to the Securities Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, Pledgor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of Pledgee’s rights and remedies under this Pledge Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, Pledgor hereby irrevocably waives the benefits of all such laws.

(f) Pledgor acknowledges that any sale referred to above may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such sale shall be deemed to have been made in a commercially reasonable manner and that Pledgee shall have no obligation to delay sale of any such Securities Collateral for the period of time necessary to permit the issuer of such Securities Collateral to register such Securities Collateral for public sale under the Securities Act or other applicable law.

(g) In addition to the rights and remedies hereunder, and to the extent permitted under applicable law, upon the occurrence of an Event of Default, and during the continuation thereof, Pledgee may retain all or any portion of the Securities Collateral in satisfaction of the Obligations but only after providing the notices required by §§9-620 and 9-621 (or similar provision) of the UCC (or any successor sections of the UCC), and otherwise complying with the requirements of applicable law and only in the event that Pledgor does not exercise any right to object to such retention as provided by the UCC or applicable law. Unless and until Pledgee shall have provided such notices and complied with all applicable legal requirements, however, Pledgee shall not be deemed to have retained any Securities Collateral in satisfaction of any Obligations for any reason.

Section 8. Application of Proceeds of Sale. Subject to the rights of Oxford with respect to the Oxford Lien, if any, the proceeds of any sale of Securities Collateral pursuant to Section 7, as well as any Securities Collateral consisting of cash, shall be applied by Pledgee in accordance with the terms of the Financing Agreement. Pledgor irrevocably waives the right to direct the application of such payments and proceeds, and acknowledges and agrees that Pledgee shall have the continuing and exclusive right to apply and reapply any and all such payments and proceeds in Pledgee’s sole discretion, notwithstanding any entry to the contrary upon any of its books and records.

Section 9. Continuing Security Interest; Pledgor’s Obligations Not Affected.

(a) This Pledge Agreement creates a continuing security interest in the Securities Collateral and will remain in full force and effect until the irrevocable and indefeasible payment in full of the ultimate balance of the Obligations, regardless of any intermediate payment or discharge in whole or in part.

(b) The obligations of Pledgor hereunder shall remain in full force and effect without regard to, and shall not be impaired by (i) any insolvency, bankruptcy, arrangement of or involving the Pledgor; (ii) any exercise or non-exercise, or any waiver, by the Pledgee of any right, remedy, power or privilege under or in respect of any of the Obligations or any security therefor (including this Pledge Agreement); (iii) any amendment or waiver of any of the terms of the Financing Agreement or any of the Obligations; (iv) any amendment or waiver of any of the terms of any instrument (other than this Pledge Agreement) securing any of the Obligations or (v) the taking of additional security for or any guaranty of any of the Obligations or the release or discharge or termination of any security or guaranty for any of the Obligations; whether or not the Pledgor shall have notice or knowledge of any of the foregoing.

(c) This Pledge Agreement is made in connection with that certain Security Agreement dated of even date herewith (the “Security Agreement”), between Pledgor and Pledgee. The Securities Collateral is a part of the “Collateral” under the Security Agreement, and in the event of any conflict between the terms hereof and the terms of the Security Agreement, the terms of the Security Agreement shall govern.

Section 10. Rights of Pledgee.

(a) Power of Attorney. In addition to other powers of attorney contained herein or in the Financing Agreement, Pledgor hereby designates and appoints Pledgee, on behalf of Pledgee, and each of its designees or agents, as attorney-in-fact of Pledgor, irrevocably and with power of substitution, with authority to take any or all of the following actions, subject to the rights of Oxford with respect to the Oxford Lien, if any, upon the occurrence and during the continuation of an Event of Default:

i   to demand, collect, settle, compromise, adjust and give discharges and releases concerning the Securities Collateral;

ii   to commence and prosecute any actions or proceedings for the purposes of collecting any of the Securities Collateral and enforcing any other right in respect thereof;

iii   to defend, settle, adjust or compromise any action, suit or proceeding brought with respect to the Securities Collateral and, in connection therewith, give such discharge or release;

iv   to pay or discharge taxes, security interests, or other Liens on or threatened against the Securities Collateral;

v   to direct any parties liable for any payment to make payment on account of the Securities Collateral directly to Pledgee or as Pledgee shall direct;

vi   to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Securities Collateral or the Obligations;

vii   to sign and endorse any drafts, assignments, proxies, consents, verifications, notices and other documents relating to the Securities Collateral;

viii   to authorize, execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, pledge agreements, affidavits, notices and other agreements, instruments and documents that Pledgee may determine necessary or appropriate in order to perfect and maintain the security interests and Liens granted in this Pledge Agreement and in order to fully consummate all of the transactions contemplated herein and in the Financing Agreement;

ix   to exchange any of the Securities Collateral upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Securities Collateral with any committee, depository, transfer agent, registrar or other designated agency upon such terms as Pledgee may determine;

x   to vote for a director, shareholder, partner, manager, or member resolution, or to sign any consent or instrument in writing, sanctioning the transfer of any or all of the Securities Collateral into the name of Pledgee or Pledgee’s nominee or into the name of any transferee to whom the Securities Collateral of Pledgor or any part thereof may be sold; and

xi   to do and perform all such other acts and things as Pledgee may deem to be necessary, proper or convenient in connection with this Pledge Agreement.

This power of attorney is a power coupled with an interest and shall be irrevocable for so long as any of the Obligations remain outstanding. Pledgee shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to Pledgee in this Pledge Agreement, and shall not be liable for any failure to do so or any delay in doing so. Pledgee shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on Pledgee solely to protect, preserve and realize upon its security interest in the Securities Collateral.

(b) Assignment by Pledgee. The Pledgee may from time to time assign its rights or obligations hereunder as provided in the Financing Agreement.

(c) Pledgee’s Duty of Care. Other than the exercise of reasonable care to ensure the safe custody of the Securities Collateral while being held by Pledgee hereunder, Pledgee shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that Pledgor shall be responsible for preservation of all rights in the Securities Collateral, and Pledgee shall be relieved of all responsibility for Securities Collateral upon surrendering it or tendering the surrender of it to Pledgor. Pledgee shall be deemed to have exercised reasonable care in the custody and preservation of the Securities Collateral in its possession if such Securities Collateral is accorded treatment substantially equal to that which Pledgee accords its own property, it being understood that Pledgee shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Securities Collateral, whether or not Pledgee has or is deemed to have knowledge of such matters or (ii) taking any steps or refraining therefrom to preserve rights against any other parties with respect to any Securities Collateral.

(d) Rights and Remedies. Pledgee is entitled to exercise all rights and remedies available to it at law or in equity in connection with this Pledge Agreement. The rights and remedies of Pledgee hereunder are several and cumulative at Pledgee’s discretion and may be exercised at Pledgee’s discretion. Pledgor waives any right it may have of first requiring Pledgee (or any trustee or agent on its behalf) to proceed against or enforce any other rights, security or other claim payment from before claiming from the Pledgor under this Agreement.

(e) Costs of Counsel. If at any time hereafter, Pledgee employs counsel or other experts or advisors to take action or make a response in connection with this Pledge Agreement, the Securities Collateral, or the Financing Agreement, Pledgor agrees to promptly pay upon demand any and all such costs and expenses of Pledgee, all of which costs and expenses shall constitute Obligations.

Section 11. Termination. This Pledge Agreement shall terminate, and all security interests in the Securities Collateral shall automatically terminate and be completely released, when all the Obligations have been indefeasibly and fully paid and satisfied, at which time Pledgee shall release and deliver to Pledgor, or to such person or entity as Pledgor shall designate, against receipt, such of the Securities Collateral (if any) as shall not have been sold or otherwise applied by Pledgee pursuant to the terms hereof and shall still be held by Pledgee under this Pledge Agreement. Any such release shall be without recourse to or representation or warranty by Pledgee and at the expense of Pledgor.

Section 12. Further Assurances. Pledgor agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, reassignments, agreements and instruments, as Pledgee may at any time reasonably request in connection with the administration and enforcement of this Pledge Agreement or with respect to the Securities Collateral or any part thereof, and with respect to the grant, release or termination of Pledgee’s security interest in any of the Securities Collateral, or otherwise in order better to assure and confirm unto Pledgee its rights and remedies under this Pledge Agreement and the Security Agreement.

Section 13. Notices. All notices, requests and demands to or upon the respective parties hereto shall be given in writing as set forth in Section 8.03 of the Financing Agreement.

Section 14. Choice of Law; Jurisdiction.

(a) This Pledge Agreement shall be governed by, and construed, interpreted and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

(b) Any legal action or proceeding with respect to this Pledge Agreement shall be brought in any state or federal court of competent jurisdiction in the state, county and city of New York. Each party hereby submits itself for the purpose of this Pledge Agreement and any controversy arising hereunder to the exclusive jurisdiction of the state and federal courts located in the County of New York, State of New York, USA, and any courts of appeal therefrom, and waives any objection on the grounds of lack of jurisdiction (including venue) to the exercise of such jurisdiction over it by any such courts.

(c) Each party hereto hereby irrevocably consents to the service of process out of any of the courts referred to in subsection (b) above of this Section 14 in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address set forth in Section 8.03 of the Financing Agreement. Each party hereto hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any suit, action or proceeding commenced hereunder that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of a party to serve process on the other party in any other manner permitted by law.

Section 15. Construction. No provision of this Pledge Agreement shall be construed against or interpreted to the disadvantage of any party hereto by reason of such party or its counsel having, or being deemed to have, structured or drafted such provision.

Section 16. Headings, Amendments, Waiver. Section and paragraph headings are for convenience only and shall not be construed as part of this Pledge Agreement. Any modification and amendment shall be in writing and signed by the parties, and any waiver of, or consent to any departure from, any representation, warranty, covenant or other term or provision shall be in writing and signed by each affected party hereto or thereto, as applicable. A waiver of a breach of any term, covenant or condition of this Pledge Agreement shall not operate or be construed as a continuing waiver of such term, covenant or condition, or breach, or of any other term, covenant or condition, or breach by such party. No failure to exercise and no delay in exercising any right, remedy, or power hereunder shall preclude any other or further exercise of any other right, remedy or power provided herein or by law or in equity.

Section 17. Entire Agreement. This Pledge Agreement represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

Section 18. Survival. All covenants, agreements, representations and warranties made by Pledgor herein or in the other Transaction Documents or in any certificate, report or instrument contemplated hereby or thereby shall survive any independent investigation made by Pledgee and the execution and delivery of this Pledge Agreement, and such certificates, reports or instruments and shall continue so long as any Obligations are outstanding and unsatisfied, applicable statutes of limitations to the contrary notwithstanding.

Section 19. Severability. Every provision of this Pledge Agreement is intended to be severable. If, in any jurisdiction, any term or provision hereof is determined to be invalid or unenforceable, (a) the remaining terms and provisions hereof shall be unimpaired, (b) any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such term or provision in any other jurisdiction, and (c) the invalid or unenforceable term or provision shall, for purposes of such jurisdiction, be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision. If a court of competent jurisdiction determines that any covenant or restriction, by the length of time or any other restriction, or portion thereof, set forth in this Pledge Agreement is unreasonable or unenforceable, the court shall reduce or modify such covenants or restrictions to those which it deems reasonable and enforceable under the circumstances and, as so reduced or modified, the parties hereto agree that such covenants and restrictions shall remain in full force and effect as so modified. In the event a court of competent jurisdiction determines that any provision of this Pledge Agreement is invalid or against public policy and cannot be so reduced or modified so as to be made enforceable, the remaining provisions of this Pledge Agreement shall not be affected thereby, and shall remain in full force and effect.

Section 20. Successors and Assigns; Assignment. All covenants, promises and agreements by or on behalf of the parties contained in this Pledge Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns; provided, however, that Pledgor shall not have the right to assign any of its rights or obligations hereunder without the prior written consent of Pledgee.

Section 21. Waiver of Jury Trial. THE PARTIES HERETO HEREBY WAIVE ANY AND ALL RIGHTS THAT THEY MAY NOW OR HEREAFTER HAVE UNDER THE LAWS OF THE UNITED STATES OF AMERICA OR ANY STATE TO A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING EITHER DIRECTLY OR INDIRECTLY IN ANY ACTION OR PROCEEDING BETWEEN PLEDGEE AND PLEDGOR OR THEIR SUCCESSORS AND ASSIGNS, OUT OF OR IN ANY WAY CONNECTED WITH THIS PLEDGE AGREEMENT. IT IS INTENDED THAT SAID WAIVER SHALL APPLY TO ANY AND ALL DEFENSES, RIGHTS, AND/OR COUNTERCLAIMS IN ANY ACTION OR PROCEEDINGS BETWEEN PLEDGOR AND PLEDGEE. PLEDGOR WAIVES ALL RIGHTS TO INTERPOSE ANY CLAIMS, DEDUCTIONS, SETOFFS OR COUNTERCLAIMS OF ANY KIND, NATURE OR DESCRIPTION IN ANY ACTION OR PROCEEDING INSTITUTED BY PLEDGEE WITH RESPECT TO THIS PLEDGE AGREEMENT, EXCEPT COMPULSORY COUNTERCLAIMS.

Section 22. Counterparts. This Pledge Agreement may be executed in one or more counterparts, and by facsimile or electronic signature, each of which when so executed, shall be deemed an original, but all of which shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Pledge and Security Agreement to be duly executed as of the date first above written.

PLEDGOR:

ZOGENIX, INC.

By:
Name:
Title:

PLEDGEE:

COWEN HEALTHCARE ROYALTY PARTNERS II, L.P.

By Cowen Healthcare Royalty GP, LLC, Its General Partner

By:
Name:	Todd C. Davis
Title:	Managing Director

[SIGNATURE PAGE – PLEDGE AND SECURITY AGREEMENT]

SCHEDULE A

Subsidiaries

Zogenix Europe Limited

SCHEDULE B

Pledged Securities

(A) 5,621,790 ordinary shares of Zogenix Europe Limited, representing 100% of all the issued and outstanding Equity Interests of Zogenix Europe Limited, and 100% of all future issued and outstanding Equity Interests of ZGX Europe Limited, (B) 100% of the issued and outstanding Equity Interests of any Subsidiary of Pledgor formed after the date hereof under the laws of a jurisdiction outside of the United States, its territories and possessions, and (C) 100% of the issued and outstanding Equity Interests of any Subsidiary of Pledgor formed after the date hereof under the laws of the United States.